UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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TechTeam Global, Inc.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TECHTEAM GLOBAL, INC.
27335 West 11 Mile Road
Southfield, Michigan 48033

September 15, 2010

Dear Stockholder:

On or about August 3, 2010, we first delivered to our stockholders a definitive proxy statement dated July 30, 2010 relating to a Special Meeting of Stockholders of TechTeam Global, Inc. (“TechTeam”) originally scheduled to be held on August 31, 2010, at 10:00 a.m. (local time), at The Langham Hotel, 250 Franklin Street, Boston, Massachusetts 02110 (the “Special Meeting”), to consider and vote upon the following proposals:

(i)	a proposal to adopt and approve that certain Stock Purchase Agreement dated as of June 3, 2010 (the “Stock Purchase Agreement”), by and among Jacobs Engineering Group Inc., Jacobs Technology Inc. (collectively, “Jacobs”) and TechTeam, and the consummation of the transactions contemplated by the Stock Purchase Agreement and all other agreements, documents, certificates and instruments contemplated thereby (the “Stock Sale”);

(ii)	a proposal to adjourn the Special Meeting, if necessary, to facilitate the approval of the preceding proposal, including to permit the solicitation of additional proxies if there were not sufficient votes at the time of the Special Meeting to approve the preceding proposal; and

(iii)	such other business as properly may come before the Special Meeting.

As discussed in the definitive proxy statement, TechTeam had previously requested from Jacobs a waiver of a condition precedent to Jacobs’ obligation to consummate the Stock Sale, which condition could not be satisfied prior to the closing of the Stock Sale. On August 27, 2010, Jacobs informed TechTeam by letter that Jacobs believed it had the right to terminate the Stock Purchase Agreement. Jacobs also stated that it continued to have an interest in acquiring TTGSI at a fair price that reflected its value, which it stated to be about $38 million.

On August 31, 2010, after consultation with Jacobs, the Special Meeting was convened for the sole purpose of having TechTeam’s stockholders consider the approval of the proposal to adjourn the Special Meeting to a later date in order to provide us with additional time to discuss with Jacobs the terms of a possible amendment to the Stock Purchase Agreement, including a revised net purchase price, revised escrow terms, and the waiver of certain conditions precedent to the parties’ respective obligations to consummate the Stock Sale, that could facilitate the consummation of the Stock Sale upon such revised terms. The adjournment proposal was approved by more than a majority of the shares of common stock present, in person or represented by proxy, at the Special Meeting and entitled to vote on this matter.

On September 14, 2010, the parties entered into Amendment No. 1 to Stock Purchase Agreement and Limited Waiver (the “Amendment”). The Amendment has the effect of, among other things, decreasing the net purchase price payable by Jacobs for TTGSI pursuant to the Stock Sale, from $59,000,000 to $43,000,000 and decreasing the aggregate amount to be placed in escrow accounts from $17,520,294 to $11,370,294, each subject to such additions, subtractions and other adjustments provided for by, and the other provisions set forth in, the Stock Purchase Agreement, the Amendment and the Escrow Agreement, as amended.

We agreed to reduce the net purchase price, as described above, following a reevaluation of the terms of the Stock Sale as a result of, among other things, the statements made by Jacobs in its August 27, 2010 letter, which indicated Jacobs’ unwillingness to waive the conditions precedent to its obligation to consummate the Stock Sale under the terms of the Stock Purchase Agreement absent a reduction in the purchase price. In connection with the Amendment, the parties also agreed to waive and modify certain conditions to their obligations to consummate the Stock Sale that had been contained in the Stock Purchase Agreement, which we believe increases the likelihood that the closing might occur.

The full text of the Amendment and the amended form of Escrow Agreement are included as Exhibits A and B, respectively, to the proxy statement supplement that accompanies this letter. For a chronological description of the material contacts and events relating to the Amendment, see “Update to Proposal 1 – Background of the Amendment.”

After careful consideration, our Board of Directors has unanimously approved the Amendment and determined that the Stock Purchase Agreement, as amended thereby, is expedient and in the best interests of us and our stockholders. Our Board of Directors has unanimously approved the Stock Sale (as so amended, the “Amended Stock Sale”) and unanimously recommends that you vote ‘‘FOR” the adoption and approval of the Amended Stock Sale.

The Special Meeting will be reconvened on Tuesday, September 28, 2010, at 10:00 a.m. (local time), at The Langham Hotel, 250 Franklin Street, Boston, Massachusetts 02110, for the purpose of approving the Amended Stock Sale. The record date for the Special Meeting has not changed. Only stockholders of record who owned shares of our common stock at the close of business on July 30, 2010, the record date for the Special Meeting, will be entitled to vote at the Special Meeting.

Attached to this letter is a supplement to the definitive proxy statement containing additional and updated information about us, the Amendment, the Amended Stock Sale and related matters. Please read this document carefully in its entirety. We also encourage you, if you have not done so already, to review carefully the definitive proxy statement that was previously sent to you. The proxy statement supplement is dated September 15, 2010 and is being first sent or given to TechTeam stockholders on September 15, 2010.

Pursuant to the Stock Purchase Agreement and the Amendment, the Amended Stock Sale must be approved by the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting. Therefore, an abstention or failure to vote will have the same effect as a vote against the approval of the Amended Stock Sale.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. IF YOU HAVE ALREADY DELIVERED A PROPERLY EXECUTED PROXY OR VOTING INSTRUCTION CARD, VOTED ELECTRONICALLY BY THE INTERNET OR BY TELEPHONE, OR OTHERWISE INSTRUCTED YOUR BROKER HOW TO VOTE YOUR SHARES, YOU DO NOT NEED TO DO ANYTHING UNLESS YOU WISH TO CHANGE YOUR VOTE OR REVOKE YOUR PROXY.

If you have not previously voted, or if you wish to change your vote, whether or not you plan to attend the Special Meeting, please complete, date, sign and return the enclosed proxy or voting instruction card as soon as possible in the envelope provided, or vote electronically by the Internet or by telephone as provided in the proxy statement and the accompanying supplement to the proxy statement. Voting by proxy will ensure your representation at the Special Meeting if you do not attend in person and does not deprive you of your right to attend the Special Meeting and vote your shares in person. If you attend the Special Meeting, you can revoke your proxy at any time before it is exercised at the Special Meeting and vote your shares personally by following the procedures described in the proxy statement and the accompanying supplement to the proxy statement.

If you have any questions about the accompanying proxy statement supplement or the Special Meeting or require assistance in submitting your proxy card, please contact TechTeam Global, Inc., Attention: Investor Relations, 27335 West 11 Mile Road, Southfield, Michigan 48033, or by calling us at (248) 357-2866; or The Altman Group, Inc., the firm assisting us in the solicitation of proxies, 1200 Wall Street West, Lyndhurst, New Jersey 07071, toll-free at (877) 283-0320. Banks and brokerage firms can call The Altman Group collect at (201) 806-7300.

On behalf of the Board of Directors, thank you for your cooperation and continued support as a stockholder of TechTeam.

Sincerely,

Seth W. Hamot
Chairman of the Board of Directors

TECHTEAM GLOBAL, INC.
27335 West 11 Mile Road
Southfield, Michigan 48033

NOTICE OF RECONVENED SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 28, 2010

TO OUR STOCKHOLDERS:

Notice is hereby given that a reconvened Special Meeting of Stockholders (the “Special Meeting”) of TechTeam Global, Inc. (the “Company”) will be held at The Langham Hotel, 250 Franklin Street, Boston, Massachusetts 02110, at 10:00 a.m. (local time) on Tuesday, September 28, 2010. The Special Meeting was initially convened and adjourned on Tuesday, August 31, 2010. The Special Meeting is being reconvened and held for the following purposes:

1.   To adopt and approve (a) that certain Stock Purchase Agreement dated as of June 3, 2010, as amended by that certain Amendment No. 1 to Stock Purchase Agreement and Limited Waiver, dated as of September 14, 2010 (collectively, the “Stock Purchase Agreement”), by and among Jacobs Engineering Group Inc., Jacobs Technology Inc. and the Company, (b) the consummation of the sale of all of the outstanding capital stock of TechTeam Government Solutions, Inc. to Jacobs Technology Inc. pursuant to the terms of the Stock Purchase Agreement, and (c) the consummation of all of the other transactions contemplated by the Stock Purchase Agreement and all other agreements, documents, certificates and instruments required to be delivered pursuant thereto (the matters described in clauses (a), (b) and (c) above being referred to collectively as the “Stock Sale Proposal”); and

2.   To transact such other business as may properly come before the Special Meeting, or any adjournment, postponement, continuation or rescheduling thereof.

The foregoing items of business are more fully described in the Company’s definitive Proxy Statement dated July 30, 2010, and Supplement No. 1 thereto dated September 15, 2010 (the “Supplement”). A copy of the Supplement accompanies this notice.

Our Board of Directors unanimously recommends that you vote “FOR” the approval of the Stock Sale Proposal. NO ACTION IS REQUIRED BY ANY STOCKHOLDER WHO HAS PREVIOUSLY SUBMITTED A PROXY OR PROVIDED VOTING INSTRUCTIONS TO SUCH STOCKHOLDER’S BROKER, BANK, FIDUCIARY, AGENT, CUSTODIAN OR OTHER NOMINEE, AND WHO DOES NOT WISH TO REVOKE SUCH PROXY OR CHANGE SUCH VOTING INSTRUCTIONS.

Stockholders who wish to vote or change their vote may do so using the enclosed proxy or voting instruction card or by voting by the Internet or telephone, as described in the Proxy Statement and the accompanying Supplement.

Only stockholders of record of the Company’s common stock, par value $.01 per share, as shown on the transfer books of the Company, at the close of business on July 30, 2010, are entitled to notice of, and to vote at, the Special Meeting or any adjournments, postponements, continuations or reschedulings thereof. No change in the record date with respect to the Special Meeting was made as a result of the adjournment thereof on August 31, 2010. A list of the stockholders as of the record date will be available for inspection by stockholders at the Company’s offices during business hours for a period of 10 days prior to the Special Meeting.

All stockholders are cordially invited to attend the Special Meeting in person. However, to ensure your representation at the Special Meeting, and regardless of whether you plan to attend the Special Meeting, you are urged to complete, sign, date and return the enclosed proxy or voting instruction card as promptly as possible in the postage prepaid envelope enclosed for that purpose or to vote by the Internet or telephone. Instructions on how to vote by the Internet or telephone are included in the Proxy Statement and the accompanying Supplement.

If you have any questions about the Proxy Statement, the accompanying Supplement or the Special Meeting, or you require assistance in submitting your proxy, please contact TechTeam Global, Inc., Attention: Investor Relations, 27335 West 11 Mile Road, Southfield, Michigan 48033, or by calling us at (248) 357-2866; or The Altman Group, Inc., the firm assisting us in the solicitation of proxies, 1200 Wall Street West, Lyndhurst, New Jersey 07071, toll-free at (877) 283-0320. Banks and brokerage firms can call The Altman Group collect at (201) 806-7300.

By order of the Board of Directors,

Michael A. Sosin
Corporate Vice President, Secretary and
General Counsel

September 15, 2010
Southfield, Michigan

NO ACTION IS REQUIRED BY ANY STOCKHOLDER WHO HAS PREVIOUSLY SUBMITTED A PROXY OR PROVIDED VOTING INSTRUCTIONS TO SUCH STOCKHOLDER’S BROKER, BANK, FIDUCIARY, AGENT, CUSTODIAN OR OTHER NOMINEE, AND WHO DOES NOT WISH TO REVOKE SUCH PROXY OR CHANGE SUCH VOTING INSTRUCTIONS.

IF YOU HAVE NOT ALREADY VOTED WITH RESPECT TO THE SPECIAL MEETING, OR YOU WISH TO CHANGE YOUR VOTE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE VOTE BY TELEPHONE OR THE INTERNET, OR BY COMPLETING, SIGNING, DATING AND RETURNING THE ACCOMPANYING PROXY OR VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE TODAY. SEE “THE SPECIAL MEETING -- VOTING” IN THE PROXY STATEMENT FOR FURTHER DETAILS.

IF YOU DO ATTEND THE SPECIAL MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY
AND VOTE YOUR SHARES IN PERSON.

TECHTEAM GLOBAL, INC.
27335 West 11 Mile Road
Southfield, Michigan 48033

SUPPLEMENT NO. 1 TO PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS

INTRODUCTION

General Information

This Supplement No. 1 to Proxy Statement (this “Supplement”) is being furnished to supplement the proxy statement dated July 30, 2010 of TechTeam Global, Inc. (the “Proxy Statement”) in connection with the solicitation of proxies by the Board for use at the Special Meeting of Stockholders of the Company and at any adjournment, postponement, continuation or rescheduling thereof, to be reconvened on Tuesday, September 28, 2010, at 10:00 a.m. (local time), at The Langham Hotel, 250 Franklin Street, Boston, Massachusetts 02110 (the “Special Meeting”), for the purposes set forth herein. Accompanying this Supplement is the Board’s proxy card or a voting instruction card for the Special Meeting, which you may use to indicate your vote on the proposal described in this Supplement. The Supplement is dated September 15, 2010 and is being first sent or given to TechTeam stockholders on or about September 15, 2010.

We are providing our stockholders with this Supplement because on September 14, 2010, we entered into Amendment No. 1 to Stock Purchase Agreement and Limited Waiver (the “Amendment”), which amended the Stock Purchase Agreement. This Supplement is being sent in order to give TechTeam stockholders an opportunity to consider and vote upon a proposal to approve the Stock Sale Proposal in light of the Amendment.

This Supplement is being sent or delivered to TechTeam stockholders who are eligible to vote at the Special Meeting. All holders of record of our Common Stock as of the close of business on July 30, 2010, which is the record date for the Special Meeting, are entitled to vote at the Special Meeting.

As discussed in the Proxy Statement, we had previously requested from Jacobs Technology a waiver of a condition precedent to Jacobs Technology’s obligation to consummate the Stock Sale, which condition could not be satisfied prior to the closing of the Stock Sale. On August 27, 2010, Jacobs informed TechTeam that Jacobs believed it had the right to terminate the Stock Purchase Agreement. The grounds for termination stated by Jacobs included, without limitation:

•	the failure of certain employees of TTGSI to remain employed with TTGSI;

•	the apparent inability of TechTeam to obtain certain consents required by the terms of the Stock Purchase Agreement;

•	Jacobs’ belief (based on information provided by TechTeam) that the deterioration in TTGSI’s business constituted a material adverse effect (as defined in the Stock Purchase Agreement); and

•	the apparent failure of TechTeam’s representations and warranties to remain true and correct as of the date of Jacobs’ letter, to the extent specified in the Stock Purchase Agreement.

The statements made by Jacobs in its August 27 letter indicated Jacobs’ unwillingness to waive the conditions precedent to its obligation to consummate the Stock Sale under the terms of the Stock Purchase Agreement absent a reduction in the purchase price. Jacobs also stated that it continued to have an interest in acquiring TTGSI at a fair price that reflected its value, which it stated to be about $38 million.

From August 28 to August 30, 2010, TechTeam and Jacobs had been negotiating the terms of an amendment to the Stock Purchase Agreement, but as of the Special Meeting date, those negotiations had not concluded. Therefore, on August 31, 2010, after consultation with Jacobs, the Special Meeting was convened for the sole purpose of having stockholders consider the proposal to adjourn the Special Meeting to a later date in order to provide us with additional time to discuss with Jacobs the terms of a possible amendment to the Stock Purchase Agreement, including the revised net purchase price, revised escrow terms and the waiver of conditions to the consummation of the Stock Sale, that could facilitate the consummation of the Stock Sale upon such revised terms. The adjournment proposal was approved by more than a majority of the shares of Common Stock present, in person or represented by proxy at the Special Meeting and entitled to vote on this matter at the Special Meeting. On September 14, 2010, we entered into the Amendment with Jacobs, whereby the Stock Purchase Agreement was amended as reflected thereby.

After careful consideration, our Board unanimously determined that the Stock Purchase Agreement, the Amendment and the Stock Sale are expedient and in the best interests of the Company and its stockholders. Our Board has unanimously approved the Stock Purchase Agreement, the Amendment and the Stock Sale.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE STOCK SALE PROPOSAL.

Stockholders are urged to read this Supplement carefully together with the Proxy Statement. The information contained in this Supplement replaces and supersedes any inconsistent information set forth in the Proxy Statement. If you need another copy of the Proxy Statement or this Supplement, please contact TechTeam Global, Inc., Attention: Investor Relations, 27335 West 11 Mile Road, Southfield, Michigan 48033, or call us at (248) 357-2866; or contact The Altman Group, Inc., the firm assisting us in the solicitation of proxies, 1200 Wall Street West, Lyndhurst, New Jersey 07071, toll-free at (877) 283-0320. Banks and brokerage firms can call The Altman Group collect at (201) 806-7300. The Proxy Statement and this Supplement may also be found on the Internet at http://www.proxyvote.com or http://www.sec.gov.

Unless the context otherwise requires, references throughout the Proxy Statement, as amended by this Supplement, to the Stock Purchase Agreement, the Stock Sale and the Stock Sale Proposal shall be to the Stock Purchase Agreement, the Stock Sale and the Stock Sale Proposal, respectively, as amended by the Amendment. Unless otherwise defined or the context otherwise indicates, other terms used throughout this Supplement have the meanings ascribed to them in the Proxy Statement.

Quorum and Voting

Under Delaware law, the presence of a quorum at the reconvened Special Meeting will be presumed to exist because a quorum was present when the Special Meeting was first convened on August 31, 2010. The holders of record of shares of our Common Stock as of the close of business on July 30, 2010 are entitled to vote at the Special Meeting. Holders of record of our Common Stock may vote in person at the Special Meeting in the manner set forth in the sections of the Proxy Statement entitled “The Special Meeting – Voting” and “The Special Meeting – Proxies.”

Revocability of Proxies

A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by:

•	filing a written notice of revocation with the Company’s Corporate Secretary at 27335 West 11 Mile Road, Southfield, Michigan 48033, before the Special Meeting;

•	submitting another properly completed proxy with a later date; or

•	attending the Special Meeting and voting in person.

Simply attending the Special Meeting will not constitute revocation of your proxy. If your shares are held in street name, the above-described options for revoking your proxy do not apply and you must instead follow the instructions of your broker, bank, fiduciary, agent, custodian or other nominee to revoke a previously given proxy. Stockholders may change their vote through the Internet at http://www.proxyvote.com by following the instructions printed on their proxy or voting instruction card, or by using the telephone number printed on their proxy or voting instruction card.

NO ACTION IN CONNECTION WITH THIS SUPPLEMENT IS REQUIRED BY ANY STOCKHOLDER WHO HAS PREVIOUSLY SUBMITTED A PROXY OR PROVIDED VOTING INSTRUCTIONS TO SUCH STOCKHOLDER’S BROKER, BANK, FIDUCIARY, AGENT, CUSTODIAN OR OTHER NOMINEE, AND WHO DOES NOT WISH TO REVOKE SUCH PROXY OR CHANGE SUCH VOTING INSTRUCTIONS.

The form of proxy accompanying this Supplement confers discretionary authority upon the named proxy holders with respect to any other matters which may properly come before the Special Meeting. As of the date of this Supplement, management knows of no such matters expected to come before the Special Meeting which are not referred to in this Supplement.

UPDATE TO SUMMARY TERM SHEET

This updated summary highlights selected information about the Stock Sale and the Amendment from this Supplement and may not contain all the information that is important to you. You should carefully read this entire Supplement and the Proxy Statement, including each of the exhibits thereto. The Amendment is attached as Exhibit A to this Supplement. Each item in this summary refers to the page of this Supplement on which the applicable subject is discussed in more detail.

The Stock Sale

Background of the Amendment (page S-20)

On August 27, 2010, Jacobs informed TechTeam by letter that Jacobs believed it had the right to terminate the Stock Purchase Agreement. The grounds for termination stated by Jacobs included, without limitation:

•	the failure of certain employees of TTGSI to remain employed with TTGSI;

•	the apparent inability of TechTeam to obtain certain consents required by the terms of the Stock Purchase Agreement;

•	Jacobs’ belief (based on information provided by TechTeam) that the deterioration in TTGSI’s business constituted a material adverse effect (as defined in the Stock Purchase Agreement); and

•	the apparent failure of TechTeam’s representations and warranties to remain true and correct as of the date of Jacobs’ letter, to the extent specified in the Stock Purchase Agreement.

Jacobs also stated that it continued to have an interest in acquiring TTGSI at a fair price that reflected its value, which it stated to be about $38 million. The statements made by Jacobs in its August 27 letter indicated Jacobs’ unwillingness to waive the conditions precedent to its obligation to consummate the Stock Sale under the terms of the Stock Purchase Agreement absent a reduction in the purchase price.
As a result of having received such letter, our Board began the process of negotiating the Amendment with Jacobs, which ultimately resulted in an agreed upon net purchase price of $43,000,000.

For a chronological description of the material contacts and events occurring after the date of the Proxy Statement and relating to the entering into the Amendment with Jacobs on September 14, 2010, see “Update to Proposal 1 – Background of the Amendment.”

Recommendation of Our Board of Directors (page S-22)

After careful consideration, our Board has determined that the Stock Purchase Agreement, as amended by the Amendment, and the transactions contemplated thereby, including the Stock Sale, are expedient and in the best interests of our stockholders. Our Board has unanimously approved the Stock Purchase Agreement, as amended, and the transactions contemplated thereby, including the Stock Sale. Accordingly, our Board unanimously recommends that you vote ‘‘FOR” the approval of the Stock Sale Proposal.

Reasons for Recommending that Stockholders Approve the Amended Stock Sale Proposal (page S-22)

In evaluating the Stock Sale, our Board consulted with our senior management, outside legal counsel and financial advisor. Our Board also consulted with outside legal counsel regarding its fiduciary duties, legal due diligence matters and the terms of the Stock Purchase Agreement, the Amendment and related agreements. After carefully considering these consultations and the other factors referenced in “Update to Proposal 1 – Reasons for Recommending that Stockholders Approve the Amended Stock Sale Proposal”, our Board concluded that the Stock Sale was expedient and in the best interests of TechTeam and our stockholders and unanimously recommended that our stockholders vote “FOR” the approval of the Stock Sale Proposal.

Opinion of Tech Team’s Financial Advisor (page S-24)

In connection with the Stock Sale, TechTeam’s financial advisor, Houlihan Lokey Capital, Inc., or Houlihan Lokey, delivered a written opinion, dated September 14, 2010, to our Board as to the fairness, from a financial point of view and as of the date of the opinion, to TechTeam of the $43,000,000 cash consideration to be received in the Stock Sale by TechTeam. The full text of Houlihan Lokey’s written opinion, dated September 14, 2010, which describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion, is attached to this Supplement as Exhibit D. Houlihan Lokey’s opinion was furnished for the use and benefit of our Board (in its capacity as such) in connection with its evaluation of the $43,000,000 cash consideration, only addresses the fairness, from a financial point of view, to TechTeam of such consideration and does not address any other aspect or implication of the Stock Sale.

The summary of Houlihan Lokey’s opinion in the Supplement is qualified in its entirety by reference to the full text of its written opinion. Houlihan Lokey’s opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party. Houlihan Lokey’s opinion was not intended to be, and does not constitute, a recommendation to our Board, any securityholder or any other person as to how to act or vote with respect to any matter relating to the Stock Sale.

Use of Proceeds of the Stock Sale (page S-34)

We estimate that the net cash proceeds to be received by us from the Stock Sale at closing will be approximately $31.6 million, after deducting the amounts to be paid into escrow accounts but not including estimated fees and expenses payable by us directly related to the Stock Sale. Fees and expenses directly attributable to the Stock Sale are estimated to be approximately $5.4 million, of which approximately $3.3 million have already been paid by us. The actual amount of net cash proceeds from the Stock Sale will vary from this estimate. We intend to use the net cash proceeds from the Stock Sale for, among other things, to pay off our current outstanding indebtedness under our existing credit facility, which as of August 31, 2010, was approximately $17.8 million. The net cash proceeds that we receive from the Stock Sale would also enable our Board to consider, from time to time, repurchasing Common Stock for cash as market and business conditions warrant. Further, the remaining net cash proceeds of the Stock Sale will be used for working capital, general corporate purposes and to selectively invest in the growth of our Commercial Business. While we may use some of the net cash proceeds to be received by us from the Stock Sale to pursue strategic business acquisitions related to the growth of our Commercial Business, no specific acquisition targets have been identified at this time.

Amendment No. 1 to Stock Purchase Agreement and Limited Waiver

Amended Purchase Price; Escrow (page S-35)

On September 14, 2010, we entered into the Amendment with Jacobs, which, among other things, amended the Stock Purchase Agreement to decrease the net purchase price payable by Jacobs Technology to us pursuant to the Stock Sale from $59,000,000 to $43,000,000. The Amendment also provided for a decrease in the amount of the aggregate cash payment of the net purchase price to be placed in escrow accounts from $17,520,294 to $11,370,294, which as a percentage of the net purchase price represents a decrease from 29.6% to 26.4%.

As a result of these changes, in exchange for the sale of all of the stock of TTGSI, we will be paid by Jacobs a net purchase price of $43,000,000, consisting of a base cash payment of $31,629,706 to be received at closing, plus a cash payment of $11,370,294 to be placed in escrow accounts, each subject to such additions, subtractions and other adjustments provided for by, and the other terms and provisions set forth in, the Stock Purchase Agreement and the Escrow Agreement. Of the $11,370,294 to be deposited into escrow, $8,600,000 will be held in an escrow account to secure the payment of any future indemnification claims that may be made by Jacobs against us during the 36-month period after the closing date, and $2,770,294 will be held in an escrow account to secure the payment to Jacobs by us of any post-closing net tangible book value adjustment that has the effect of reducing the net purchase price, as described in the Proxy Statement.

Other Covenants and Agreements (page S-36)

Amended Form of Escrow Agreement.  In connection with the Amendment, the form of the Escrow Agreement was amended to provide that, upon closing of the Stock Sale, the escrow agent will receive from the aggregate amount of the net purchase price, subject to the terms and conditions of the Stock Purchase Agreement and the Escrow Agreement, each as amended:

•	$8,600,000, which will be held in an escrow account to secure the payment of any future indemnification claims against us by Jacobs; and

•	$2,770,294, which will be held in an escrow account to secure any post-closing net tangible book value purchase price adjustment that would results in a reduction of the purchase price and a payment from us to Jacobs.

Pursuant to the Amendment and amended form of Escrow Agreement, on the first business day following the 24-month anniversary of the closing, the escrow agent will distribute to us an amount equal to $2,866,667 (instead of $4,916,667 as contemplated under the original Stock Purchase Agreement), reduced by all amounts previously paid out of the indemnification escrow fund with respect to indemnity claims and reduced by the amount of pending escrow claims. On the first business day following the 36-month anniversary of the closing, the escrow agent will distribute to us an amount, if any, equal to the sum of the amount remaining in the indemnification escrow fund minus the amount of all pending escrow claims.

Amended Form of Transitional Services Agreement.  In connection with the Amendment, the form of Transitional Services Agreement was amended as described in “Amendment No. 1 to Stock Purchase Agreement and Limited Waiver – Other Covenants and Agreements – Transitional Services Agreement.”

Conditions to Completion of the Stock Sale (page S-37)

Our and Jacobs’ obligations to complete the Stock Sale are subject to the satisfaction or waiver of certain conditions. In connection with the Amendment, some of such conditions were waived or modified as described below.

•	A condition to the completion of the Stock Sale related to our representations and warranties was modified to state that, except as set forth in an officer’s certificate we delivered to Jacobs upon signing the Amendment (the “Amendment Officer’s Certificate”), our representations and warranties in the Stock Purchase Agreement must be true and correct in all material respects as of June 3, 2010 and as of the date of the Amendment (but not as of the closing date), as if made on the date of the Amendment (except those representations and warranties that relate to a particular date or period, which need only be true and correct as of such date or for such period).

•	The condition to Jacobs’ obligation to complete the Stock Sale related to our making our closing deliveries and otherwise performing and complying in all material respects with all of our other covenants and obligations under the Stock Purchase Agreement was modified to provide exceptions for the information set forth in the Amendment Officer’s Certificate and any covenants or obligations under the Stock Purchase Agreement expressly waived by Jacobs in the Amendment.

•	The condition to Jacobs’ obligation to complete the Stock Sale relating to TTGSI not having entered into certain teaming agreements or similar contracts or government bids was amended to provide an exception for agreements, contracts or bids:

•	described in the Amendment Officer’s Certificate; or

•	that may be consented to by Jacobs in writing in advance and after the date of the Amendment.

As of September 14, 2010, and in reliance on and conditioned upon the effectiveness of the amendments to the Stock Purchase Agreement:

•	we and Jacobs waived the condition to our respective obligations to complete the Stock Sale that neither we nor Jacobs has become aware of any “organizational conflict of interest,” as defined under the Federal Acquisition Regulations, or similar impact on TTGSI or Jacobs, that would result from the consummation of the Stock Sale, with respect to one teaming agreement described in the Amendment;

•	Jacobs waived the following conditions to its obligation to complete the Stock Sale:

•	the requirement that we deliver an assignment of a specific office building lease described in the Amendment at the closing, which assignment must be delivered within 90 days after the closing;

•	our receipt of certain specified consents, as described in the Amendment, to the Stock Sale required to be obtained under the Stock Purchase Agreement;

•	no material adverse effect shall have occurred with respect to the Government Solutions Business, TechTeam or Jacobs;

•	no proceeding shall be pending or threatened by or on behalf of Jacobs or any affiliate of Jacobs which could reasonably be expected to materially and adversely affect the Government Solutions Business, TTGSI or Jacobs (including, without limitation, any such proceeding relating to any alleged violation of, or non-compliance with, any applicable law or any allegation of fraud or intentional misrepresentation); and

•	the requirement that all of the TTGSI employees identified in the Stock Purchase Agreement must continue to be employed by TTGSI or shall not have indicated an intent not to remain employed by TTGSI or Jacobs after the closing pursuant to the terms of any employment agreement; and

•	we waived the condition to our obligation to complete the Stock Sale that no material adverse effect shall have occurred with respect to Jacobs Technology, us or the Government Solutions Business.

Indemnification; Survival of Indemnification Obligations (page S-38)

As a result of the reduction in the net purchase price pursuant to the Amendment, subject to certain exceptions set forth in the Stock Purchase Agreement, as amended:

•	our maximum liability for certain claims for indemnification for the first 24 months after the closing date was decreased from $14,750,000 to $8,600,000; and

•	our maximum liability for certain claims for indemnification for the period beginning on the first day of the 25th month after the closing date until the last day of the 36th month after the closing date was decreased from $9,833,333 to $5,733,333 (less the amount of claims in excess of $2,866,667 applied against the preceding cap within the first 24 months after the closing).

Termination of the Stock Purchase Agreement; Termination Fee and Reimbursement of Expenses (pages S-39 and S-40)

Pursuant to the Amendment, Jacobs no longer has the right to terminate the Stock Purchase Agreement if:

•	a material adverse effect (as defined in the Stock Purchase Agreement) has occurred with respect to the Government Solutions Business or any event or circumstance has occurred which could reasonably be expected to have a material adverse effect with respect to the Government Solutions Business or TechTeam;

•	any of our representations and warranties shall have been inaccurate as of June 3, 2010 or as of the date of the Amendment, if such inaccuracy has been disclosed in the Amendment Officer’s Certificate as of the date of the Amendment;

•	any of our representations and warranties shall have been inaccurate as of date subsequent to June 3, 2010 (as if made on such subsequent date) and the inaccuracy has not been cured by us within five business days after we receive written notice thereof and remains uncured at the time notice of termination is given, such that the closing condition with respect thereto would not be satisfied;

•	any of our covenants are breached such that the closing condition with respect thereto would not be satisfied, so long as (i) such breach was disclosed in the Amendment Officer’s Certificate, or (ii) the breach of a covenant or condition was expressly waived by Jacobs pursuant to the Amendment; or

•	TTGSI enters into certain types of contracts that impermissibly restrict TTGSI’s ability to compete and which Jacobs reasonably believes would, individually or in the aggregate, materially and adversely affect Jacobs, its affiliates or TTGSI after the closing, so long as the contract was described in the Amendment Officer’s Certificate or was consented to in writing by Jacobs after the date of the Amendment.

Moreover, we can no longer terminate the Stock Purchase Agreement if:

•	a material adverse effect has occurred with respect to TechTeam or the Government Solutions Business, or any event or circumstance has occurred which could reasonably be expected to have a material adverse effect with respect to TechTeam or the Government Solutions Business; or

•	any of our representations and warranties shall have become inaccurate as of a date subsequent to June 3, 2010 (as if made on such subsequent date) such that the closing condition with respect thereto would not be satisfied.

In addition, as set forth in the Amendment, the Stock Purchase Agreement may be terminated upon providing written notice, by us or Jacobs, if the Stock Sale has not been completed on or before October 5, 2010 (instead of October 1, 2010), unless the failure of the closing to have occurred by that date is attributable to a failure by such party to perform any material obligation required to be performed at or prior to the closing under the Stock Purchase Agreement.

The termination fee that we must pay to Jacobs if the Stock Purchase Agreement is terminated under certain circumstances was reduced from $2,360,000 to $1,720,000 due to the reduction of the net purchase price that we will receive in connection with the Stock Sale.

Voting Agreements (page S-37)

On June 3, 2010, in order to induce Jacobs to enter into the Stock Purchase Agreement, Costa Brava Partnership III L.P. and Emancipation Capital, LLC, which beneficially owned in the aggregate approximately 18.3% of our outstanding Common Stock as of that date, entered into separate voting agreements with Jacobs. On September 14, 2010, these stockholders consented to the amendments to the Stock Purchase Agreement effected by the Amendment. As a result, under these voting agreements, each of these stockholders is required to, among other things, vote our Common Stock held by them “FOR” the Stock Sale Proposal at the Special Meeting. See “Amendment No. 1 to Stock Purchase Agreement and Limited Waiver – Other Covenants and Agreements – Voting Agreements.”

UPDATE TO QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE STOCK SALE

The following updated questions and answers briefly address some additional anticipated questions about the Special Meeting and the Stock Sale. These questions and answers may not address all information that may be important to you as a stockholder. You should still carefully read this entire Supplement and the Proxy Statement, including each of the exhibits to the Supplement and the Proxy Statement.

This Supplement is being furnished to the holders of our Common Stock in connection with our solicitation of proxies for use at the Special Meeting.

The Special Meeting

Why am I receiving this Supplement?

We sent you this Supplement because you held shares of our Common Stock as of July 30, 2010, the record date for the Special Meeting, which was originally convened on August 31, 2010 and has been adjourned until Tuesday, September 28, 2010. Our Board is continuing to solicit proxies to vote at the Special Meeting.

On September 14, 2010, we and Jacobs amended the Stock Purchase Agreement to provide for, among other things, a reduction in the net purchase price payable by Jacobs to us in the Stock Sale from $59,000,000 to $43,000,000. The Amendment also provides for a decrease in the amount of the aggregate cash payment of the net purchase price to be placed in escrow accounts from $17,520,294 to $11,370,294. This Supplement provides information about the changes to the Stock Purchase Agreement and the impact of such changes on the Stock Sale, and serves to supplement the Proxy Statement, which was first sent or given to TechTeam stockholders on or about August 3, 2010.

Why was the Special Meeting called and adjourned on August 31, 2010?

On August 27, 2010, Jacobs informed TechTeam by letter that Jacobs was unwilling to waive the conditions precedent to its obligation to consummate the Stock Sale under the terms of the Stock Purchase Agreement, absent a reduction in the purchase price.

On August 31, 2010, after consultation with Jacobs, the Special Meeting was convened for the sole purpose of having our stockholders consider a proposal to adjourn the Special Meeting to a later date in order to provide us with additional time to discuss with Jacobs the terms of a possible amendment to the Stock Purchase Agreement that could facilitate the consummation of the Stock Sale upon revised terms agreed to by the parties, including a reduction of the net purchase price for TTGSI. That adjournment proposal was approved by more than a majority of the shares of Common Stock present, in person or represented by proxy, at the Special Meeting and entitled to vote on this matter.

When and where will the Special Meeting be reconvened?

The Special Meeting will be reconvened on Tuesday, September 28, 2010, at 10:00 a.m. (local time), at The Langham Hotel, 250 Franklin Street, Boston, Massachusetts 02110.

What proposals will be voted at the reconvened Special Meeting?

Our stockholders will be asked to approve the Stock Sale Proposal and to transact such other business as may properly come before the Special Meeting.

Who is entitled to vote at the reconvened Special Meeting?

The record date for the Special Meeting has not changed. Only holders of our Common Stock as of the close of business on July 30, 2010, the record date for the Special Meeting, will be entitled to vote at the Special Meeting.

Does our Board still support the Stock Sale?

Yes. On September 8, 2010, our Board unanimously approved the Stock Purchase Agreement, as amended, and the Stock Sale, and it unanimously recommended that our stockholders vote ‘‘FOR” the approval of the Stock Sale Proposal.

What should I do if I already voted using a proxy or voting instruction card that I was provided with earlier?

First, carefully read this Supplement and the Proxy Statement, including each of the exhibits to the Supplement and the Proxy Statement. If you have already submitted a proxy or voting instruction card to instruct a broker, bank, fiduciary, agent, custodian or other nominee through which you beneficially own your shares (meaning, your shares are held in “street name”), you do not need to do anything unless you wish to revoke your proxy or change your vote. You may revoke your proxy or change your vote as discussed below under “– How do I revoke my proxy or change my vote?” If your shares are held in “street name” by your broker, and you wish to change your vote, please refer to your voting instruction card or other information you may have received to determine how to instruct the record holder of your shares to vote your shares.

IF YOU HAVE ALREADY SUBMITTED A PROXY OR VOTING INSTRUCTION CARD AND YOU DO NOT REVOKE YOUR PROXY OR CHANGE YOUR VOTE, YOU WILL BE CONSIDERED TO HAVE VOTED ON THE STOCK SALE PROPOSAL AS INDICATED IN THE PROXY OR VOTING INSTRUCTION CARD YOU PROVIDED EARLIER, AND THE PROXIES IDENTIFIED IN THE PROXY OR VOTING INSTRUCTION CARD YOU PROVIDED EARLIER WILL VOTE YOUR SHARES AS INDICATED IN THAT PREVIOUSLY SUBMITTED PROXY OR VOTING INSTRUCTION CARD.

What should I do if I have not voted my shares?

First, carefully read this Supplement and the Proxy Statement, including each of the exhibits to the Supplement and the Proxy Statement. If your Common Stock is registered in your name, you are considered to be a record owner. All record owners may vote by the Internet, telephone, mail or in person at the Special Meeting, in accordance with the instructions provided in the Proxy Statement for voting by record owners. The deadline for stockholders of record to vote by telephone or electronically through the Internet is 11:59 p.m., Eastern Daylight Time, on September 27, 2010.

If your shares are held in street name, you will need to instruct the nominee as to how to vote your shares. You should have received information with this Supplement as to how to transmit your voting instructions. Under applicable rules, a broker with respect to shares held in street name may not be permitted to cast votes on the proposal to be brought at the Special Meeting unless the broker has timely received your voting instructions.

Whether or not you plan to attend the Special Meeting, we urge you to vote promptly using one of the methods described in the Proxy Statement to ensure your vote is received and counted. If you vote by telephone or electronically through the Internet, you do not need to return your proxy or voting instruction card.

If you are an employee of the Company who is a TechTeam stockholder through our Retirement Savings Plan (the “Plan”), you will receive a form of proxy with respect to all of your shares so registered. You have the right to direct the Trustee of the Plan how to vote the shares allocated to your account. If no instructions are given, your shares will not be voted.

REGARDLESS OF HOW YOU HOLD YOUR SHARES OF COMMON STOCK OR HOW MANY SHARES YOU OWN, YOUR VOTE IS VERY IMPORTANT. ACCORDINGLY, WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY OR VOTING INSTRUCTION CARD AS SOON AS POSSIBLE OR VOTE VIA THE INTERNET OR TELEPHONE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

How do I revoke my proxy or change my vote?

If you have previously submitted a proxy or voting instruction card, you may change your vote one or more times by completing and returning a new proxy card to the Company, by delivering to our Corporate Secretary a written instrument revoking the proxy or by voting in person at the Special Meeting. If you are permitted to vote by the Internet or telephone, you may also change your vote electronically by the Internet or telephone by following the procedures used to submit your initial vote. The last vote received chronologically will supersede any prior votes. You may request a new proxy card from the Company’s Corporate Secretary.

You may revoke a proxy before its exercise by filing a written notice of revocation with the Company’s Corporate Secretary at 27335 West 11 Mile Road, Southfield, Michigan 48033 before the Special Meeting. If your shares are held in street name, the above-described options for revoking your proxy do not apply and instead you must follow the instructions of your nominee to revoke previously given voting instructions.

What if other matters are presented for my consideration at the Special Meeting?

As of the date of this Supplement, we know of no matters that will be presented for determination at the Special Meeting other than the Stock Sale Proposal. If any other matters properly come before the Special Meeting calling for a vote of stockholders, proxies returned to us or voted by telephone or through the Internet will be voted in accordance with the recommendation of our Board or, in the absence of such recommendation, in the discretion of the proxy holders. The designated proxy holders are Gary J. Cotshott and Margaret M. Loebl.

How can I obtain additional copies of our proxy materials?

Stockholders who wish to receive, free of charge, a separate written copy of this Supplement or the Proxy Statement should submit a written request to TechTeam Global, Inc., Attention: Investor Relations, 27335 West 11 Mile Road, Southfield, Michigan 48033; by calling (248) 357-2866; or by visiting our Web site at http://www.techteam.com/investors. Please note that you may incur long-distance telephone charges in placing a telephonic request. Copies of the Supplement or the Proxy Statement may also be obtained from http://www.proxyvote.com.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These reports, statements and other information are available to the public on the Internet at the SEC’s website at http://www.sec.gov or at its Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. Our filings with the SEC are also available free of charge at http://www.techteam.com/investors.

Stockholders may also obtain separate written copies of this Supplement and the Proxy Statement, free of charge, by contacting The Altman Group, the firm assisting us in the solicitation of proxies, toll-free at (877) 283-0320. Banks and brokerage firms can call collect at (201) 806-7300.

The Stock Sale

What is the effect of the Amendment on the Stock Sale?

On September 14, 2010, the parties entered into the Amendment, which has the effect of, among other things, decreasing the net purchase price payable by Jacobs for TTGSI pursuant to the Stock Sale, before adjustments, from $59,000,000 to $43,000,000 and decreasing the amount of the aggregate cash payment of the net purchase price to be placed in escrow accounts from $17,520,294 to $11,370,294, each subject to such additions, subtractions and other adjustments provided for by, and the other terms and provisions set forth in, the Stock Purchase Agreement and the Escrow Agreement, each as amended. The parties also agreed to waive and modify certain conditions to closing that had been contained in the Stock Purchase Agreement, which we believe increases the likelihood that the closing might occur.

Of the amount of the net purchase price to be deposited into escrow, $8,600,000 (reduced from $14,750,000) will be placed in an escrow account to secure the payment by us to Jacobs of any indemnification claims that may be made by Jacobs during the 36-month period after the closing date, subject to the limitations and exclusions contained in the Stock Purchase Agreement, as amended. In addition, $2,770,294 will be placed in an escrow account to secure the payment by us to Jacobs of any post-closing net tangible book value adjustment that results in a reduction in the net purchase price. All amounts deposited into escrow accounts shall be held, invested and distributed only as provided in the Escrow Agreement, as amended.

Why did we agree to reduce the net purchase price in connection with the Stock Sale?

We agreed to reduce the net purchase price, as summarized in response to the immediately preceding question, following a reevaluation of the terms of the Stock Sale as a result of, among other things, the statements made by Jacobs in its August 27, 2010 letter. These statements indicated Jacobs’ unwillingness to waive the conditions precedent to its obligation to consummate the Stock Sale under the terms of the Stock Purchase Agreement absent a reduction in the purchase price.

In connection with the Amendment, we also agreed to waive and modify certain conditions to closing that had been contained in the Stock Purchase Agreement, which we believe increases the likelihood that the closing might occur.

What are the estimated net cash proceeds from the Stock Sale?

We estimate that the net proceeds to be received by us from the Stock Sale at closing will be approximately $31.6 million, after deducting the amounts to be paid into escrow accounts but not including estimated fees and expenses payable by us directly related to the Stock Sale. Fees and expenses directly attributable to the Stock Sale are estimated to be approximately $5.4 million, of which approximately $3.3 million have already been paid by us. The actual amount of net cash proceeds from the Stock Sale will vary from this estimate. See “Update to Proposal 1 – Use of Proceeds of the Stock Sale.”

How do we plan to use the net cash proceeds from the Stock Sale?

We intend to use the net proceeds from the Stock Sale for, among other things, to pay off our current outstanding indebtedness under our existing credit facility, which as of August 31, 2010, was approximately $17.8 million. Further, the remaining net proceeds of the Stock Sale will be used for working capital, general corporate purposes and to selectively invest in the growth of our Commercial Business. The net cash proceeds that we receive from the Stock Sale would also enable our Board to consider, from time to time, repurchasing Common Stock for cash as market and business conditions warrant. While we may use some of the net proceeds received by us from the Stock Sale to pursue strategic business acquisitions related to the growth of our Commercial Business, no specific acquisition targets have been identified at this time.

Who can help answer additional questions?

If you have additional questions about the Special Meeting or the Stock Sale or require assistance in submitting your proxy, you should contact us, as follows:

TechTeam Global, Inc.
Attention: Investor Relations
27335 West 11 Mile Road
Southfield, Michigan 48033
Telephone: (248) 357-2866

or

The Altman Group, Inc.
1200 Wall Street West
Lyndhurst, New Jersey 07071

Stockholders Call Toll-Free: (877) 283-0320
Banks and Brokerage Firms Call Collect: (201) 806-7300

Your vote is important, regardless of how many or how few shares you own. If you have not already voted on the stock sale proposal, and whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy or voting instruction card and return it in the enclosed postage-paid envelope today or vote by the Internet or telephone.

UPDATE TO CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING INFORMATION

In addition to historical information, this Supplement, including the exhibits attached hereto, contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements are not historical facts but rather are based on current expectations, estimates and projections about our business and industry, and our beliefs and assumptions. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “assume,” “may,” “seek to,” “will,” “would,” “should,” “could,” “guidance,” “potential,” “continue,” “project,” “forecast,” “confident,” “prospects,” “projections” and “plan,” and variations of these words and similar expressions, identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in this Supplement and the Proxy Statement. Factors, risks and uncertainties that may affect our ability to complete the Stock Sale and that could adversely affect our business, financial condition and operating results include, but are not limited to:

•	the failure to satisfy any of the conditions to completing the Stock Sale, including with respect to the required approval of our stockholders and other third parties;

•	the occurrence of any event, change or other circumstances that could result in the Stock Sale not being consummated;

•	the restrictions and limitations on the conduct of the Government Solutions Business prior to the consummation of the Stock Sale, which may delay or prevent us from pursuing business opportunities or other actions that could benefit us or the Government Solutions Business pending completion of the Stock Sale;

•	restrictions on our Board’s ability to solicit or engage in discussion or negotiations with, or provide information to, a third party regarding alternative transactions involving TTGSI;

•	the outcome of any legal proceedings instituted against us and others in connection with the proposed Stock Sale;

•	the failure of the Stock Sale to close for any other reason;

•	the termination fee and out-of-pocket expense reimbursements that we would be required to pay to Jacobs in the event of a termination of the Stock Purchase Agreement, as amended, under certain circumstances;

•	uncertainty as to the amount of the net tangible book value adjustment to the net purchase price for the acquisition of TTGSI, including our potential liability to Jacobs in the event of a net tangible book value adjustment that results in a reduction of the net purchase price;

•	the amount of the costs, fees, expenses and charges relating to the Stock Sale;

•	uncertainties related to the amount of our future indemnification obligations and other liabilities under the Stock Purchase Agreement, as amended, including our inability to receive some or all of the portion of the net purchase price that will be escrowed to secure our payment to Jacobs of such indemnification obligations, and that in certain cases the cap on our potential indemnification liability to Jacobs may be equal to the full purchase price;

•	uncertainties as to how the Stock Sale and the terms of the Stock Purchase Agreement, as amended, including the escrow and the indemnification provisions, may affect our ability to explore various strategic alternatives with respect to our Commercial Business;

•	our inability to recognize the anticipated benefits of the Stock Sale;

•	uncertainties related to our proposed strategy of separating the Government Solutions Business from the Commercial Business;

•	uncertainties regarding our Board’s review of potential strategic alternatives for the Commercial Business, the timing of such review and the outcome of such review;

•	our inability to successfully operate the Commercial Business after the Stock Sale on a stand-alone basis;

•	the fact that the Stock Sale will leave us as a significantly smaller public company, with fewer revenue-producing assets and a less-diversified business;

•	uncertainties as to the amount, if any, of our cash that our stockholders may receive in the future;

•	the implementation of our strategic repositioning and market acceptance of our refocused strategy;

•	quarterly fluctuations in our financial results;

•	our ability to exploit fully the value of our technology outsourcing services;

•	delays in the implementation of our business strategy or the development of new service offerings;

•	changes in a customer’s business or requirements thereof;

•	difficulties in providing service solutions for our customers;

•	the global economic recession and financial crisis;

•	the performance of our contracts by suppliers, customers and partners;

•	the difficulty of aligning expense levels with revenue changes;

•	complexities of global, national, regional and local political and economic developments; and

•	other risks, including but not limited to the items discussed in:

•	“Material Considerations Relating to the Stock Sale Proposal” beginning on page 33 of the Proxy Statement, as supplemented by “Update to Material Considerations Relating to the Stock Sale Proposal” included in this Supplement;

•	“Item 1A – Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC on March 30, 2010 (the “2009 Form 10-K”), a copy of which is reproduced as Exhibit F to the Proxy Statement; and

•	“Part II, Item 1A – Risk Factors” of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, as filed with the SEC on August 9, 2010 (the “June 30, 2010 Form 10-Q”), a copy of which is reproduced as Exhibit E to this Supplement.

Unpredictable or unknown factors could also have material adverse effects on us. Forward-looking statements that were believed to be true at the time made may ultimately prove to be incorrect or false. All forward-looking statements included in this Supplement, or in the documents to which we refer you in this Supplement, are expressly qualified in their entirety by the foregoing cautionary statements. You should not place undue reliance upon our forward-looking statements. Our forward-looking statements are based on the information available to us as of the date of this Supplement, or, in the case of forward-looking statements included in any referenced documents, as of the date of the filing thereof. We undertake no obligation to update or revise, or to publicly release the results of, or any update or revision to, these forward-looking statements.

UPDATE TO SUMMARY SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

The following tables present selected historical consolidated financial information for us and TTGSI and our selected pro forma consolidated financial information giving effect to the consummation of the sale of the Government Solutions Business to Jacobs Technology pursuant to the Stock Sale, as more fully described below.

Our selected audited historical consolidated financial information as of December 31, 2009 and 2008 and for each of the years ended December 31, 2009, 2008 and 2007 presented below was derived from our audited consolidated financial statements included in the 2009 Form 10-K, a copy of which is reproduced as Exhibit F to the Proxy Statement. Our selected audited historical consolidated balance sheet as of December 31, 2007 was derived from our audited consolidated balance sheet included in our Annual Report for the year ended December 31, 2008, as filed with the SEC on March 16, 2009 (the “2008 Form 10-K”), a copy of which is not included in this Supplement and was not included in the Proxy Statement. Our selected unaudited historical consolidated financial information as of June 30, 2010 and for the six months ended June 30, 2010 and 2009 presented below was derived from our unaudited consolidated financial statements included in the June 30, 2010 Form 10-Q, a copy of which is reproduced as Exhibit E to this Supplement.

The selected unaudited historical consolidated financial information of TTGSI presented below as of and for each of the years ended December 31, 2009, 2008 and 2007, and as of June 30, 2010 and for the six months ended June 30, 2010 and 2009, was derived from the available financial information contained in the accounting records of TTGSI and its subsidiaries and is substantially representative of the financial results of the Government Solutions Business to be sold to Jacobs Technology in the Stock Sale as of such dates and for such periods.

The unaudited pro forma consolidated financial information was derived from our unaudited pro forma consolidated financial statements, a copy of which is reproduced as Exhibit F to this Supplement, and the historical financial information provided in this Supplement and the Proxy Statement. The unaudited pro forma consolidated statement of operations information presented below for the six months ended June 30, 2010 and 2009, and for each of the years ended December 31, 2009, 2008 and 2007, assumes that the Stock Sale had occurred as of January 1, 2010, 2009, 2008 and 2007, respectively. The unaudited pro forma consolidated balance sheet information as of June 30, 2010 presented below was prepared to give effect to the consummation of the Stock Sale, as if it had occurred on that date.

The following selected historical and pro forma financial information should be read in conjunction with:

•	our audited historical consolidated financial statements as of December 31, 2009 and 2008 and for each of the years ended December 31, 2009, 2008 and 2007 and the notes thereto contained in the 2009 Form 10-K, a copy of which is reproduced as Exhibit F to the Proxy Statement;

•	our audited historical consolidated balance sheet as of December 31, 2007 contained in the 2008 Form 10-K, a copy of which is not provided in this Supplement and was not provided in the Proxy Statement;

•	our unaudited historical consolidated financial statements as of June 30, 2010 and for the six months ended June 30, 2010 and 2009, and the notes thereto contained in the June 30, 2010 Form 10-Q, a copy of which is reproduced as Exhibit E to this Supplement;

•	our unaudited pro forma consolidated financial statements as of June 30, 2010 and for the six months ended June 30, 2010 and 2009, and for each of the years ended December 31, 2009, 2008 and 2007, and the adjustments provided therewith, a copy of which is reproduced as Exhibit F to this Supplement;

•	the unaudited historical consolidated financial statements of TTGSI as of June 30, 2010 and for the six months ended June 30, 2010 and 2009 and as of and for each of the years ended

December 31, 2009, 2008 and 2007, and the notes thereto, a copy of which is reproduced as Exhibit G to this Supplement; and

•	Part II, Item 7 of the 2009 Form 10-K and Part I, Item 2 of the June 30, 2010 Form 10-Q entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The following selected financial information is being provided for information purposes only. It is not intended to represent or be indicative of the results of operations or financial position that would have been reported if TTGSI had been operated as a separate entity as of the respective dates presented and during the periods ended on such dates, or if the Stock Sale had been completed as of the dates presented. The following selected financial information may not be representative of the future financial position or results of operations of us or TTGSI.

Statement of Operations
Information (Unaudited):	For the Six Months Ended June 30, 2010			For the Six Months Ended June 30, 2009
(in thousands, except per	TechTeam	TechTeam	TTGSI	TechTeam	TechTeam	TTGSI
share information)	Historical	Pro Forma	Historical	Historical	Pro Forma	Historical

Revenue
Commercial	$64,547	$64,547	$--	$69,587	$69,587	$--
Government Technology Services	30,244	--	30,244	40,845	--	40,845

Total revenue	$94,791	$64,547	$30,244	$110,432	$69,587	$40,845

Gross profit
Commercial	$14,772	$14,772	$--	$15,745	$15,745	$--
Government Technology Services	6,759	--	6,759	11,529	--	11,529

Total gross profit	$21,531	$14,772	$6,759	$27,274	$15,745	$11,529

Operating income (loss)	$(3,051)	$(3,008)	$(1,923)	$5,931	$985	$3,496
Income (loss) before income taxes	$(3,089)	$(2,743)	$(2,226)	$4,679	$283	$2,946
Net income (loss)	$(2,515)	$(2,374)	$(1,363)	$2,940	$191	$1,807
Basic earnings (loss) per common share	$(0.24)	$(0.22)		$0.28	$0.02
Diluted earnings (loss) per common share	$(0.24)	$(0.22)		$0.28	$0.02
Weighted average number of common shares outstanding -- basic	10,687	10,687		10,599	10,599
Weighted average number of common shares outstanding -- diluted	10,687	10,687		10,624	10,624

Statement of Operations Information:	For the Year Ended December 31, 2009			For the Year Ended December 31, 2008			For the Year Ended December 31, 2007
(in thousands, except per	TechTeam	TechTeam	TTGSI	TechTeam	TechTeam	TTGSI	TechTeam	TechTeam	TTGSI
share information)	Historical	Pro Forma	Historical	Historical	Pro Forma	Historical	Historical	Pro Forma	Historical
		(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)

Revenue

Commercial	$134,801	$134,801	$--	$171,340	$171,340	$--	$152,942	$152,942	$--

Government Technology Services	76,440	--	76,440	88,615	--	88,615	69,254	--	69,254

Total revenue	$211,241	$134,801	$76,440	$259,955	$171,340	$88,615	$222,196	$152,942	$69,254

Gross profit

Commercial	$30,049	$30,049	$--	$36,204	$36,204	$--	$30,903	$30,903	$--

Government Technology Services	20,437	--	20,437	24,232	--	24,232	18,867	--	18,867

Total gross profit	$50,486	$30,049	$20,437	$60,436	$36,204	$24,232	$49,770	$30,903	$18,867

Operating income (loss)	$(20,201)	$(6,211)	$(16,831)	$7,797	$(2,217)	$7,473	$10,295	$2,911	$6,682

Income (loss) before income taxes	$(21,894)	$(6,912)	$(17,823)	$7,150	$(1,328)	$5,937	$9,639	$3,189	$5,748

Net income (loss)	$(18,633)	$(6,411)	$(14,038)	$2,968	$(2,293)	$3,653	$6,296	$2,340	$3,513

Basic earnings (loss) per common share	$(1.75)	$(0.60)		$0.28	$(0.22)		$0.61	$0.23

Diluted earnings (loss) per common share	$(1.75)	$(0.60)		$0.28	$(0.22)		$0.60	$0.22

Weighted average number of common shares outstanding -- basic	10,618	10,618		10,529	10,529		10,355	10,355

Weighted average number of common shares outstanding -- diluted	10,618	10,618		10,555	10,555		10,506	10,506

	June 30, 2010 (Unaudited)			December 31, 2009		December 31, 2008		December 31, 2007
Balance Sheet Information:	TechTeam	TechTeam	TTGSI	TechTeam	TTGSI	TechTeam	TTGSI	TechTeam	TTGSI
(in thousands)	Historical	Pro Forma	Historical	Historical	Historical	Historical	Historical	Historical	Historical
					(Unaudited)		(Unaudited)		(Unaudited)

Cash and cash equivalents	$14,846	$44,931	$--	$15,969	$--	$16,881	$3	$19,431	$32
Working capital	$34,786	$54,464	$6,515	$36,954	$12,143	$42,427	$18,090	$43,173	$12,026
Goodwill and other intangible assets, net	$46,278	$8,523	$37,755	$47,270	$38,794	$77,361	$62,340	$76,686	$65,264
Total assets	$114,151	$95,947	$58,327	$122,520	$66,338	$167,363	$93,705	$182,169	$102,963
Total current liabilities	$22,602	$16,083	$10,411	$27,095	$11,612	$38,474	$12,579	$51,175	$24,839
Total long-term liabilities	$11,964	$11,853	$19,252	$11,796	$24,699	$30,156	$37,061	$33,963	$37,712
Total shareholders’ equity	$79,585	$68,011	$28,664	$83,629	$30,027	$98,733	$44,065	$97,031	$40,412

As of June 30, 2010, our unaudited book value per share on a consolidated historical and pro forma basis was $7.11 and $6.07, respectively.

UPDATE TO MATERIAL CONSIDERATIONS RELATING TO THE STOCK SALE PROPOSAL

You should carefully review the considerations described below as well as the other information provided to you or referenced in this Supplement and the Proxy Statement in deciding how to vote on the Stock Sale Proposal. For a discussion of additional considerations, we refer you to the documents we file from time to time with the SEC, particularly the 2009 Form 10-K, a copy of which is reproduced as Exhibit F to the Proxy Statement, and the June 30, 2010 Form 10-Q, a copy of which is reproduced as Exhibit E to this Supplement. Additional considerations not presently known to us or that we currently believe are immaterial may also adversely affect our business and operations. If any of the following considerations actually occur, our business, financial condition or results of operations could be materially and adversely affected, the value of our common shares could decline, and you may lose all or part of your investment. Please note that the considerations discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in those forward-looking statements. See “Update to Cautionary Statements Regarding Forward-Looking Information.”

There is no assurance that the Stock Sale will be completed, and our inability to consummate the Stock Sale could harm the market price of our Common Stock and our business, results of operations and financial condition.

We cannot assure you that the Stock Sale will be consummated. The consummation of the Stock Sale is subject to the satisfaction or waiver of a number of conditions, including, among others, the requirement that we obtain stockholder approval of the Stock Sale Proposal, the requirement to obtain certain consents and other approvals, and requirements with respect to the satisfaction or waiver of certain of our closing covenants. In addition, Jacobs may terminate the Stock Purchase Agreement if, among other things, such closing conditions are not satisfied by October 5, 2010.

We cannot guarantee that we will be able to meet all of the closing conditions of the Stock Purchase Agreement. Although certain of our closing conditions contained in the Stock Purchase Agreement were waived in the Amendment, it is possible that other conditions to the obligations of Jacobs Technology to complete the Stock Sale will not be satisfied by the time of the closing. If we are unable to meet all of the closing conditions, Jacobs would not be obligated to close the Stock Sale and Jacobs may have the right, at any time, to terminate the Stock Purchase Agreement. We cannot be sure that other circumstances will not arise that would allow Jacobs to terminate the Stock Purchase Agreement prior to closing. If the Stock Sale is not approved by TechTeam stockholders or does not close, our Board will be forced to evaluate other alternatives, which may be less favorable to us than the proposed Stock Sale.

As a result of the execution of the Stock Purchase Agreement, employees of the Government Solutions Business may become concerned about the future of the Government Solutions Business and seek other employment. Also, as a result of our execution of the Stock Purchase Agreement and the announcement of the Stock Sale and the Amendment, third parties may be unwilling to enter into material agreements with us with respect to the Government Solutions Business. New or existing customers may prefer to enter into agreements with our competitors who have not expressed an intention to sell their business because customers may perceive that such new relationships are likely to be more stable. If we fail to complete the proposed Stock Sale, the failure to maintain existing business relationships or enter into new ones could adversely affect our business, results of operations and financial condition.

In addition, if the Stock Sale is not consummated, our directors, executive officers and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the transaction and we will have incurred significant transaction costs, in each case, without any commensurate benefit. After focusing on the potential sale of the Government Solutions Business for an extended period, if the Stock Sale is not consummated, we may not be able to develop and implement a strategy for the future growth and development of the Government Solutions Business that would generate a return similar to or better than the return which would be generated by the Stock Sale. Furthermore, the perception of our continuing business could potentially result in a loss of customers, business partners and employees if the Stock Sale is not consummated. The occurrence of one or more of the foregoing circumstances could likely have a material and adverse effect on our business, stock price, results of operations and financial condition.

The Stock Purchase Agreement, as amended, may expose us to contingent liabilities, and we may never ultimately receive any of the net cash purchase price deposited into escrow accounts for indemnification purposes.

Under the Stock Purchase Agreement, we have agreed to indemnify Jacobs for any breach or violation of any representation, warranty, covenant or undertaking made by us in the Stock Purchase Agreement and for other matters, subject to certain limitations and exceptions. Of the net cash purchase price of $43,000,000, $8,600,000 will be deposited into an escrow account to secure our indemnification obligations to Jacobs for a period of up 36 months after closing. However, Jacobs’ right to seek indemnification from us for certain indemnification claims may not be limited by this 36-month time period or to any time limitations at all and may not be limited by any amounts contained in the indemnification escrow fund.

Although the Amendment reduced the net purchase price as compared to the original Stock Purchase Agreement and provides for the waiver of various conditions to the consummation of the Stock Sale, the Amendment does not provide for any party to waive any claims for Losses (as defined in the Stock Purchase Agreement) that it may incur or have incurred that are indemnifiable pursuant to the terms of the Stock Purchase Agreement. Moreover, in the updated schedules attached to the officer’s certificate delivered by us in connection with our execution of the Amendment, we may make disclosures upon which Jacobs may bring a post-closing claim against us for indemnification. Moreover, in the event that other matters exist that could permit Jacobs to terminate the Stock Purchase Agreement, but we do not disclose such matters to Jacobs in connection with the execution of the Amendment, Jacobs could have the ability to terminate the Stock Purchase Agreement and also, subject to the terms of the Stock Purchase Agreement, as amended, potentially assert claims against us for any Losses incurred as a result of such disclosures not being made.

UPDATE TO PROPOSAL 1 – ADOPTION AND APPROVAL OF THE AMENDED STOCK PURCHASE AGREEMENT AND THE CONSUMMATION OF THE STOCK SALE

The following is an update to the description of the material aspects of the Stock Sale contained in the Proxy Statement, including background information relating to the Amendment. While we believe that the following description covers the updated material terms of the Stock Sale, the Amendment and other arrangements between Jacobs and us, the description may not contain all of the information that is important to you. You should carefully read this Supplement and the Proxy Statement and the other documents to which we refer, including the Stock Purchase Agreement and the Amendment, for a complete understanding of the terms of the Stock Sale. A copy of the Amendment is attached as Exhibit A to this Supplement.

Background of the Amendment

On August 10, 2010, Mr. Williams provided Mr. Udovic with certain financial information of TTGSI as of and for the six months ended June 30, 2010.

On August 20, 2010, a representative of Blank Rome circulated to a representative of Paul Hastings a draft of a proposed amendment to the Stock Purchase Agreement that, among other things, sought Jacobs’ waiver of certain outstanding closing conditions. Despite numerous requests for a response, TechTeam did not receive any direct response from Jacobs with respect to this draft proposed amendment to the Stock Purchase Agreement.

On August 23, 2010, Mr. Udovic requested an update of the projected financial information that TechTeam had previously provided to Jacobs. On August 24 and August 26, 2010, in response to this request, TechTeam and TTGSI provided Jacobs with updated projected financial information.

On August 27, 2010, Jacobs informed TechTeam by letter that Jacobs believed it had the right to terminate the Stock Purchase Agreement. The grounds for termination stated by Jacobs included, without limitation:

•	the failure of certain employees of TTGSI to remain employed with TTGSI;

•	the apparent inability of TechTeam to obtain certain consents required by the terms of the Stock Purchase Agreement;

•	Jacobs’ belief (based on information provided by TechTeam) that the deterioration in TTGSI’s business constituted a Material Adverse Effect (as defined in the Stock Purchase Agreement); and

•	the apparent failure of TechTeam’s representations and warranties to remain true and correct as of the date of Jacobs’ letter, to the extent specified in the Stock Purchase Agreement.

Jacobs also stated that it continued to have an interest in acquiring TTGSI at a fair price that reflected its value, which it stated to be about $38 million. The statements made by Jacobs in its August 27 letter indicated Jacobs’ unwillingness to waive the conditions precedent to its obligation to consummate the Stock Sale under the terms of the Stock Purchase Agreement absent a reduction in the purchase price. In its letter, Jacobs proposed that, if TechTeam was amenable to this purchase price, it would, in recognition of TechTeam’s need for certainty of closing, waive appropriate conditions and proceed expeditiously to closing by a date no later than October 1, 2010.

On the afternoon of August 28, 2010, Mr. Hamot e-mailed Mr. Kunberger to inquire as to whether Jacobs was intending to terminate the Stock Purchase Agreement or still remained interested in acquiring TTGSI but at a reduced purchase price. Mr. Hamot reaffirmed to Mr. Kunberger that TechTeam and its Board remained fully committed to consummating the Stock Sale pursuant to the then current terms of the Stock Purchase Agreement.

Later that day, in a subsequent phone conversation with Mr. Hamot, Mr. Kunberger confirmed that Jacobs remained interested in acquiring TTGSI but at a reduced purchase price and during the course of that conversation, Messrs. Hamot and Kunberger engaged in negotiations regarding a reduced purchase price at which Jacobs would continue to be interested in acquiring TTGSI.

On the morning of August 29, 2010, Mr. Kunberger e-mailed Mr. Hamot and indicated that Jacobs would be willing to consider moving forward with the acquisition of TTGSI if the net purchase price was reduced to $43,000,000. Mr. Kunberger also indicated that, in return for a lower net purchase price, Jacobs would reduce the indemnification escrow from 25% to 20% of the net purchase price. In addition, Mr. Kunberger indicated that Jacobs would agree to waive all of the conditions to closing that Jacobs was then asserting were not satisfied.

On the evening of August 29, 2010, our Board convened a telephonic meeting to discuss the letter received from Jacobs and the revised transaction terms proposed therein. One or more representatives of TechTeam’s senior management were also present for this meeting. Following discussion, our Board directed the members of the Strategy Committee to continue negotiations with Jacobs to determine whether the parties could reach mutually acceptable terms and to thereafter report back to our Board.

Later in the evening of August 29, 2010, Mr. Hamot e-mailed to Mr. Kunberger and informed him that the Board had met earlier to discuss the revised terms proposed by Jacobs. In his e-mail, Mr. Hamot expressed, on behalf of the Board, the following concerns with respect to the revised terms proposed by Jacobs:

•	that the proposed reduced purchase price may not justify all of the post-closing contingent liabilities created by the original Stock Purchase Agreement; and

•	if TechTeam did not have absolute certainty of closing on the Stock Sale (other than with respect to the need to obtain stockholder approval of the Stock Sale Proposal and injunctions prohibiting the consummation of the Stock Sale), that TechTeam would like to be able to talk to other potential suitors, particularly suitors for the entirety of the Company, until the closing date of the Stock Sale.

In addition, Mr. Hamot inquired of Mr. Kunberger as to whether Jacobs would consider eliminating any of the post-closing contingent liabilities being allocated to the remaining Commercial Business (and, accordingly, avoid the need for any indemnification escrow) such that Tech Team would be able to assure any buyer of the remaining Commercial Business that Jacobs would have no recourse to such buyer under any circumstances.

On the morning of August 30, 2010, Mr. Hamot held a telephone call with Mr. Kunberger to discuss various issues relating to the terms of a revised transaction.

On the evening of August 30, 2010, Mr. Kunberger e-mailed Mr. Hamot and informed him that Jacobs was not prepared to consider, in connection with a revised transaction, releasing TechTeam from post-closing liabilities that would be allocated to the remaining Commercial Business following the closing of the Stock Sale (other than a reduction in the amount of the indemnification escrow). Mr. Kunberger also informed Mr. Hamot that if the terms earlier proposed by Jacobs were not acceptable to our Board, then the parties should move forward to negotiating an amicable termination of the Stock Purchase Agreement.

On the morning of August 31, 2010, at the request of the Strategy Committee, Mr. Williams e-mailed Mr. Udovic to report that he had been directed to communicate TechTeam’s acceptance of the revised transaction terms that were proposed by Jacobs, which included a net purchase price of $43 million, a 20% indemnification escrow and the waiver of certain conditions to the respective obligations of the parties to consummate the Stock Sale that TechTeam believed increased certainty of closing. Mr. Williams also informed Mr. Udovic that he would provide him with a draft amendment to the Stock Purchase Agreement later that day.

Later on the morning of August 31, 2010, following consultation with Jacobs, TechTeam convened the Special Meeting as scheduled, and, immediately after the adjournment proposal had been approved by TechTeam’s stockholders, TechTeam thereafter adjourned the Special Meeting in order to provide it with additional time to discuss with Jacobs the terms of a possible amendment to the Stock Purchase Agreement, including a reduction in the net purchase price, a reduction in the indemnification escrow amount and the waiver of certain conditions precedent to Jacobs’ obligations to consummate the Stock Sale, that could facilitate the consummation of the Stock Sale upon such revised terms.

From August 31 through September 7, 2010, the parties continued to negotiate and finalize the terms of the Amendment.

On the afternoon of September 8, 2010, our Board convened a telephonic meeting to discuss the proposed amendment to the Stock Purchase Agreement. Members of our senior management and representatives of Blank Rome and Houlihan Lokey were also present at this meeting. At this meeting, a representative of Blank Rome provided our Board with a summary of the proposed amendment to the Stock Purchase Agreement. Houlihan Lokey also reviewed with our Board a financial analysis of the $43,000,000 cash consideration and indicated to our Board that, subject to no material changes in the information considered by Houlihan Lokey and subject to finalization of the Amendment upon the terms presented at the telephonic meeting, Houlihan Lokey had no reason to believe as of such date that it would not be in a position to render to our Board, in connection with the execution of the Amendment, an opinion as to the fairness, from a financial point of view, to TechTeam of the $43,000,000 cash consideration to be received by TechTeam in the Stock Sale. Following discussion, our Board unanimously determined that the Stock Purchase Agreement, as amended by the Amendment, and the Stock Sale were expedient and in the best interests of TechTeam and its stockholders, unanimously approved the Amendment and the Stock Sale, and recommended that TechTeam’s stockholders approve the Stock Sale Proposal.

Between September 8 and September 14, 2010, the parties continued to negotiate the terms of the Amendment and the related disclosure schedules and certificates thereto.

On September 14, 2010, TechTeam and Jacobs agreed on the final terms of the Amendment. At the request of our Board, in connection with the execution by TechTeam and Jacobs of the Amendment, Houlihan Lokey delivered to our Board a written opinion, dated September 14, 2010, to the effect that, as of that date and based on and subject to the matters described in the opinion, the $43,000,000 cash consideration to be received in the Stock Sale by TechTeam was fair, from a financial point of view, to TechTeam.

On September 14, 2010, the Amendment was executed by TechTeam and Jacobs, and prior to commencement of trading on NASDAQ on September 15, 2010, TechTeam issued a press release announcing that it had entered into the Amendment. Concurrently with the execution of the Amendment, Costa Brava Partnership III L.P. and Emancipation Capital, LLC provided written approval to Jacobs of the Amendment as required by the terms of their respective voting agreements with Jacobs.

Recommendation of Our Board of Directors

After careful consideration, our Board unanimously determined that the Stock Sale, as amended by the Amendment, is expedient and in the best interests of TechTeam and our stockholders and has unanimously approved the Amendment and the Stock Sale. As a result, our Board has unanimously recommended to our stockholders that they vote “FOR” the approval of the Stock Sale Proposal, as amended by the Amendment, at the Special Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE STOCK SALE PROPOSAL, AS AMENDED BY THE AMENDMENT.

Reasons for Recommending that Stockholders Approve the Amended Stock Sale Proposal

In evaluating the Stock Sale, as amended, our Board consulted with our senior management, our outside legal counsel and TechTeam’s financial advisor. Our Board also consulted with outside legal counsel regarding the terms of the Stock Purchase Agreement and the Amendment, and the related agreements. After carefully considering these consultations and the other factors discussed below, our Board unanimously determined that the Stock Sale, as amended by the Amendment, was expedient and in the best interests of TechTeam and our stockholders, and unanimously recommended that our stockholders approve the Stock Sale Proposal, as amended by the Amendment.

Our Board also considered a number of factors in its deliberations concerning the Stock Sale, as summarized in the section entitled “Proposal 1 – Reasons for Recommending that Stockholders Approve the Stock Sale Proposal” beginning on page 79 of the Proxy Statement. In addition to the factors and considerations set forth in that section, our Board also considered the following material reasons and factors (which are not listed in any order of importance) in making its recommendation, although the following discussion is not, and is not intended to be, exhaustive:

•	the net purchase price of $43,000,000 in cash at closing, less escrowed amounts and a post-closing adjustment based on the final net tangible book value of the Government Solutions Business at closing, as determined, in each case, pursuant to the terms of the Stock Purchase Agreement, as amended;

•	Jacobs’ stated belief that it had a right to terminate the Stock Purchase Agreement and not consummate the Stock Sale, on the grounds set forth in its August 27, 2010 letter to TechTeam;

•	Jacobs’ indication of its unwillingness to waive the conditions precedent to its obligation to consummate the Stock Sale under the terms of the Stock Purchase Agreement absent a reduction in the purchase price;

•	the short- and long-term prospects of the Government Solutions Business, including the decline in (i) the financial and operational performance of the Government Solutions Business since the execution and delivery of the Stock Purchase Agreement, and (ii) the expected future financial condition and results of operations of TTGSI if it continued to be owned and managed by TechTeam;

•	the belief of our Board that the Stock Sale would not be consummated in the absence of the Amendment and the revised terms agreed to therein;

•	the history of TechTeam’s discussions with Jacobs leading up to the execution of the Amendment;

•	the fact that, as a result of the Amendment, the parties would waive and modify certain conditions to the parties’ obligations to consummate the Stock Sale that are contained in the Stock Purchase Agreement, which TechTeam believes increases the likelihood that the closing might occur;

•	the limitations, as a result of the Amendment, on Jacobs’ ability to not consummate the Stock Sale as a result of the occurrence of a Material Adverse Effect with respect to the Government Solutions Business, or the occurrence of any event or circumstance that, in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Effect with respect to the Government Solutions Business or TechTeam;

•	the other limitations, as a result of the Amendment, on Jacobs’ ability to terminate the Stock Purchase Agreement;

•	the absence of any other parties being known to TechTeam as currently interested in acquiring TTGSI for a purchase price in excess of the net purchase price contemplated by the Amendment;

•	the belief of our Board that the Amendment would not alter the flexibility that our Board has under the terms of the Stock Purchase Agreement to (i) consider, evaluate and accept a Superior Proposal (as defined in the Stock Purchase Agreement) from a third party, (ii) furnish information to such third party pursuant to a confidentiality agreement, and (iii) participate in any discussions or negotiations with such third party, under the conditions described beginning on page 128 of the Proxy Statement in the section entitled “The Stock Purchase Agreement – No Negotiations”; and

•	the opinion of Houlihan Lokey, dated September 14, 2010, to our Board as to the fairness, from a financial point of view and as of the date of the opinion, to TechTeam of the $43,000,000 cash consideration to be received by TechTeam in the Stock Sale, which opinion was based on and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion attached hereto as Exhibit D and as more fully described in “Update to Proposal 1 – Opinion of TechTeam’s Financial Advisor.”

Opinion of TechTeam’s Financial Advisor

TechTeam engaged Houlihan Lokey as its financial advisor in connection with various potential transactions involving TechTeam, including the proposed Stock Sale. In connection with this engagement, our Board requested that Houlihan Lokey evaluate the fairness, from a financial point of view and as of the date of the opinion, to TechTeam of the $43,000,000 cash consideration to be received in the Stock Sale by TechTeam. On September 14, 2010, in connection with the execution by TechTeam and Jacobs of the Amendment, Houlihan Lokey delivered a written opinion, dated September 14, 2010, to our Board, to the effect that, as of that date and based on and subject to the procedures followed, assumptions made, qualifications and limitations in the review undertaken and other matters considered by Houlihan Lokey in the preparation of its opinion, the $43,000,000 cash consideration to be received in the Stock Sale by TechTeam was fair, from a financial point of view, to TechTeam.

Houlihan Lokey’s opinion was furnished for the use and benefit of our Board (in its capacity as such) in connection with its evaluation of the $43,000,000 cash consideration, only addresses the fairness, from a financial point of view, to TechTeam of such consideration and does not address any other aspect or implication of the Stock Sale. The summary of Houlihan Lokey’s opinion in this Supplement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Exhibit D hereto. Houlihan Lokey’s opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party. Houlihan Lokey’s opinion was not intended to be, and does not constitute, a recommendation to our Board, any securityholder or any other person as to how to act or vote with respect to any matter relating to the Stock Sale.

In connection with its opinion, Houlihan Lokey made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Houlihan Lokey:

•	reviewed the Amendment and the Stock Purchase Agreement;

•	reviewed certain publicly available business and financial information relating to TTGSI that Houlihan Lokey deemed to be relevant;

•	reviewed certain information relating to TTGSI’s historical, current and future operations, financial condition and prospects made available to Houlihan Lokey by TechTeam, including financial projections (and adjustments thereto) provided to Houlihan Lokey in September 2010 prepared by the managements of TechTeam and TTGSI for the fiscal year ending December 31, 2010 under three cases designated by such managements as, respectively, “low,” “middle” and “high” projections (collectively, the “2010 Projections”) reflecting alternative assumptions of such managements with respect to TTGSI’s performance under existing government contracts and ability to win, and the timing of awards for, recompeted and new government contracts, and discussed with the managements of TechTeam and TTGSI their assessments as to the relative likelihood of achieving the future financial results reflected in the 2010 Projections;

•	spoke with certain members of the managements of TechTeam and TTGSI and certain of their representatives and advisors regarding (a) the Stock Sale and related matters and (b) the operations, financial condition, past performance relative to projected performance and trends in the financial results and prospects of TTGSI, including changes in TTGSI’s financial condition since the preparation by the managements of TechTeam and TTGSI of the financial projections relating to TTGSI for the fiscal years ending December 31, 2010 through December 31, 2016 previously provided to Houlihan Lokey in connection with the execution of the Stock Purchase Agreement (collectively, the “Prior Projections”), and changes in the views of the managements of TechTeam and TTGSI since the preparation by such managements of the “high” projections with respect to TTGSI’s performance under existing government contracts and ability to win, and the timing of awards for, recompeted and new government contracts;

•	compared the financial and operating performance of TTGSI with that of public companies that Houlihan Lokey deemed to be relevant;

•	considered the publicly available financial terms of certain transactions that Houlihan Lokey deemed to be relevant;

•	considered the results of the third-party solicitation process conducted by TechTeam, with Houlihan Lokey’s assistance, prior to execution of the Stock Purchase Agreement with respect to a possible sale of TTGSI; and

•	conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.

Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to Houlihan Lokey, discussed with or reviewed by Houlihan Lokey, or publicly available, and did not assume any responsibility with respect to such data, material and other information. As our Board was aware, Houlihan Lokey was advised by the managements of TechTeam and TTGSI that TTGSI’s operations and prospects have declined since the preparation by such managements of the Prior Projections and that certain assumptions of such managements with respect to current and prospective government contracts reflected in the “high” projections are no longer valid. Accordingly, the managements of TechTeam and TTGSI indicated that the Prior Projections and the “high” projections are no longer reflective of such managements’ best currently available estimates and judgments as to the future financial results and condition of TTGSI and should not be relied upon for purposes of Houlihan Lokey’s analyses and opinion. In addition, Houlihan Lokey was advised by the managements of TechTeam and TTGSI that they have not prepared updated financial projections relating to TTGSI beyond the fiscal year ending December 31, 2010. Given the absence of long-term projections that the managements of TechTeam and TTGSI believed were reliable, Houlihan Lokey did not perform an analysis of the estimated present value of TTGSI’s future cash flows. With respect to the “low” and “middle” projections, the managements of TechTeam and TTGSI advised Houlihan Lokey, and Houlihan Lokey assumed, that such financial projections (and adjustments thereto) were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such managements as to the future financial results and condition of TTGSI under the alternative business scenarios reflected therein, and Houlihan Lokey expressed no opinion with respect to such projections or the assumptions on which they were based. Houlihan Lokey relied upon and assumed, without independent verification, that there had been no change to TTGSI or its assets, liabilities, financial condition, results of operations, cash flows or prospects since the date of the most recent financial statements provided to Houlihan Lokey that would be material to Houlihan Lokey’s analyses or opinion, that the financial projections relating to TTGSI reviewed by Houlihan Lokey reflected all assets and liabilities to be sold and assumed in the Stock Sale and that there was no information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading. Houlihan Lokey also assumed, at TechTeam’s direction, that any adjustments to the $43,000,000 cash consideration pursuant to the Stock Purchase Agreement, as amended, and payments, if any, made to Jacobs or its indemnitees from the portion of the consideration to be held in escrow in accordance with the terms of the Stock Purchase Agreement, as amended, would not in any respect be material to Houlihan Lokey’s analyses or opinion.

Houlihan Lokey relied upon and assumed, without independent verification, that:

•	the representations and warranties of all parties to the Stock Purchase Agreement, as amended, and all other related documents and instruments referred to in such documents will be true and correct;

•	each party to the Stock Purchase Agreement, as amended, and such other related documents and instruments would fully and timely perform all of the covenants and agreements required to be performed by such party;

•	all conditions to the consummation of the Stock Sale would be satisfied without waiver; and

•	the Stock Sale would be consummated in a timely manner in accordance with the terms described in the Stock Purchase Agreement, as amended, and such other related documents and instruments, without any amendments or modifications.

Houlihan Lokey also relied upon and assumed, without independent verification, that:

•	the Stock Sale would be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations; and

•	all governmental, regulatory, and other consents and approvals necessary for the consummation of the Stock Sale would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would have an effect on TTGSI, TechTeam or the Stock Sale that would be material to Houlihan Lokey’s analyses or opinion.

Furthermore, in connection with its opinion, Houlihan Lokey was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance sheet or otherwise) of TechTeam (including, without limitation, TTGSI) or any other party, nor was Houlihan Lokey provided with any such appraisal or evaluation. Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of TTGSI or any entity. Houlihan Lokey did not undertake an independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which TechTeam (including, without limitation, those relating to TTGSI) is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which TechTeam (including, without limitation, those relating to TTGSI) is or may be a party or is or may be subject.

Houlihan Lokey’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, September 14, 2010. Houlihan Lokey did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to Houlihan Lokey’s attention after September 14, 2010.

Houlihan Lokey was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things:

•	the underlying business decision of TechTeam, its securityholders or any other party to proceed with or effect the Stock Sale;

•	the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Stock Sale or otherwise (other than the $43,000,000 cash consideration to the extent expressly specified in Houlihan Lokey’s opinion), including, without limitation, any terms or aspects of any stockholder voting agreement, retention agreement (or related payments) or escrow, indemnity, guarantee or licensing arrangements entered into in connection with, or any tax implications of, the Stock Sale;

•	the fairness of any portion or aspect of the Stock Sale to the holders of any class of securities, creditors or other constituencies of TechTeam, or to any other party, except if and only to the extent expressly set forth in Houlihan Lokey’s opinion;

•	the relative merits of the Stock Sale as compared to any alternative business strategies relating to, or that might exist for, TTGSI, TechTeam or any other party or the effect of any other transaction involving TTGSI or in which TechTeam or any other party might engage;

•	the fairness of any portion or aspect of the Stock Sale to any one class or group of TechTeam’s or any other party’s securityholders or other constituents vis-à-vis any other class or group of TechTeam’s or such other party’s securityholders or other constituents (including, without limitation, the allocation of any consideration among or within such classes or groups of securityholders or other constituents);

•	whether or not TechTeam, its securityholders or any other party is receiving or paying reasonably equivalent value in the Stock Sale;

•	the solvency, creditworthiness or fair value of TechTeam (including, without limitation, TTGSI) or any other participant in the Stock Sale, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters; or

•	the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Stock Sale, any class of such persons or any other party, relative to the cash consideration or otherwise.

Furthermore, no opinion, counsel or interpretation was intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. Houlihan Lokey assumed that such opinions, counsel or interpretations were or would be obtained from appropriate professional sources. Furthermore, Houlihan Lokey relied, with TechTeam’s consent, on the assessments by TechTeam and its advisors as to all legal, regulatory, accounting, insurance and tax matters with respect to TTGSI, TechTeam and the Stock Sale. The issuance of Houlihan Lokey’s opinion was approved by a Houlihan Lokey committee authorized to approve opinions of this nature. Except as described above, TechTeam imposed no other instructions or limitations on Houlihan Lokey with respect to the investigations made or the procedures followed by it in rendering its opinion.

In preparing its opinion to our Board, Houlihan Lokey performed a variety of analyses, including those described below. This summary is not a complete description of Houlihan Lokey’s opinion or the financial analyses performed and factors considered by Houlihan Lokey in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various quantitative and qualitative judgments and determinations as to the most appropriate and relevant financial, comparative and other analytical methods employed and the adaptation and application of those methods to the particular facts and circumstances presented. Therefore, a financial opinion and its underlying analyses are not readily susceptible to summary description. Houlihan Lokey arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies, and factors or focusing on information presented in tabular format, without considering all analyses, methodologies, and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s analyses and opinion. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques.

In performing its analyses, Houlihan Lokey considered industry performance, general business, economic, market and financial conditions and other matters as they existed on, and could be evaluated as of, September 14, 2010, many of which are beyond TechTeam’s control. Accordingly, the information may not reflect current or future market conditions. No company, business or transaction used in the analyses for comparative purposes is identical to TTGSI or the Stock Sale, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations, judgments, and assumptions concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. Houlihan Lokey believes that mathematical derivations (such as determining an average or median) of financial data are not by themselves meaningful and should be considered together with judgments and informed assumptions. The assumptions and estimates contained in Houlihan Lokey’s analyses and the reference ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which assets, businesses or securities actually may be sold. Accordingly, the assumptions and estimates used in, and the results derived from, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.

Houlihan Lokey’s opinion and financial analyses provided to our Board in connection with its evaluation of the $43,000,000 cash consideration, from a financial point of view, to TechTeam were only one of many factors considered by our Board in its evaluation of the Stock Sale and should not be viewed as determinative of the views of our Board or management with respect to the Stock Sale or the consideration payable in the Stock Sale. Houlihan Lokey was not requested to, and it did not, recommend the specific consideration payable in the Stock Sale. The type and amount of consideration payable in the Stock Sale was determined through negotiation between TechTeam and Jacobs, and the decision to enter into the Stock Sale was solely that of our Board.

The following is a summary of the material financial analyses prepared by Houlihan Lokey in connection with Houlihan Lokey’s opinion dated September 14, 2010. The order of analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey. The financial analyses summarized below include information presented in tabular format. In order to fully understand Houlihan Lokey’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying and the qualifications and evaluations affecting the analyses, could create a misleading or incomplete view of Houlihan Lokey’s financial analyses.

TTGSI Selected Companies Analysis

Houlihan Lokey reviewed financial information of TTGSI and financial and stock market information for the following eight selected publicly held companies with operations in the government information technology and professional services industry, which is the industry in which TTGSI operates:

•	CACI International Inc.
•	Dynamics Research Corporation
•	ICF International, Inc.
•	ManTech International Corporation
•	NCI, Inc.
•	SAIC, Inc.
•	SRA International, Inc.
•	VSE Corporation

Houlihan Lokey reviewed, among other things, enterprise values of the selected companies, calculated as equity market value based on reported fully-diluted common shares outstanding and closing stock prices on September 14, 2010, plus debt outstanding and preferred stock, less cash and cash equivalents, as a multiple of one fiscal year forward estimated earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, as adjusted for non-recurring items, referred to as adjusted EBITDA. Houlihan Lokey then applied a range of selected multiples of one fiscal year forward estimated adjusted EBITDA derived from the selected companies to TTGSI’s fiscal year 2010 estimated adjusted EBITDA based both on the “low” and “middle” projections prepared by the managements of TechTeam and TTGSI. Financial data for the selected companies were based on publicly available research analysts’ estimates, public filings and other publicly available information. This analysis indicated the following implied enterprise value reference ranges for TTGSI, as compared to the cash consideration to be received by TechTeam in the Stock Sale:

Implied Total Enterprise Value
Reference Ranges Based on:
Low Projections	Middle Projections	Cash Consideration

$25.3 million - $29.9 million	$27.8 million - $32.9 million	$43.0 million

TTGSI Selected Transactions Analysis

Houlihan Lokey reviewed transaction values of the following 31 acquisition transactions of controlling interests announced between January 1, 2008 and September 14, 2010 involving companies with operations in the government information technology and professional services industry, which is the industry in which TTGSI operates:

Acquiror	Target

• VSE Corporation	• Akimeka LLC
• ASRC Federal Holding Company, LLC	• Mission Solutions Engineering, LLC
• Wyle Inc.	• CAS, Inc.
• Vangent, Inc.	• Buccaneer Computer Systems and Service, Inc.
• AECOM Technology Corporation	• McNeil Technologies, Inc.
• SRA International, Inc.	• SENTECH, Inc.
• Salient Federal Solutions, Inc.	• SGIS
• CGI Group Inc.	• Stanley, Inc.
• Cerberus Capital Management, L.P.	• DynCorp International Inc.
• ManTech International Corporation	• Sensor Technologies, Inc.
• ICF International, Inc.	• Jacob & Sundstrom Inc.
• Harris Corporation	• Patriot Technologies, LLC
• General Atlantic LLC, Kohlberg Kravis Roberts & Co.	• TASC, Inc.
• Ernst & Young LLP	• Capital City Technologies, LLC
• Snow Phipps Group, LLC	• ITSolutions, LLC
• MCR, LLC	• Aerodyne Inc.
• Court Square Capital Partners	• Wyle Laboratories Inc.
• ICF International, Inc.	• Macro International Inc.
• US Investigations Services, Inc.	• Labat-Anderson Inc.
• Preferred Systems Solutions, Inc.	• Integrated Network Services, Inc.
• Deloitte LLP	• BearingPoint, Inc. (Public Services Business)
• Kforce Inc.	• dNovus RDI
• New Mountain Capital, LLC	• Camber Corporation
• Kratos Defense & Security Solutions, Inc.	• Digital Fusion, Inc.
• The Veritas Capital Fund III LP	• CherryRoad GT Inc.
• Serco Inc.	• SI International, Inc.
• Dynamics Research Corporation	• Kadix Systems, LLC
• AEA Technology plc	• Project Performance Corporation
• Netstar-1, Inc.	• AVIEL Systems, Inc.
• VSE Corporation	• G&B Solutions, Inc.
• Excellere Partners, LLC	• Acquisition Solutions, Inc.

Houlihan Lokey reviewed, among other things, transaction values in the selected transactions, calculated as the purchase price paid for the target company’s equity, plus debt outstanding and preferred stock, less cash and cash equivalents, as a multiple, to the extent publicly available, of such target companies’ latest 12 months EBITDA. Houlihan Lokey then applied a range of selected multiples of latest 12 months EBITDA derived from the selected transactions to TTGSI’s latest 12 months (as of June 30, 2010) adjusted EBITDA. Financial data for TTGSI were based on internal data of the managements of TechTeam and TTGSI. Financial data for the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. This analysis indicated the following implied enterprise value reference range for TTGSI, as compared to the cash consideration to be received by TechTeam in the Stock Sale:

Implied Total Enterprise Value
Reference Range	Cash Consideration

$33.3 million - $38.0 million	$43.0 million

Miscellaneous

TechTeam has agreed to pay Houlihan Lokey for its financial advisory services an aggregate fee currently estimated to be approximately $1.45 million, a portion of which is contingent upon the consummation of the Stock Sale. TechTeam also has agreed to reimburse certain of Houlihan Lokey’s expenses, including the fees and expenses of Houlihan Lokey’s legal counsel, and to indemnify Houlihan Lokey and certain related parties for certain potential liabilities, including liabilities under the federal securities laws, relating to, or arising out of, Houlihan Lokey’s engagement.

TechTeam selected Houlihan Lokey to act as its financial advisor in connection with various potential transactions involving TechTeam, including the proposed Stock Sale, based on Houlihan Lokey’s reputation and experience. Houlihan Lokey is regularly engaged to provide advisory services in connection with mergers and acquisitions, financings and financial restructurings.

In the ordinary course of business, certain of Houlihan Lokey’s affiliates, as well as investment funds in which such affiliates may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, TechTeam, Jacobs or any other party that may be involved in the Stock Sale and their respective affiliates or any currency or commodity that may be involved in the Stock Sale.

Houlihan Lokey and certain of its affiliates in the past provided investment banking, financial advisory and other financial services to Jacobs and/or certain of its affiliates, for which Houlihan Lokey and such affiliates received compensation. Houlihan Lokey and certain of its affiliates currently are providing financial advisory services to TechTeam in connection with TechTeam’s exploration of certain strategic alternatives relating to its Commercial Business, and in the future may provide investment banking, financial advisory and other financial services to TechTeam, Jacobs, other participants in the Stock Sale or certain of their respective affiliates, for which Houlihan Lokey and such affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of Houlihan Lokey’s and such affiliates’ respective employees may have committed to invest in private equity or other investment funds managed or advised by certain affiliates or securityholders of TechTeam or other participants in the Stock Sale, and in portfolio companies of such funds, and may have co-invested with certain affiliates or securityholders of TechTeam or other participants in the Stock Sale, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may have been adverse to, certain affiliates or securityholders of TechTeam or other participants in the Stock Sale, for which advice and services Houlihan Lokey and such affiliates received and may receive compensation.

Updated Projected Financial Information

In connection with Jacobs’ continuing due diligence review of TTGSI, we provided to Jacobs certain updated projected financial information for fiscal year 2010 concerning TTGSI that was prepared by us and TTGSI (collectively, the “Updated Projections”). We also provided the Updated Projections to TechTeam’s financial advisor. The Updated Projections are not being included in this Supplement to influence any stockholder’s voting decision on the Stock Sale Proposal, but only because we made them available to Jacobs. The Updated Projections should be evaluated, if at all, in conjunction with our historical and pro forma consolidated financial statements and the unaudited consolidated financial statements of TTGSI contained elsewhere in this Supplement. In light of the factors described herein and the uncertainties inherent in these projections, and given that the Updated Projections are being included in this Supplement only because we made them available to Jacobs, stockholders are cautioned not to rely on the Updated Projections included and described in this Supplement as being a prediction of future operating results.

The Updated Projections have revised, replaced and superseded, in their entirety, each of (i) the projected financial information of TTGSI with respect to fiscal year 2010 that had been provided to Jacobs and, solely for that reason, described on page 97 in the section of the Proxy Statement entitled “Proposal 1 – Projected Financial Information,” and (ii) the projected financial information of TTGSI with respect to fiscal years 2011 through 2016 that had been provided to Jacobs and, solely for that reason, described on page 98 of the Proxy Statement (collectively, the “Prior Projections”, and, together with the Updated Projections, the “Projections”). We also provided the Prior Projections to TechTeam’s financial advisor. Given the decline in the operations and prospects of the Government Solutions Business since the preparation by us and TTGSI of the Prior Projections, our and TTGSI’s managements no longer view the Prior Projections as reflecting such managements’ best currently available estimates and judgments as to the future financial results and condition of TTGSI. Stockholders are strongly cautioned that the Prior Projections have been revised, replaced and superseded in their entirety by the Updated Projections (and further subject to the limitations, qualifications and other considerations with respect thereto described in this section), and thus stockholders should not view the Prior Projections as reasonable, reliable or a prediction of the future operating results of TTGSI.

The Projections were prepared solely by us and TTGSI for internal use and were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or generally accepted accounting principles. Neither Ernst & Young LLP, our independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the Projections. The report of Ernst & Young LLP, included in the 2009 Form 10-K, a copy of which is reproduced as Exhibit F to the Proxy Statement, relates to TechTeam’s historical consolidated financial statements. It does not extend to any of the Projections and should not be read to do so.

The Projections reflect numerous estimates and assumptions made by us and TTGSI with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to TTGSI’s business, all of which are uncertain and difficult to predict, and many of which are beyond our control. The Projections were also based upon data available and assumptions and expectations of our and TTGSI’s managements at the time the Projections were prepared. As a result, the Projections may prove not to be reflective of actual results. The Projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the Projections constitute forward-looking information and are subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted in the Projections, including, but not limited to, TTGSI’s performance, industry performance, general business and economic conditions, customer requirements, competition, adverse changes in applicable laws, regulations or rules, and the various risks and uncertainties set forth in this Supplement, the Proxy Statement and our other filings with the SEC. Further, as noted above, our and TTGSI’s managements do not currently believe that the results forecasted in the Prior Projections are reasonably achievable, and thus it is expected that actual results will be materially worse than the results forecasted in the Prior Projections.

There can be no assurance that the projected results that form a part of the Projections will be realized or that actual results will not be significantly higher or lower than projected. In addition, the Projections will be affected by TTGSI’s ability to achieve strategic goals, objectives and targets over the applicable periods. The assumptions upon which the Projections were based necessarily involve judgments with respect to, among other things, future economic, competitive and regulatory conditions and financial market conditions, all of which are difficult or impossible to predict accurately and many of which are beyond TTGSI’s control. The Projections also reflect assumptions as to certain business decisions that are subject to change. Such Projections cannot, therefore, be considered a guarantee of future operating results, and this information should not be relied on as such. The inclusion of the Prior Projections in the Proxy Statement and the inclusion of the Updated Projections in this Supplement should not be regarded as an indication that we, TTGSI, Jacobs, or anyone who received this information then considered, or now considers it to be a guarantee of future operating results, and this information should not be relied upon as such. We and our affiliates disclaim any obligation to update or revise the Projections in the future.

The Projections do not take into account any changes in TTGSI’s operations, business, financial condition or results of operations which may result from the Stock Sale, including without limitation any cost savings or other benefits. Further, the Projections do not take into account the effect of any failure to complete the Stock Sale. Neither the inclusion of the Prior Projections in the Proxy Statement nor the Updated Projections in this Supplement should be deemed an admission or representation by us or TTGSI that they are viewed by us or TTGSI as material information with respect to us or TTGSI, and in fact we and TTGSI do not view the Projections as material because of the inherent risks and uncertainties associated with such Projections.

In mid-summer 2010, our and TTGSI’s managements prepared the Updated Projections based on five months of actual data and seven months of forecasted data for TTGSI. Three scenarios, providing a range of potential financial outcomes for 2010, were considered by us and TTGSI, and have been presented as “low”, “middle” and “high” forecasts. These forecasts provided a range of potential outcomes with respect to the 2010 TTGSI financial projections, ranging from the “low” forecast as the most conservative or lowest revenue/profit 2010 financial forecast to a “high” forecast as the most aggressive or highest revenue/profit 2010 financial forecast. Following the preparation and delivery of the Updated Projections, the operations and prospects of TTGSI have declined and certain assumptions of our and TTGSI’s managements with respect to current and prospective government contracts reflected in the “high” forecast are no longer valid. Accordingly, our and TTGSI’s managements believe that the “high” forecast is not reflective of such managements’ best currently available estimates and judgments as to the future financial results and condition of TTGSI and should not be relied upon by stockholders. Finally, it should be noted that our and TTGSI’s managements presently believe the ultimate financial outcome for 2010 will be closer to the low end of the range of outcomes provided below.

In preparing the Updated Projections, our and TTGSI’s managements considered that revenue is projected to be down notably in 2010 as compared to that provided in the Prior Projections because of, among other things:

•	the loss or potential loss of certain existing re-compete contracts;

•	the delay of certain key awards by the U.S. government;

•	higher than predicted loss rate on new bids; and

•	changes to TTGSI’s marketing and bid proposal organizations.

Important factors that may affect actual results and result in the Updated Projections not being achieved include, but are not limited to:

•	a continuation or worsening of the circumstances described in the immediately preceding paragraph;

•	the inherently unpredictable nature of projections and the fact that they do not reflect a final approved strategic plan of our Board;

•	our failure to maintain our relationships with significant customers and to bring in new customer business;

•	the inability to close additional business in the Government Solutions Business pipeline;

•	our inability to execute planned cost management programs;

•	factors affecting the pricing of our services;

•	fluctuations in demand for our services;

•	the failure to retain key management and technical personnel;

•	the inability to execute on a business plan or meet a financial forecast;

•	adverse reactions to the proposed Stock Sale by our clients, suppliers and strategic partners; and

•	the other risks and uncertainties described in the 2009 Form 10-K, the June 30, 2010 Form 10-Q, this Supplement, the Proxy Statement and our other filings with the SEC.

TTGSI Projected Financial Information – 2010 Fiscal Year

(in thousands, except percentages)	Low Forecast	Middle Forecast	High Forecast

Total revenue	$61,910	$63,908	$66,496
Cost of sales	47,114	48,659	50,603

Gross profit	14,796	15,249	15,893
Gross profit margin	23.9%	23.9%	23.9%
Selling, general and administrative expenses	$14,949	$14,949	$14,949
Operating income (loss)	$(173)	$280	$924
EBITDA (1)	$2,245	$2,697	$3,341
Adjusted EBITDA (2)	$4,897	$5,349	$5,993

(1)	As used in the table above, EBITDA is defined as our consolidated operating income (loss), minus depreciation and amortization. The following table presents a reconciliation of operating income (loss), which was the most directly comparable operating performance measure under U.S. generally accepted accounting principles, or GAAP, provided in the Updated Projections, to EBITDA for each of the scenarios presented in the Updated Projections above:

(in thousands)	Low Forecast	Middle Forecast	High Forecast

Operating income (loss)	$(173)	$280	$924
Subtract depreciation	(339)	(339)	(339)
Subtract amortization	(2,079)	(2,079)	(2,079)

EBITDA	$2,245	$2,697	$3,341

(2)	As used in the table above, “adjusted EBITDA” is equal to EBITDA, plus corporate overhead allocation, minus stand-alone overhead costs, plus stock-based compensation expense, plus International Organization for Standardization, or ISO, registration costs. The following table presents a reconciliation of EBITDA to adjusted EBITDA. EBITDA has been previously reconciled to operating income (loss) in the table provided above in footnote(1).

(in thousands)	Low Forecast	Middle Forecast	High Forecast

EBITDA	$2,245	$2,697	$3,341
Add corporate overhead allocation	2,936	2,936	2,936
Subtract stand-alone overhead costs	(670)	(670)	(670)
Add stock-based compensation expense	297	297	297
Add ISO registration costs	90	90	90

Adjusted EBITDA	$4,897	$5,349	$5,997

We believe the non-GAAP financial measures set forth above provide important supplemental information to investors. These non-GAAP financial measures reflect an additional way of viewing aspects of TTGSI’s operations that, when viewed with TTGSI’s GAAP results and the accompanying reconciliation to the most directly comparable GAAP financial measure, provide a more complete understanding of factors and trends affecting TTGSI’s business and results of operations.

These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income prepared on a GAAP basis. Management strongly encourages investors to review our consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare this financial measure with other companies’ non-GAAP financial measures having same or similar names. In addition, we expect to continue to incur expenses similar to the non-GAAP adjustments described above, and the exclusion of these items from a non-GAAP measure should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

Post-Closing Strategies

The third sentence in the last bullet point beginning on page 101 of the Proxy Statement in the section entitled “Proposal 1 – Post-Closing Strategies – Attractive Marketplace” is hereby amended in its entirety to read as follows:

As of June 30, 2010, on a pro forma basis assuming the completion of the Stock Sale, we would have had $44.9 million in cash on hand.

Effects of the Stock Sale

The discussion included in the second paragraph beginning on page 102 of the Proxy Statement in the section entitled “Proposal 1 – Effects of the Stock Sale and of Not Consummating the Stock Sale – Effects of the Stock Sale” is hereby amended in its entirety to read as follows:

The Commercial Business constituted approximately 63.8% and 65.9% of our revenues for the 2009 and 2008 fiscal years, respectively, and approximately 67.7% and 62.0% of our revenues for the six months ended June 30, 2010 and 2009, respectively. The Government Solutions Business contributed $(17.8) million and $5.9 million of income (loss) before income taxes in fiscal 2009 and 2008, respectively, and $(2.2) million and $2.9 million of income (loss) before income taxes for the six months ended June 30, 2010 and 2009, respectively. Following the Stock Sale, our ability to produce the level of total revenue and net income in the short-term that we produced prior to the Stock Sale will be reduced.

Use of Proceeds of the Stock Sale

We estimate that the net cash proceeds to be received by us from the Stock Sale at closing will be approximately $31.6 million, after deducting the amounts to be paid into escrow accounts but not including estimated fees and expenses payable by us directly related to the Stock Sale. Fees and expenses directly attributable to the Stock Sale are estimated to be approximately $5.4 million, of which approximately $3.3 million have already been paid by us. The actual amount of net cash proceeds from the Stock Sale will vary from this estimate. We intend to use the net cash proceeds from the Stock Sale for, among other things, to pay off our current outstanding indebtedness under our existing credit facility, which as of August 31, 2010, was approximately $17.8 million. The net cash proceeds that we receive from the Stock Sale would also enable our Board to consider, from time to time, repurchasing Common Stock for cash as market and business conditions warrant. Further, the remaining net cash proceeds of the Stock Sale will be used for working capital, general corporate purposes and to selectively invest in the growth of our Commercial Business. While we may use some of the net cash proceeds received by us from the Stock Sale to pursue strategic business acquisitions related to the growth of our Commercial Business, no specific acquisition targets have been identified at this time. See the section entitled “Proposal 1 – Post-Closing Strategies” beginning on page 100 of the Proxy Statement.

AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT AND LIMITED WAIVER

The following is a summary of the material terms of the Amendment. This summary does not purport to describe all the terms of the Stock Purchase Agreement or the Amendment and is qualified by reference to the complete Amendment, a copy of which is attached as Exhibit A to this Supplement, and the Stock Purchase Agreement, a copy of which is attached as Exhibit A to the Proxy Statement. We urge you to read the Stock Purchase Agreement, as amended by the Amendment, carefully and in its entirety because it, and not the Proxy Statement or this Supplement, is the legal document that governs the Stock Sale.

The terms of the Stock Purchase Agreement (such as the representations and warranties), as amended by the Amendment, are intended to govern the contractual rights and relationships, and allocate risks, between the parties in relation to the Stock Sale. The Stock Purchase Agreement, as so amended, contains representations and warranties that TechTeam, on the one hand, and Jacobs, on the other hand, made to each other as of specific dates. The representations and warranties were negotiated between the parties with the principal purpose of setting forth their respective rights with respect to their obligations to consummate the Stock Sale and may be subject to important limitations and qualifications as set forth therein, including a contractual standard of materiality different from that generally applicable under federal securities laws. In addition, certain representations and warranties relate to information that is not known currently by either party and have been negotiated such that the risk that such representations or warranties are ultimately shown to not be true is allocated between the parties.

Such representations and warranties are qualified by information in confidential disclosure schedules that TechTeam provided to Jacobs in connection with the signing of the Stock Purchase Agreement. While TechTeam does not believe that the disclosure schedules contain information which has not been previously publicly disclosed and that the securities laws require to be publicly disclosed, the disclosure schedules do contain information regarding TechTeam’s representations and warranties, which information modifies, qualifies and creates exceptions to the representations and warranties set forth in the Stock Purchase Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts. These disclosure schedules contain information that has been included in our prior public disclosures, as well as additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in our public disclosures. In addition, in connection with the execution of the Amendment, we provided to Jacobs information in a confidential certificate that modifies, qualifies and creates exceptions to Jacobs’ obligation to consummate the Stock Sale based on the accuracy of TechTeam’s representations and warranties as of June 3, 2010 and the date of the Amendment.

Amended Purchase Price; Escrow

Aggregate Purchase Price to be Paid by Jacobs at Closing

On September 14, 2010, we entered into the Amendment with Jacobs, which, among other things, amended the Stock Purchase Agreement to decrease the net purchase price payable by Jacobs Technology to us pursuant to the Stock Sale from $59,000,000 to $43,000,000. The Amendment also provided for a decrease in the amount of the aggregate cash payment of the net purchase price to be placed in escrow accounts from $17,520,294 to $11,370,294, which as a percentage of the net purchase price represents a decrease from 29.6% to 26.4%.

As a result of these changes, in exchange for the sale of all of the stock of TTGSI, we will be paid by Jacobs a net purchase price of $43,000,000, consisting of a base cash payment of $31,629,706 to be received at closing, plus a cash payment of $11,370,294 to be placed in escrow accounts, each subject to such additions, subtractions and other adjustments provided for by, and the other terms and provisions set forth in, the Stock Purchase Agreement and the Escrow Agreement. Of the $11,370,294 to be deposited into escrow, $8,600,000 will be held in an escrow account to secure the payment of any future indemnification claims that may be made by Jacobs against us during the 36-month period after the closing date, and $2,770,294 will be held in an escrow account to secure the payment to Jacobs by us of any post-closing net tangible book value adjustment that has the effect of reducing the net purchase price, as described in the Proxy Statement.

Escrow Payment

From the net cash purchase price to be paid by Jacobs at closing as described above, an aggregate cash payment of $11,370,294 will be deposited by Jacobs into escrow accounts pursuant to the terms and conditions of the Stock Purchase Agreement, as amended by the Amendment, and the amended form of Escrow Agreement. Of this amount deposited into escrow accounts, $8,600,000 (the “Indemnification Escrow Fund”) will be allocated to secure the payment by us of any indemnification claims that may be made by Jacobs against us during the 36-month period after the closing date, subject to the limitations and exclusions contained in the Stock Purchase Agreement, and $2,770,294 (the “Net Tangible Book Value Adjustment Fund”) will be allocated to secure the payment from us to Jacobs of any post-closing adjustment to the purchase price to the extent that the Closing Net Tangible Book Value of the Government Solutions Business as of the closing is less than the target net tangible book value amount, which is $12,189,759. All amounts deposited into escrow accounts shall be held, invested and distributed as provided in the amended Escrow Agreement. See “– Potential Post-Closing Adjustment to the Purchase Price,” “– Other Covenants and Agreements – Amended Form of Escrow Agreement” and “– Indemnification; Survival of Indemnification Obligations.”

Potential Post-Closing Adjustment to the Purchase Price

The aggregate net purchase price to be paid in cash by Jacobs at the closing of the Stock Sale, as described above, may be adjusted after the closing as provided in the Stock Purchase Agreement and described in the Proxy Statement. In connection with such adjustments, within 90 days after the closing date or such other time as mutually agreed by the parties, Jacobs will prepare an unaudited balance sheet of the Government Solutions Business as of the close of business on the closing date, including a preliminary unaudited statement of the Closing Net Tangible Book Value. Pursuant to the Amendment, the closing balance sheet will be prepared as if the close of business Eastern Time on the day immediately prior to, instead of the close of business on, the closing date was our fiscal-year end.

Closing

As a result of the Amendment, the closing of the Stock Sale will occur on the later of October 5, 2010 or the first calendar day following the satisfaction or waiver of all conditions to the obligations of the parties under the Stock Purchase Agreement, including the approval by our stockholders of the Stock Sale Proposal as required by the Stock Purchase Agreement.

Other Covenants and Agreements

Amended Form of Escrow Agreement

In connection with the Stock Purchase Agreement and as a condition to the consummation of the Stock Sale, we, Jacobs and JPMorgan Chase Bank, National Association, as escrow agent, will enter into the Escrow Agreement at the closing of the Stock Sale. In connection with the Amendment, the form of the Escrow Agreement was amended to provide that, upon closing of the Stock Sale, the escrow agent will receive from Jacobs an aggregate amount of $11,370,294, to be held in two distinct and segregated accounts. In accordance with the Escrow Agreement and the Stock Purchase Agreement, each as amended, the escrowed funds will serve as security for our indemnification obligations pursuant to the Stock Purchase Agreement and our payment obligations to Jacobs to the extent that the Closing Net Tangible Book Value of the Government Solutions Business may be less than the target net tangible book value amount, which is $12,189,759. Subject to the terms and conditions of the Stock Purchase Agreement and the Escrow Agreement, $11,370,294 shall be allocated among the two segregated accounts as follows:

•	$8,600,000 will comprise the Indemnification Escrow Fund; and

•	$2,770,294 will comprise the Net Tangible Book Value Adjustment Fund.

Pursuant to the Amendment and amended form of Escrow Agreement, on the first business day following the 24-month anniversary of the closing, the escrow agent will distribute to us an amount equal, if any, to $2,866,667 (instead of $4,916,667 as contemplated under the original Stock Purchase Agreement), reduced by all amounts previously paid out of the Indemnification Escrow Fund with respect to indemnity claims and reduced by the amount of pending escrow claims. On the first business day following the 36-month anniversary of the closing, the escrow agent will distribute to us an amount, if any, equal to the sum of the amount remaining in the Indemnification Escrow Fund minus the amount of all pending escrow claims.

The foregoing summary of the terms of the amended form of Escrow Agreement does not purport to describe all such terms and is qualified by reference to the complete text of the amended form of Escrow Agreement, a copy of which is attached as Exhibit B to this Supplement.

Voting Agreements

On June 3, 2010, in order to induce Jacobs to enter into the Stock Purchase Agreement, Costa Brava Partnership III L.P. and Emancipation Capital, LLC, which beneficially owned in the aggregate approximately 18.3% of our outstanding Common Stock as of that date, entered into separate voting agreements with Jacobs. On September 14, 2010, these stockholders consented to the amendments to the Stock Purchase Agreement effected by the Amendment. As a result, under these voting agreements, each of these stockholders is required to, among other things, vote our Common Stock held by them “FOR” the Stock Sale Proposal at the Special Meeting. They are also required to vote their shares against the approval of a competing transaction proposal or any proposal made in opposition to or in competition with the Stock Sale, and against any actions intended, or actions that could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Stock Sale. Costa Brava Partnership III L.P. is an affiliate of Seth W. Hamot, a member of our Board. Emancipation Capital, LLC is an affiliate of Charles Frumberg, a member of our Board.

Transitional Services Agreement

In connection with the Amendment, the form of Transitional Services Agreement was amended to reduce from 60 to 30 days the maximum period, during which, if requested by Jacobs, we will provide each of the transferred employees (and their dependents and other individuals covered through them) with the group, medical, dental and vision coverage they enjoyed immediately prior to the closing. We will charge each such transferred employee the same monthly premium as currently charged to each such transferred employee. In addition, with respect such welfare benefits services, Jacobs must pay to us the difference between the total insurance premium for group medical, dental and vision coverage that is actually billed for the period during which we provide such benefits and the amount charged to the transferred employees for such coverage.

The foregoing summary of the terms of the amended form of Transitional Services Agreement does not purport to describe all such terms and is qualified by reference to the complete text of the amended form of Transitional Services Agreement, a copy of which is attached as Exhibit C to this Supplement.

Conditions to Completion of the Stock Sale

Our and Jacobs’ obligations to complete the Stock Sale are subject to the satisfaction or waiver of certain conditions. In connection with the Amendment, some of such conditions were waived or modified as described below.

Pursuant to the Amendment, a condition to the completion of the Stock Sale related to our representations and warranties was modified to state that, except as set forth in our Amendment Officer’s Certificate (as defined below), our representations and warranties in the Stock Purchase Agreement must be true and correct in all material respects as of June 3, 2010 and as of the date of the Amendment (but not as of the closing date), as if made on the date of the Amendment (except those representations and warranties that relate to a particular date or period, which need only be true and correct as of such date or for such period). In connection with entering into the Amendment, we delivered to Jacobs a certification executed by our duly authorized officer (the “Amendment Officer’s Certificate”). The Amendment Officer’s Certificate modifies, qualifies and creates exceptions to Jacobs’ obligation to consummate the Stock Sale based on the accuracy of TechTeam’s representations and warranties as of June 3, 2010 and the date of the Amendment. The Amendment provides that the Amendment Officer’s Certificate is null and void if the closing does not occur.

In addition, the obligation of Jacobs to complete the Stock Sale is subject to our satisfaction (or Jacobs’ waiver) of specified conditions, including, but not limited to, our making all of our closing deliveries and otherwise performing and complying in all material respects with all of our other covenants and obligations under the Stock Purchase Agreement. Pursuant to the Amendment, this condition was modified to provide exceptions for the information set forth in the Amendment Officer’s Certificate and any covenants or obligations under the Stock Purchase Agreement expressly waived by Jacobs in the Amendment.

The condition to Jacobs’ obligation to complete the Stock Sale relating to TTGSI not having entered into certain teaming agreements or similar contracts or government bids was amended to provide an exception for agreements, contracts or bids (i) described in the Amendment Officer’s Certificate, or (ii) that may be consented to by Jacobs in writing in advance and after the date of the Amendment.

As of September 14, 2010, and in reliance on and conditioned upon the effectiveness of the amendments to the Stock Purchase Agreement:

•	we and Jacobs waived the condition to our respective obligations to complete the Stock Sale that neither we nor Jacobs has become aware of any “organizational conflict of interest,” as defined under the Federal Acquisition Regulations, or similar impact on TTGSI or Jacobs, that would result from the consummation of the Stock Sale, with respect to one teaming agreement described in the Amendment;

•	Jacobs waived the following conditions to its obligation to complete the Stock Sale:

•	the requirement that we deliver an assignment of a specific office building lease described in the Amendment, which assignment must be delivered on or before the 90th day after the closing;

•	our receipt of certain specified consents, as described in the Amendment, to the Stock Sale required to be obtained under the Stock Purchase Agreement;

•	no Material Adverse Effect shall have occurred with respect to the Government Solutions Business, TechTeam or Jacobs;

•	no proceeding shall be pending or threatened by or on behalf of Jacobs or any affiliate of Jacobs which could reasonably be expected to materially and adversely affect the Government Solutions Business, TTGSI or Jacobs (including, without limitation, any such proceeding relating to any alleged violation of, or non-compliance with, any applicable law or any allegation of fraud or intentional misrepresentation); and

•	the requirement that all of the TTGSI employees identified in the Stock Purchase Agreement must continue to be employed by TTGSI or shall not have indicated an intent not to remain employed by TTGSI or Jacobs after the closing pursuant to the terms of any employment agreement; and

•	we waived the condition to our obligation to complete the Stock Sale that no Material Adverse Effect shall have occurred with respect to Jacobs Technology, TechTeam or the Government Solutions Business.

Use of TechTeam Name and Trademarks

Pursuant to the Amendment, within five business days following the date on which the last change of name agreement that TTGSI is required to submit pursuant to the applicable law or by the applicable governmental authority with respect to any government contract is accepted and countersigned by the applicable governmental authority and delivered to TTGSI, Jacobs will cause the certificate of incorporation of TTGSI to be amended such that its name will be changed to delete the name “TechTeam”.

Indemnification; Survival of Indemnification Obligations

Subject to certain exceptions set forth in the Stock Purchase Agreement, as amended, our liability for any claim for indemnification brought by a Jacobs Indemnitee is limited to:

•	$8,600,000 for the first 24 months following the closing date; and

•	$5,733,333 for the period beginning on the first day of the 25th month following the closing date until the last day of the 36th month after the closing (less the amount of claims in excess of $2,866,667 applied against the foregoing cap within the first 24 months after the closing).

In addition, in connection with the Amendment, the parties agreed that, notwithstanding any other provision of the Stock Purchase Agreement, the Amendment or the Amendment Officer’s Certificate to the contrary, we will indemnify and hold the Jacobs Indemnitees harmless, subject to certain restrictions and limitations set forth in the Stock Purchase Agreement, for any losses or claims arising from any breach of any of our representations or warranties contained in the Stock Purchase Agreement as of June 3, 2010 or as of the closing date as if each such representation and warranty was made on and as of the closing date.

Termination

We and Jacobs may by mutual written consent terminate the Stock Purchase Agreement at any time prior to the closing date of the Stock Sale. In addition, upon providing written notice, Jacobs or we may terminate the Stock Purchase Agreement under certain specific circumstances set forth in the Stock Purchase Agreement, as modified by the Amendment.

Pursuant to the Amendment, Jacobs no longer has the right to terminate the Stock Purchase Agreement if:

•	a Material Adverse Effect has occurred with respect to the Government Solutions Business or any event or circumstance has occurred which could reasonably be expected to have a Material Adverse Effect with respect to the Government Solutions Business or TechTeam;

•	any of our representations and warranties shall have been inaccurate as of June 3, 2010 or as of the date of the Amendment, if such inaccuracy has been disclosed in the Amendment Officer’s Certificate as of the date of the Amendment;

•	any of our representations and warranties shall have been inaccurate as of date subsequent to June 3, 2010 (as if made on such subsequent date) and the inaccuracy has not been cured by us within five business days after we receive written notice thereof and remains uncured at the time notice of termination is given, such that the closing condition with respect thereto would not be satisfied;

•	any of our covenants are breached such that the closing condition with respect thereto would not be satisfied, so long as (i) such breach was disclosed in the Amendment Officer’s Certificate, or (ii) the breach of a covenant or condition was expressly waived by Jacobs pursuant to the Amendment; or

•	TTGSI enters into any teaming or similar contract, government contract or government bid that:

•	imposes any restriction on TTGSI to compete in any business or activity within a certain geographic area, or pursuant to which any benefit or right is required to be given or lost as a result of so competing with any person;

•	grants any exclusive license, supply or distribution agreement or other exclusive rights; or

•	grants any “most favored nation” rights, rights of first refusal, rights of first negotiation or similar rights with respect to any product, service or intellectual property right of TTGSI;

and which Jacobs reasonably believes would, individually or in the aggregate, materially and adversely affect Jacobs Technology, its affiliates, or TTGSI after the closing, so long as such teaming agreement or similar contract or government bid (i) was described in the Amendment Officer’s Certificate, or (ii) was consented to in writing by Jacobs after the date of the Amendment.

Moreover, we can no longer terminate the Stock Purchase Agreement if:

•	a Material Adverse Effect has occurred with respect to TechTeam or the Government Solutions Business or any event or circumstance has occurred which could reasonably be expected to have a Material Adverse Effect with respect to TechTeam or the Government Solutions Business; or

•	any of our representations and warranties shall have become inaccurate as of a date subsequent to June 3, 2010 (as if made on such subsequent date) such that the closing condition with respect thereto would not be satisfied.

In addition, as set forth in the Amendment, the Stock Purchase Agreement may be terminated upon providing written notice, by us or Jacobs, if the Stock Sale has not been completed on or before October 5, 2010 (instead of October 1, 2010), unless the failure of the closing to have occurred by that date is attributable to a failure by such party to act as required under the Stock Purchase Agreement.

Termination Fee and Reimbursement of Expenses

The termination fee that we must pay to Jacobs if the Stock Purchase Agreement is terminated under certain circumstances was reduced from $2,360,000 to $1,720,000 due to the reduction of the net purchase price that we will receive in connection with the Stock Sale.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE STOCK SALE PROPOSAL.

ADJOURNMENT OF THE SPECIAL MEETING

As previously announced, on August 31, 2010, after consultation with Jacobs, the Special Meeting was convened for the sole purpose of having our stockholders consider the approval of a proposal (the “Adjournment Proposal”) to adjourn the Special Meeting to a later date in order to provide us with additional time to discuss with Jacobs the terms of a possible amendment to the Stock Purchase Agreement. The Adjournment Proposal was approved by the holders of more than a majority of the shares of common stock present, in person or represented by proxy, at the Special Meeting and entitled to vote on this matter. Following such vote, the Special Meeting was adjourned.

The Special Meeting is currently scheduled to be reconvened on Tuesday, September 28, 2010, at 10:00 a.m. (local time), at The Langham Hotel, 250 Franklin Street, Boston, Massachusetts 02110. The record date for the Special Meeting remains July 30, 2010. Given the approval of the Adjournment Proposal by our stockholders on August 31, 2010 and given the conditions precedent that continue to exist to the obligations of Jacobs to consummate the Stock Sale, no assurances can be given that we will not need to seek further adjournments or postponements of the Special Meeting. To the extent that we determine that a further adjournment or postponement is needed in advance of the reconvened Special Meeting scheduled to be held on September 28, 2010, we will publicly announce such determination in advance of the Special Meeting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The reports, statements and other information that we file electronically with the SEC are available to the public on the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.techteam.com/investors. You may also read and copy any document we file with the SEC at its Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330.

THIS SUPPLEMENT AND THE PROXY STATEMENT DO NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN SUCH JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS SUPPLEMENT AND THE PROXY STATEMENT (INCLUDING THE EXHIBITS HERETO AND THERETO) TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS SUPPLEMENT AND THE PROXY STATEMENT. THIS SUPPLEMENT IS DATED AS OF THE DATE INDICATED ON THE COVER OF THE SUPPLEMENT, AND THE INFORMATION CONTAINED IN THIS SUPPLEMENT SPEAKS ONLY AS OF SUCH DATE, UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE

APPLIES. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS SUPPLEMENT (OR SUCH OTHER DATE INDICATED), AND THE MAILING OF THIS SUPPLEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

By order of the Board of Directors,

Michael A. Sosin
Corporate Vice President, General Counsel and Secretary

September 15, 2010
Southfield, Michigan

Exhibit A
Execution Version

AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT
AND LIMITED WAIVER

This AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT AND LIMITED WAIVER (this “Amendment and Waiver”) is made effective as of September 14, 2010, by and among TechTeam Global, Inc., a Delaware corporation (“Seller”), Jacobs Engineering Group Inc., a Delaware corporation (“Buyer Parent”), and Jacobs Technology Inc., a Tennessee corporation and a wholly-owned subsidiary of Buyer Parent (“Buyer”), in connection with that certain Stock Purchase Agreement, dated as of June 3, 2010, by and among Seller, Buyer Parent and Buyer (the “Stock Purchase Agreement”). Unless otherwise specifically defined herein, each term used herein shall have the meaning assigned to such term in the Stock Purchase Agreement.

WHEREAS, pursuant to Section 11.02 of the Stock Purchase Agreement, the Parties desire to amend the Stock Purchase Agreement as specified in Section A below; and

WHEREAS, Each of Seller and Buyer are willing to waive certain conditions precedent to such Party’s respective obligation to consummate the Closing pursuant to the terms of the Stock Purchase Agreement as expressly set forth in Section C below;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the Parties, intending to be legally bound hereby, agree as follows:

A. Amendment to Stock Purchase Agreement.  Effective as of the date hereof, the Stock Purchase Agreement shall be, and hereby is, amended as follows:

1. References.  From and after the execution of this Amendment and Waiver by the Parties, (a) any references to the Stock Purchase Agreement shall be deemed a reference to the Stock Purchase Agreement as amended by this Amendment and Waiver, and (b) any reference in the Stock Purchase Agreement to “hereof”, “herein”, “hereunder”, “hereby” and “this Agreement” shall be deemed to refer to the Stock Purchase Agreement as amended by this Amendment and Waiver.

2. Definitions.

a. The definition of “Amendment and Waiver” set forth below shall be added to Section 1.1 of the Stock Purchase Agreement immediately after the definition of “Agreement”:

“Amendment and Waiver” shall mean that certain Amendment No. 1 to Stock Purchase Agreement and Limited Waiver, dated as of September 14, 2010, by and among Seller, Buyer Parent and Buyer.

b. The definition of “Amendment Officer’s Certificate” set forth below shall be added to Section 1.1 of the Stock Purchase Agreement immediately after the definition of “Amendment and Waiver”:

“Amendment Officer’s Certificate” has the meaning ascribed thereto in Section B of the Amendment and Waiver.

c. The definition of “Enterprise Value” set forth in Section 1.1 of the Stock Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Enterprise Value” means Forty-Five Million Dollars ($45,000,000).

d. The definition of “Escrow Agreement” set forth in Section 1.1 of the Stock Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Escrow Agreement” means the Escrow Agreement to be entered into concurrently with the Closing by and among Seller, Buyer and the Escrow Agent, substantially in the form attached as Exhibit

A to the Amendment and Waiver, as amended, supplemented or otherwise modified from time to time after the Closing Date with the written consent of all parties thereto.

e. The definition of “Indemnification Escrow Amount” set forth in Section 1.1 of the Stock Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Indemnification Escrow Amount” means Eight Million Six Hundred Thousand Dollars ($8,600,000).

f. The definition of “Outside Date” set forth in Section 1.1 of the Stock Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Outside Date” means October 5, 2010.

g. The definition of “Transition Services Agreement” set forth in Section 1.1 of the Stock Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Transitional Services Agreement” means the Transitional Services Agreement to be entered into by and between Seller and Buyer concurrently with the Closing in the form attached as Exhibit B to the Amendment and Waiver.

3. Closing.  Section 2.03 of the Stock Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“The closing (the “Closing”) of the purchase and sale of the Shares hereunder shall take place on the later of October 5, 2010 or the first (1st) calendar day following the date on which the last to be satisfied or waived of the conditions set forth in Article VIII of this Agreement (excluding those conditions which by their nature are to be satisfied as part of the Closing), at 10:00 a.m., Washington, D.C. time, at the offices of Blank Rome LLP, Watergate 600 New Hampshire Avenue, Washington, DC 20037, or at such other place, time or date as the Parties hereto may agree (the date on which the Closing actually occurs, the “Closing Date”). The Closing shall be deemed to be effective as of 12:01 a.m. Eastern Time on the Closing Date.”

4. Deliveries by Buyer.  Section 2.04(a)(i) of the Stock Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“payment of the Initial Cash Amount by, at Buyer’s election, either (A) certified or official bank check payable in immediately available funds to the order of Seller, or (B) by wire transfer of immediately available funds to an account or accounts designated by Seller, by written notice to Buyer, which notice shall be delivered at least two (2) Business Days prior to the Closing Date;”

5. Deliveries by Seller to Buyer.  Section 2.05(e) of the Stock Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“a Certification executed by a duly authorized officer of Seller certifying to the matters set forth in Section 8.02(a) as amended and restated pursuant to the Amendment and Waiver and, except as set forth in the Amendment Officer’s Certificate or for any covenant or obligation expressly waived by Buyer in the Amendment and Waiver, to the matters set forth in Section 8.02(b).”

6. Purchase Price Adjustment.  The second sentence of Section 2.07(b) of the Stock Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“The Closing Balance Sheet shall be prepared as if the close of business Eastern Time on the day immediately prior to the Closing Date was the Company’s fiscal year-end and shall be prepared in accordance with GAAP and in a manner consistent with the preparation of the Financial Statements (as hereinafter defined).”

7. Escrow Arrangements.  Section 2.08(c) of the Stock Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“On the first Business Day following the twenty-four (24) month anniversary of the Closing Date (such Business Day, the “First Scheduled Escrow Release Date”), Seller and Buyer shall cause the Escrow Agent (including by delivering joint written instructions to the Escrow Agent) to release, or disburse, from the Escrow Account to Seller an amount (if such amount is greater than zero) equal to the difference of (x) Two Million Eight Hundred Sixty-Six Thousand Six Hundred Sixty Seven Dollars ($2,866,667) (the “First Escrow Release Amount”), minus (y) the sum of (A) the aggregate amount of all amounts previously paid to Buyer Indemnitees from the Indemnification Escrow Amount, plus (B) the aggregate amount of all Unsatisfied Escrow Claims.”

8. Disclosure Schedule Supplements.  The last sentence of Section 5.08 of the Stock Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Any such supplements, modifications and updates set forth in the Updated Disclosure Schedules shall not be deemed to have cured any breach of any representation or warranty made in this Agreement for purposes of the indemnifications provided for in Article IX hereof and, except for any matter set forth in the Amendment Officer’s Certificate, will not be deemed to have cured any such breach of representation or warranty made in this Agreement for purposes of determining whether or not the conditions set forth in Sections 8.01 or 8.02 have been satisfied.”

9. Use of Seller’s Name.  Section 6.03(f) of the Stock Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Buyer shall, within five (5) Business Days following the date on which the last change of name agreement that an Acquired Company is required to submit pursuant to Applicable Law or by the applicable Governmental Authority with respect to any Government Contracts (as applicable) is accepted and countersigned by the applicable Governmental Authority and delivered to such Acquired Company, cause an amendment to the Certificate of Incorporation of each Acquired Company to become effective changing the name of such entity to delete the name “TechTeam” to the extent such Acquired Company’s name contains the word “TechTeam.”

10. Conditions to Obligations of Seller and Buyer.  Section 8.01(d) of the Stock Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Except as set forth in the Amendment Officer’s Certificate, each of the representations and warranties of Seller in this Agreement shall be true and correct in all material respects (other than representations and warranties which are qualified by materiality or by Material Adverse Effect, which shall be true and correct in all respects) as of June 3, 2010 and on and as of the date of the Amendment and Waiver as if made on the date of the Amendment and Waiver, except to the extent such representations and warranties relate to a particular date or time period (in which case such representations and warranties shall be true and correct on and as of such date or for such time period).”

11. Conditions to Obligations of Buyer.

a. Section 8.02(a) of the Stock Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Except as set forth in the Amendment Officer’s Certificate and except for any covenant or obligation expressly waived by Buyer in the Amendment and Waiver, Seller shall have performed and complied in all respects with all covenants and obligations under Section 2.05 of this Agreement required to be performed and complied with by it as of the Closing Date and, except as set forth in the Amendment Officer’s Certificate and except for any covenant or obligation expressly waived by Buyer in the Amendment and Waiver, Seller shall have performed and complied in all material respects with all of its other covenants and obligations under this Agreement required to be performed and complied with by it as of the Closing Date.”

b. Section 8.02(g) of the Stock Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Except as set forth in the Amendment Officer’s Certificate and except with the prior written consent of Buyer after the date of the Amendment and Waiver, none of the Acquired Companies shall have entered into any teaming or similar Contract, Government Contract or Government Bid which (i) (A) imposes any restriction on the ability of any Acquired Company to compete in any business or activity within a certain geographic area, or pursuant to which any benefit or right is required to be given or lost as a result of so competing, (B) grants any exclusive license, supply or distribution agreement or other exclusive rights, or (C) grants any “most favored nation,” rights of first refusal, rights of first negotiation or similar rights with respect to any product, service or Intellectual Property Right, and (ii) Buyer reasonably believes would, individually or in the aggregate, materially and adversely affect Buyer, its Affiliates or any of the Acquired Companies following the Closing.”

12. Indemnification by Seller.

a. The first sentence of Section 9.02(d) of the Stock Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“Notwithstanding anything to the contrary herein (other than Section 9.02(e) below), Seller’s aggregate liability under Section 9.02(a) shall not exceed: (i) during the period beginning on the Closing Date and ending on the last day of the twenty-fourth (24th) month following the Closing, an amount equal to Eight Million Six Hundred Thousand Dollars ($8,600,000) (the “Initial Cap”), and (ii) during the period beginning on the first day of the twenty-fifth (25th) month following the Closing and ending on the last day of the thirty-sixth (36th) month following the Closing, an amount equal to Five Million Seven Hundred Thirty-Three Thousand Three Hundred Thirty Three Dollars ($5,733,333) (minus the amount of claims in excess of Two Million Eight Hundred Sixty-Six Thousand Six Hundred Sixty Seven Dollars ($2,866,667) applied against the Initial Cap within the first twenty-four (24) months after the Closing) (the “Adjusted Cap”).”

b. Notwithstanding any other provision of the Stock Purchase Agreement, this Amendment and Waiver or the Amendment Officer’s Certificate to the contrary, the Parties hereby acknowledge and agree that the Buyer Indemnitees shall be indemnified and held harmless by Seller pursuant to Section 9.02(a) of the Stock Purchase Agreement, subject to the restrictions and limitations set forth in Article IX of the Stock Purchase Agreement, for any Losses sustained, suffered or incurred by any of the Buyer Indemnitees, or to which any of the Buyer Indemnitees may be subjected, arising from any breach of any representation or warranty of Seller contained in the Stock Purchase Agreement as of June 3, 2010 or as of the Closing Date as if each such representation and warranty was made on and as of the Closing Date.

13. Grounds for Termination.

a. Section 10.01(i) of the Stock Purchase Agreement is hereby deleted in its entirety;

b. Section 10.01(j) of the Stock Purchase Agreement is hereby amended and restated in its entirety to read as follows:

‘‘(j) by Buyer (by written notice of termination from Buyer to Seller, in which reference is made to the specific provision(s) of this subsection giving rise to the right of termination) if (i) except as set forth in the Amendment Officer’s Certificate, any of Seller’s representations and warranties shall have been inaccurate as of June 3, 2010, or as of the date of the Amendment and Waiver, such that the condition set forth in Section 8.01(d) would not be satisfied, (ii) except as set forth in the Amendment Officer’s Certificate or for any covenant or condition expressly waived by Buyer in the Amendment and Waiver, any of Seller’s covenants contained in this Agreement shall have been breached, such that the condition set forth in Section 8.02(a) would not be satisfied, (iii) any of the Acquired Companies shall have entered into any teaming or similar Contract, Government Contract or Government Bid, such that the condition set forth in Section 8.02(g) would not be satisfied, or (iv) any Proceeding shall be initiated, threatened or pending (other than any Proceeding initiated or threatened by Buyer, Buyer Parent or any of their respective Affiliates) which could reasonably be expected to materially and adversely affect the Business, the Acquired Companies, Buyer or Buyer Parent (including, without limitation, any such Proceeding relating to any alleged violation of, or non compliance with, any Applicable Law or any allegation of fraud or intentional misrepresentation);”

c. Section 10.01(k) of the Stock Purchase Agreement is hereby amended and restated in its entirety to read as follows:

‘‘(k) by Seller (by written notice of termination from Seller to Buyer, in which reference is made to the specific provision(s) of this subsection giving rise to the right of termination) if (i) any of Buyer’s representations and warranties shall have been inaccurate as of the date of this Agreement, such that the condition set forth in Section 8.03(a) would not be satisfied, (ii) (A) any of Buyer’s representations and warranties become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 8.03(a) would not be satisfied and (B) such inaccuracy has not been cured by Buyer within five (5) Business Days after its receipt of written notice thereof and remains uncured at the time notice of termination is given, or (iii) any of the Buyer’s covenants contained in this Agreement shall have been breached, such that the condition set forth in Section 8.03(b) would not be satisfied; and”; and

d. Section 10.01(l) of the Stock Purchase Agreement is hereby amended and restated in its entirety to read as follows:

‘‘(l) by Seller (by written notice of termination from Seller to Buyer, in which reference is made to this subsection, specifying the nature of the Material Adverse Effect) if, since the date of this Agreement, there shall have occurred any Material Adverse Effect with respect to Buyer or there shall have occurred any event or circumstance that, in combination with any other events or circumstances, could reasonably be expected to have, a Material Adverse Effect with respect to Buyer.”

14. No Further Amendment.  Except as otherwise provided in this Section A, the Stock Purchase Agreement shall remain unchanged and in full force and effect.

B. Amendment Officer’s Certificate.  Concurrently with the execution of this Amendment and Waiver, Seller shall deliver, or cause to be delivered for and on behalf of Seller, to Buyer a Certification executed by a duly authorized officer of Seller in the form attached hereto as Exhibit C (the “Amendment Officer’s Certificate”), certifying for and on behalf of Seller that: (i) except as set forth in the Amendment Officer’s Certificate, each of the representations and warranties of Seller in the Agreement were true and correct in all material respects (other than such representations and warranties which are qualified by materiality or by Material Adverse Effect, which were true and correct in all respects) when made and each of the representations and warranties of Seller contained in the Stock Purchase Agreement are true and correct in all material respects (other than such representations and warranties which are qualified by materiality or by Material Adverse Effect, which shall be true and correct in all respects) on and as of the date of this Amendment and Waiver as if made on the date of this Amendment and Waiver, except to the extent such representations and warranties relate to a particular date or time period (in which case such representations and warranties shall be true and correct on and as of such date or for such time period) and (ii) except as set forth in the Amendment Officer’s Certificate, except for any covenant or obligation expressly waived by Buyer in the Amendment and Waiver and except for the covenants and obligations under Section 2.05 of this Agreement, Seller has performed and complied in all material respects with all other covenants and obligations that it is required to perform and comply with under this Agreement on or prior to the date of the Amendment and Waiver, and (iii) except as set forth in the Amendment Officer’s Certificate or for any covenant or obligation expressly waived by Buyer in the Amendment and Waiver, (A) all Consents and Government Contract Consents set forth on Schedule 8.02(b)(i), (B) all notices set forth on Schedule 8.02(b)(ii), and (C) all Governmental Approvals have been obtained, made or given (as applicable).

C. Limited Waivers.

1. Conditions to Obligations of Seller and Buyer.  Effective as of the date hereof, and in reliance and conditioned upon the effectiveness of the amendments to the Stock Purchase Agreement set forth in Section A above, each of Seller and Buyer hereby waives the following condition precedent to its respective obligation to consummate the Closing pursuant to the terms of the Stock Purchase Agreement:

a. with respect to the Teaming Agreement between the Company and Spectrum Comm., Inc. dated April 13, 2010 (the “Spectrum Teaming Agreement”) and only the Spectrum Teaming Agreement, the condition set forth in Section 8.01(e) of the Stock Purchase Agreement.

2. Conditions to Obligations of Buyer.  Effective as of the date hereof, and in reliance and conditioned upon the effectiveness of the amendments to the Stock Purchase Agreement set forth in Section A above, Buyer hereby waives the following conditions precedent to its obligation to consummate the Closing pursuant to the terms of the Stock Purchase Agreement:

a. with respect to the assignment of the Lease set forth on Schedule B hereto, and only the assignment of such Lease, the condition set forth in Section 8.02(a) of the Stock Purchase Agreement;

b. with respect to the Consents set forth on Schedule A hereto (the “Specified Consents”) and only with respect to the Specified Consents, the condition set forth in Section 8.02(b) of the Stock Purchase Agreement;

c. Section 8.02(c) of the Stock Purchase Agreement in its entirety;

d. Section 8.02(d) of the Stock Purchase Agreement with respect to any Proceeding initiated or threatened by or on behalf of Buyer, Buyer Parent or any of their respective Affiliates; and

e. Section 8.02(f) of the Stock Purchase Agreement in its entirety.

3. Conditions to Obligations of Seller.  Effective as of the date hereof, and in reliance and conditioned upon the effectiveness of the amendments to the Stock Purchase Agreement set forth in Section A above, Seller hereby waives the following condition precedent to its obligation to consummate the Closing pursuant to the terms of the Stock Purchase Agreement:

a. Section 8.03(c) of the Stock Purchase Agreement in its entirety.

4. Condition to Effectiveness of Waivers.  Each of the Parties acknowledges and agrees that the limited waivers made herein by such Party are expressly made in reliance and continued upon the effectiveness of all of the amendments to the Stock Purchase Agreement set forth in Section A above, and but for the effectiveness of such amendments, such Party would not be making such waiver.

5. No Other Waiver.  Any waiver herein shall constitute a waiver only with respect to the specific matters described herein and shall in no way impair the rights, powers or remedies of the Party granting such waiver in any other respect or at any other time.

D. Agreement Regarding Lease Agreement.  Notwithstanding the waiver granted in Section C.2.b. above or any other provision of this Amendment and Waiver or the Stock Purchase Agreement to the contrary, Seller shall deliver to Buyer an assignment of the Lease set forth on Schedule C hereto, duly executed by Seller and the landlord pursuant to such Lease, on or before the ninetieth (90th) calendar day following the Closing.

E. Acknowledgements by Buyer.  Notwithstanding any other provision of this Amendment and Waiver or the Stock Purchase Agreement to the contrary, Buyer acknowledges and agrees that Buyer shall not have any right to refuse to consummate the Contemplated Transactions pursuant to Section 8.01(d), Section 8.02(a), Section 8.02(b) or Section 8.02(g), in each case, based on any matter set forth in the Amendment Officer’s Certificate or, with respect to Section 8.01(d) only, any matter arising after the date of this Amendment and Waiver, including any matter that is set forth in any Updated Disclosure Schedule delivered by Seller to Buyer following the date of this Amendment and Waiver. Notwithstanding any other provision of this Amendment and Waiver or the Stock Purchase Agreement to the contrary, Buyer acknowledges and agrees that the Amendment Officer’s Certificate shall be void and shall have no force or effect if the Closing does not occur, in which case, any references to the Amendment Officer’s Certificate herein shall also no longer have any force or effect.

F. Governing Law.  This Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to applicable principles of conflicts of law thereof or of any other jurisdiction to the extent that the application of the laws of another jurisdiction would be required thereby.

G. Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. In the event that any signature to this Amendment and Waiver is delivered by facsimile transmission or by e-mail delivery of a portable document format (.pdf or similar format) data file, such signature shall create a valid and binding obligation of the party so executing (or on whose behalf such signature is executed), with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

H. Descriptive Headings.  The descriptive headings herein are inserted for convenience of reference only and shall in no way be construed to define, limit, describe, explain, modify, amplify, or add to the interpretation, construction or meaning of any provision of, or scope or intent of, this Amendment and Waiver or the Stock Purchase Agreement nor in any way affect this Amendment and Waiver or the Stock Purchase Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment and Waiver to be duly executed and delivered as of the day and year first above written.

TECHTEAM GLOBAL, INC.

By:	/s/ Margaret M. Loebl
Margaret M. Loebl
Corporate Vice President,
Chief Financial Officer and Treasurer

JACOBS ENGINEERING GROUP INC.

By:	/s/ John W. Prosser, Jr.
John W. Prosser, Jr.
Executive Vice President, Finance
and Administration and Treasurer

JACOBS TECHNOLOGY INC.

By:	/s/ John W. Prosser, Jr.
John W. Prosser, Jr.
Treasurer

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO
STOCK PURCHASE AGREEMENT AND LIMITED WAIVER]

Exhibit B

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (as the same may be amended or modified from time to time pursuant hereto, this “Agreement”) is made and entered into as of October [  ], 2010, by and among TechTeam Global, Inc., a Delaware corporation (“Seller”), Jacobs Engineering Group Inc., a Delaware corporation (“Buyer Parent”), Jacobs Technology Inc., a Tennessee corporation and wholly-owned subsidiary of Buyer Parent (“Buyer” and together with Seller and Buyer Parent, sometimes referred to herein individually as a “Party” or collectively as the “Parties”), and JPMorgan Chase Bank, National Association (the “Escrow Agent”). Any capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in that certain Stock Purchase Agreement, dated as of June 3, 2010, among Seller, Buyer, and Buyer Parent, as amended by that certain Amendment No. 1 to Stock Purchase Agreement and Limited Waiver, dated as of September 14, 2010 (the “Stock Purchase Agreement”).

WHEREAS, pursuant to the terms of the Stock Purchase Agreement, Buyer will purchase from Seller, and Seller will sell to Buyer, one hundred percent (100%) of the Capital Stock of TechTeam Government Solutions, Inc., a Virginia corporation, and wholly-owned subsidiary of Seller.

WHEREAS, Section 2.04(b) of the Stock Purchase Agreement provides that, at the Closing, Buyer shall deliver to the Escrow Agent an aggregate amount equal to Eleven Million Three Hundred Seventy Thousand Two Hundred Ninety-Four Dollars ($11,370,294) (the “Escrow Amount”) to be held in accordance with this Agreement as security for (i) the indemnification obligations of Seller pursuant to Article IX of the Stock Purchase Agreement (the “Indemnification Obligations”); and (ii) the payment obligations of Seller with respect to any NTBV Shortfall pursuant to the Stock Purchase Agreement (the “NTBVA Obligations”).

WHEREAS, Eight Million Six Hundred Thousand Dollars ($8,600,000) of the Escrow Amount is solely with respect to the Indemnification Obligations and shall constitute the “Indemnification Escrow Fund,” and (ii) Two Million Seven Hundred Seventy Thousand Two Hundred Ninety-Four Dollars ($2,770,294) of the Escrow Amount is solely with respect to the NTBVA Obligations and shall constitute the “NTBVA Escrow Fund.”

NOW THEREFORE, in consideration of the foregoing and the covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller, Buyer Parent, Buyer and the Escrow Agent, intending to be legally bound hereby, agree as follows:

1. Appointment.  The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2. Fund.  At the Closing, Buyer shall deposit with the Escrow Agent the Escrow Amount. The Escrow Agent shall hold, subject to the terms and conditions hereof, the Indemnification Escrow Fund and the NTBA Escrow Fund in two separate and distinct segregated accounts. The Escrow Agent shall hold the Escrow Amount and, subject to the terms and conditions hereof, shall invest and reinvest the Escrow Amount and all earnings, interest and income thereon (the “Fund”) as directed in Section 3. For the avoidance of doubt, the Buyer and Seller acknowledge and agree that, notwithstanding any other provision of this Agreement or the Stock Purchase Agreement to the contrary, the NTBVA Escrow Fund shall relate solely to the NTBVA Obligations and shall not be available to satisfy any Claims (as defined below) relating to or arising out of Indemnification Obligations.

3. Investment of Fund.  During the term of this Agreement, the Fund shall be invested in a JPMorgan Money Market Deposit Account (“MMDA”), or a successor or similar investment offered by the Escrow Agent, unless otherwise jointly instructed in writing by Buyer and Seller and as shall be acceptable to the Escrow Agent. MMDA have rates of compensation that may vary from time to time based upon market conditions. Instructions to make any other investment (“Alternative Investment”) must be made jointly by Buyer and Seller in writing and shall specify the type and identity of the investments to be purchased and/or sold. The Escrow Agent is hereby authorized to execute purchases and sales of investments through the facilities of its own trading or capital markets operations or those of any affiliated entity. The Escrow Agent or any of its affiliates may receive compensation with respect to any Alternative Investment directed hereunder including without limitation charging any applicable agency fee in connection with each transaction. The Parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Fund or the purchase, sale, retention or other disposition of any investment described herein. The Escrow Agent shall not have any liability for any loss sustained as a result of any investment in an investment made pursuant to the terms of this Agreement or as a result of any liquidation of any investment prior to its maturity or for the failure of the Parties to give the Escrow Agent instructions to invest or reinvest the Fund, except to the extent that such loss arises from the Escrow Agent’s gross negligence, bad faith or willful misconduct. The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Agreement. The Escrow Agent shall provide Buyer and Seller monthly and annual statements of assets and transactions for the Fund. In addition, the Escrow Agent shall respond to reasonable telephone requests for account balances during normal business hours.

4. Disposition and Termination.

(a) Term of Fund.  Unless released earlier pursuant to this Agreement, the Fund shall be held by the Escrow Agent and disbursed in accordance with the following:

(i) Within ten (10) Business days after the Closing NTBV is Finally Determined in accordance with the Section 2.07 of the Stock Purchase Agreement, Buyer and Seller shall jointly instruct the Escrow Agent in writing to disburse the NTBVA Escrow Fund to Buyer and/or Seller, as applicable, in accordance with Section 2.07(f) of the Stock Purchase Agreement.

(ii) On the first Business Day following the twenty-four (24) month anniversary of the Closing Date (such Business Day, the “First Release Date”), Seller and Buyer shall jointly instruct the Escrow Agent in writing to disburse to Seller from the Indemnification Escrow Fund an amount (if such amount is greater than zero) equal to the difference of (x) Two Million Eight Hundred Sixty-Six Thousand Six Hundred Sixty-Seven Dollars ($2,866,667), minus (y) the sum of (A) the aggregate amount of all amounts previously paid to Buyer Indemnitees (and to third parties at the direction of Buyer) from the Indemnification Escrow Fund, plus (B) the aggregate amount of all Unsatisfied Escrow Claims (as defined below).

(iii) On the first Business Day following the thirty-six (36) month anniversary of the Closing Date (such Business Day, the “Second Release Date”), Seller and Buyer shall jointly instruct the Escrow Agent in writing to disburse to Seller from the Indemnification Escrow Fund an amount (if such amount is greater than zero) equal to the difference of (x) the amount remaining in the Indemnification Escrow Fund on such date, minus (y) the aggregate amount of all Unsatisfied Escrow Claims.

(iv) Following the Second Release Date, the amount of any Unsatisfied Escrow Claim which is Finally Determined, in whole or in part, in favor of Buyer (or any other Buyer Indemnitee) or Seller, as applicable, shall be paid to Buyer (or to the applicable third party, if so directed by Buyer) or Seller, as applicable, within (3) Business Days following the earlier to occur of (A) the Escrow Agent’s receipt of a joint written instruction from Buyer and Seller, which instruction resolves any portion of a Disputed Claim in favor of Buyer or Seller, as applicable, or (B) the Escrow Agent’s receipt of a final, non-appealable order or judgment of a court of competent jurisdiction, which final order or judgment resolves any portion of a Disputed Claim in favor of Buyer or Seller, applicable; provided, that the amount of any Unsatisfied Escrow Claim to be distributed to Seller pursuant to the foregoing shall be reduced, if at all, to the extent (and only to the extent) that the amounts remaining in the Indemnification Escrow Fund would be less than the amount of any then outstanding Unsatisfied Escrow Claim(s). When no Unsatisfied Escrow Claims remain following the Second Release Date, the Escrow Agent shall promptly disburse to Seller the amounts remaining in the Indemnification Escrow Fund. Upon disbursement by the Escrow Agent of all amounts remaining in the Fund, this Agreement shall terminate.

For purposes of this Agreement (x) the term “Unsatisfied Escrow Claim” shall mean, as of the date of determination, all claims for indemnification, payment or reimbursement by the Buyer Indemnitees, or any of them, pursuant to Section 9.02 of the Stock Purchase Agreement which either (A) were asserted in writing, in good faith, prior to, and are pending on, such date or (B) have been Finally Determined in favor of the Buyer Indemnitees, or any of them, to the extent such claims (as so Finally Determined) have not been paid from the Indemnification Escrow Fund as of such date; and (y) “Finally Determined” shall mean, (i) with respect to any claim for indemnification, payment or reimbursement by the Buyer Indemnitees, or any of them, pursuant to Section 9.02 of the Stock Purchase Agreement, the amount of such claim the entitlement to which by such Buyer Indemnitee(s) (A) has been consented to in writing by Seller (whether pursuant to a settlement agreement or otherwise), or (B) has been determined pursuant to a final, non-appealable judgment or other similar determination of a court of competent jurisdiction, and (ii) with respect to the determination of Closing NTBV, has been finally determined in accordance with Section 2.07 of the Stock Purchase Agreement.

(b) Claims for Payment from the Indemnification Escrow Fund.

(i) Subject to the provisions of the Stock Purchase Agreement, if at any time on or before 5:00 p.m. Chicago Time on the Second Release Date, Buyer (A) believes that it (or any other Buyer Indemnitee) is entitled to payment, or that payment should be made to a third party, pursuant to the terms of Article IX of the Stock Purchase Agreement, and (B) desires to make a claim for payment from the Indemnification Escrow Fund (a “Claim”) in connection therewith, then Buyer shall give written notice of such Claim (a “Claim Notice”) to Seller and the Escrow Agent, specifying in reasonable detail the nature of the Claim, the basis for indemnification under the Stock Purchase Agreement, and the amount (to the extent reasonably determinable) of such Claim.

(ii) Prior to 5:00 p.m. Chicago Time thirty (30) days after the Escrow Agent’s receipt of a Claim Notice (the “Response Period”), Seller may deliver to Buyer and to the Escrow Agent a written response (the “Response Notice”) in which Seller (A) agrees that the full amount of the subject Claim may be released from the Indemnification Escrow Fund to Buyer, (B) agrees that part, but not all, of the amount of the subject Claim may be released from the Indemnification Escrow Fund to Buyer, or (C) indicates that no part of the amount of the subject Claim may be released from the Indemnification Escrow Fund to Buyer. The amount of the subject Claim that Seller indicates may not be released to Buyer under the Response Notice shall be deemed a “Disputed Claim.” If no Response Notice is received by the Escrow Agent within the Response Period, the Claim set forth in the Claim Notice shall be paid to Buyer, or the applicable third party (if directed by Buyer), by the Escrow Agent from the Indemnification Escrow Fund within three (3) Business Days following the end of the Response Period.

(iii) In the event that a Response Notice with respect to the subject Claim is received by the Escrow Agent within the Response Period, the Escrow Agent shall pay Buyer, or the applicable third party (if so directed by Buyer), from the Indemnification Escrow Fund within three (3) Business Days following the Escrow Agent’s receipt of the Response Notice, the amount of the Claim not in dispute, if any, and shall retain the amount of the Disputed Claim. Buyer and Seller shall attempt in good faith to resolve such Disputed Claim and, if they are able to do so in whole or in part, shall jointly instruct the Escrow Agent in writing as to the full or partial resolution of such Disputed Claim and the amount of the Disputed Claim allowed, if any. To the extent a Disputed Claim is resolved in whole or in part, the allowed amount of the Disputed Claim, if any, shall be paid to Buyer, or the applicable third party (if so directed by Buyer), by the Escrow Agent from the Indemnification Escrow Fund within three (3) Business Days following the Escrow Agent’s receipt of a joint written instruction from Buyer and Seller to the Escrow Agent regarding such resolution. Except to the extent that the amount remaining in the Indemnification Escrow Fund at any time is insufficient to satisfy other Claims that are either undisputed or have been resolved in whole or in part in favor of Buyer, the Escrow Agent shall not pay out any portion of the Indemnification Escrow Fund with respect to the amount of a Disputed Claim which continues to be in dispute until (A) jointly instructed in writing by Buyer and Seller, or (B) the Escrow Agent receives a final, non-appealable order or judgment of a court of competent jurisdiction, which final order or judgment resolves any portion of a Disputed Claim in favor of Buyer or Seller. In the event that a previously Disputed Claim is resolved in whole or in part, in favor of Buyer (or any other Buyer Indemnitee), the amount which is Finally Determined in favor of Buyer (or any other Buyer Indemnitee) shall be paid to Buyer or to the applicable third party (if so directed by Buyer), within (3) Business Days following the earlier to occur of (A) the Escrow Agent’s receipt of a joint written instruction from Buyer and Seller, which instruction resolves any portion of a Disputed Claim in favor of Buyer, or (B) the Escrow Agent’s receipt of a final, non-appealable order or judgment of a court of competent jurisdiction, which final order or judgment resolves any portion of a Disputed Claim in favor of Buyer.

(c) Interest.  Except as otherwise provided in this Section 4(c), all earnings, interest and other income, if any, resulting from the investment of the Fund (or any income on or additions to the Fund) by the Escrow Agent (“Investment Income”) shall be retained by the Escrow Agent and shall be considered, for all purposes of this Agreement, to be part of the Fund. The Escrow Agent shall disburse to Buyer forty percent (40%) of the taxable Investment Income on an annual basis, in order to satisfy tax liabilities attributable to any such Investment Income. Upon distribution of any amount from the Escrow Fund, the respective Party to whom the amount is being distributed shall also receive all Investment Income attributable to such distributed amount, less the amount of Investment Income previously distributed to Buyer to cover taxes due on such Investment Income in accordance with this Section 4(c).

(d) No Other Disbursements.  The Escrow Agent shall not distribute or release any of the Fund except in accordance with the express terms and conditions of this Agreement.

5. Escrow Agent.

(a) The Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between the Parties, in connection herewith, if any, including without limitation the Stock Purchase Agreement (except with respect to capitalized terms that are used herein as defined in the Stock Purchase Agreement), nor shall the Escrow Agent be required to determine if any person or entity has complied with any such agreements, nor shall any additional obligations of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Agreement. Unless and until the Escrow Agent shall be notified in writing that an inconsistency or a conflict exists between this Agreement and the Stock Purchase Agreement, it shall be entitled to conclusively assume that no such inconsistency or conflict exists. Notwithstanding the foregoing, as between the Parties, to the extent any terms and provisions of this Agreement are in any way inconsistent with or conflict with any term, condition or provision of the Stock Purchase Agreement, the Stock Purchase Agreement shall govern and control. As it pertains to the Escrow Agent, in the event of any conflict between the terms and provisions of this Agreement or any schedule or exhibit attached to this Agreement and those of the Stock Purchase Agreement or any other agreement among the Parties, the terms and conditions of this Agreement shall control. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, document, instruction or request furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or presented by the proper Party or Parties without inquiry and without requiring substantiating evidence of any kind. Concurrent with the execution of this Agreement, the Parties shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit A-1, Exhibit A-2 and Schedule 1 to this Agreement. The Escrow Agent shall not be liable to any Party, any beneficiary or other person for refraining from acting upon any instruction setting forth, claiming, containing, objecting to, or related to the transfer or distribution of the Fund, or any portion thereof, unless such instruction shall have been delivered to the Escrow Agent in accordance with Section 11 below and the Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder and as set forth in Section 11. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall have no duty to solicit any payments which may be due it or the Fund, including, without limitation, the Escrow Amount nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder.

(b) The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent’s gross negligence, bad faith or willful misconduct was the cause of any loss to any Party. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents. The Escrow Agent may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reasonable reliance upon, the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands from any Party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be given a direction in writing by the Parties which eliminates such ambiguity or uncertainty to the satisfaction of Escrow Agent or by a final and non-appealable order or judgment of a court of competent jurisdiction. To the extent reasonably practicable, the Parties agree to pursue any redress or recourse in connection with any dispute without making the Escrow Agent a party to the same. Anything in this Agreement to the contrary notwithstanding, the Escrow Agent shall not be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

6. Succession.

(a) The Escrow Agent may resign from its duties or obligations hereunder by giving thirty (30) days advance notice in writing of such resignation to the Parties specifying a date (which date shall be at least thirty (30) days after the Parties’ receipt of such notice) when such resignation shall take effect, and the Parties may remove the Escrow Agent by giving the Escrow Agent thirty (30) days advance notice in writing of such removal to the Escrow Agent specifying a date (which date shall be at least thirty (30) days after the Escrow Agent’s receipt of such notice). If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following receipt of the notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the Parties hereto. Escrow Agent’s sole responsibility after such thirty (30) day notice period expires shall be to hold the Fund (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Escrow Agent’s obligations hereunder shall cease and terminate.

(b) Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Agreement without further act.

7. Compensation and Reimbursement.  Each of Buyer and Seller agree severally, and not jointly, to (a) pay the Escrow Agent upon execution of this Agreement and from time to time thereafter one-half of all reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed to in writing by Buyer and Seller shall be as described in Schedule 2 attached hereto and shall be intended as full compensation for the Escrow Agent’s services as contemplated by this Agreement, and (b) pay or reimburse the Escrow Agent upon request for one-half of all reasonable, necessary and documented out-of-pocket expenses, disbursements and advances, including, without limitation reasonable attorney’s fees and expenses, incurred or made by it in connection with the performance, modification and termination of this Agreement. The obligations set forth in this Section 7 shall survive the resignation, replacement or removal of the Escrow Agent or the termination of this Agreement.

8. Indemnity.

(a) Each of Buyer and Seller severally, and not jointly, indemnify, defend and save harmless the Escrow Agent and its affiliates and their respective successors, assigns, agents and employees (the “Indemnitees”) from and against such Party’s one-half of any and all losses, damages, claims, liabilities, penalties, judgments, settlements, litigation, investigations, costs or expenses (including, without limitation, the fees and expenses of outside counsel and experts and their staffs and all documented out-of-pocket expense of document location, duplication and shipment)(collectively “Losses”), arising out of or in connection with (i) the Escrow Agent’s execution and performance of this Agreement, tax reporting or withholding, the enforcement of any rights or remedies under or in connection with this Agreement, or as may arise by reason of any act, omission or error of the Indemnitee, except in the case of any Indemnitee to the extent that such Losses are finally adjudicated by a court of competent jurisdiction to have been primarily caused by the gross negligence, bad faith or willful misconduct of such indemnitee, or (ii) its following any instructions or other directions, whether joint or singular, from the Parties, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. The indemnity obligations set forth in this Section 8(a) shall survive the resignation, replacement or removal of the Escrow Agent or the termination of this Agreement.

(b) The Escrow Agent hereby waives any and all rights to offset that it may have against the Fund, including, without limitation, claims arising as a result of any claims, amounts, liabilities, costs, expenses, damages or other losses that the Escrow Agent may be entitled to collect from any party to this Escrow Agreement.

9. Patriot Act Disclosure/Taxpayer Identification Numbers/Tax Reporting.

(a) Patriot Act Disclosure.  Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, the Parties acknowledge that Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain information which may be used to confirm the Parties identity including without limitation name, address and organizational documents (“identifying information”). The Parties agree to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent.

(b) Certification and Tax Reporting.  The Parties have provided the Escrow Agent with their respective fully executed Internal Revenue Service (“IRS”) Form W-8, or W-9 and/or other required documentation. The Parties acknowledge and agree that the Escrow Amount shall be treated as an installment obligation for purposes of Section 453 of the Code, and Seller shall not be treated as having received any portion of the Escrow Amount or any Investment Income until such amounts are actually released to Seller, and no Party shall take any action or filing position inconsistent with such characterization. The Parties acknowledge and agree that the Escrow Agent shall have no duty or obligation to provide any calculations or perform any tax reporting regarding the allocation of imputed interest or original issue discount under the IRS regulations relating to installment sales. The Parties acknowledge and agree that Buyer will be deemed to be the owner of the Fund for income tax purposes, and will report all Investment Income as the income of Buyer in the taxable year or years, in which such Investment Income is properly includible and pay any taxes attributable thereto. To the extent required by law, the Escrow Agent shall report such Investment Income to the IRS, or any other taxing authority, on IRS Form 1099 or 1042S (or other appropriate form) as income earned from the Fund by the Buyer whether or not said Investment Income has been distributed during such year. Escrow Agent shall withhold any taxes it deems appropriate in the absence of proper tax documentation or as required by law, and shall remit such taxes to the appropriate authorities. The Parties hereby represent and warrant to the Escrow Agent that there is no sale or transfer of an United States Real Property Interest as defined under IRC Section 897(c) in the underlying transaction giving rise to this Agreement.

10. Notices.  All notices, consents and other communications hereunder, except for notices, consents and other communications from the Parties setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of funds, including but not limited to funds transfer instructions (all of which shall be specifically governed by Section 11 below), shall be in writing and shall be deemed to have been duly given (a) when delivered by hand or by Federal Express or a similar overnight courier, (b) five (5) days after being deposited in any United States Post Office enclosed in a postage prepaid, registered or certified envelope addressed, or (c) when successfully transmitted by fax (with a confirming copy of such communication to be sent as provided in clauses (a) or (b) above) to the party for whom intended, at the address or fax number for such party set forth below (or at such other address or fax number for a party as shall be specified by like notice, provided, however, that the day any notice of change of address or fax number shall be effective only upon receipt).

If to Buyer	Jacobs Engineering Group Inc.
1111 South Arroyo Parkway
Pasadena, California 91105
(for personal delivery and overnight courier)
P.O. Box 7084
Pasadena, California 91109-7084
(for U.S. Mail)
Attention: Mike Udovic, Esq.
Facsimile: (626) 568-7144
Email: Mike.Udovic@jacobs.com

with a copy (which shall not constitute notice) to:

Paul, Hastings, Janofsky & Walker LLP 515 S. Flower Street Los Angeles, California 90071 Attention: Robert A. Miller, Esq. Facsimile: (213) 996-3254 Email: RobertMiller@Paulhastings.com

If to Seller	TechTeam Global, Inc. 27335 West 11 Mile Road Southfield, MI 48033 Facsimile No.: (248) 357-2570 Attention: Michael A. Sosin, Esq. MSosin@techteam.com with a copy (which shall not constitute notice) to:

Blank Rome LLP Watergate 600 New Hampshire Avenue Washington, DC 20037 Facsimile No.: (202) 572-1434 Attention: Keith E. Gottfried, Esq. Email: Gottfried@Blankrome.com

If to the Escrow Agent	JPMorgan Chase Bank, N.A. Escrow Services 420 W. Van Buren Street, IL 1-0113 Chicago, IL 60606 Attention: Chris Koenig Fax No.: (312) 954-0430

11. Security Procedures.  Notwithstanding anything to the contrary set forth in Section 10, any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of funds, including but not limited to any such funds transfer instructions that may otherwise be set forth in a written instruction permitted pursuant to Section 4 of this Agreement, may be given to the Escrow Agent only by confirmed facsimile and no instruction for or related to the transfer or distribution of the Fund, or any portion thereof, shall be deemed delivered and effective unless the Escrow Agent actually shall have received such instruction by facsimile at the number provided to the Parties by the Escrow Agent in accordance with Section 10 and as further evidenced by a confirmed transmittal to that number.

(a) In the event funds transfer instructions are so received by the Escrow Agent by facsimile, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 1 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule 1, the Escrow Agent shall not be required to make any disbursements until such representative has been contacted. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by Buyer or Seller to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated.

(b) Buyer acknowledges that the Escrow Agent is authorized to use the following funds transfer instructions to disburse any funds due to Buyer under this Agreement without a verifying call-back as set forth in Section 11(a) above:

Buyer’s Bank account information:	Bank name: Bank Address: ABA number: Account name: Account number:

(c) Seller acknowledges that the Escrow Agent is authorized to use the following funds transfer instructions to disburse any funds due to Seller under this Agreement without a verifying call-back as set forth in Section 11(a) above:

Seller’s Bank account information:	Bank name: Bank Address: ABA number: Account name: Account number:

(d) In addition to their respective funds transfer instructions as set forth in Section 11(b) above, Buyer and Seller acknowledge that repetitive funds transfer instructions may be given to the Escrow Agent for one or more beneficiaries of Buyer or Seller where only the date of the requested transfer, the amount of funds to be transferred, and/or the description of the payment shall change within the repetitive instructions (“Standing Settlement Instructions”). Accordingly, Buyer and Seller shall deliver to Escrow Agent such specific Standing Settlement Instructions only for each of their respective beneficiaries as set forth in Schedule 1, by facsimile in accordance with this Section 11. Escrow Agent may rely solely upon such Standing Settlement Instructions and all identifying information set forth therein for each beneficiary. Escrow Agent, Seller and Buyer agree that such Standing Settlement Instructions shall be effective as the funds transfer instructions of Buyer or Seller, as applicable, without requiring a verifying call-back as set forth in Section 11(a), whether or not authorized, if such Standing Settlement Instructions are consistent with previously authenticated Standing Settlement Instructions for that beneficiary.

(e) The Parties acknowledge that the security procedures set forth in this Section 11 are commercially reasonable.

12. Compliance with Court Orders.  In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties hereto or to any other person, entity, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

13. Miscellaneous.  Except for change to funds transfer instructions as provided in Section 11, the provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by the Escrow Agent and the Parties. Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by the Escrow Agent or any Party, except as provided in Section 6, without the prior consent of the Escrow Agent and the other Parties. This Agreement shall be governed by and construed under the laws of the State of Delaware. Each Party and the Escrow Agent irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of Delaware. To the extent that in any jurisdiction any Party may now or hereafter be entitled to claim for itself or its assets, immunity from suit, execution attachment (before or after judgment), or other legal process, such Party shall not claim, and it hereby irrevocably waives, such immunity. Each Party and the Escrow Agent further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement. No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party. The failure of any Party to this Escrow Agreement at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by any Party to this Escrow Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement. If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement. The Parties represent, warrant and covenant that each document, notice, instruction or request provided by such Party to Escrow Agent shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written. Except as expressly provided in Section 8 above, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or any funds escrowed hereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

BUYER
JACOBS TECHNOLOGY INC.

By:

Name:

Title:

BUYER PARENT
JACOBS ENGINEERING GROUP INC.

By:

Name:

Title:

SELLER
TECHTEAM GLOBAL, INC.

By:

Name:

Title:

ESCROW AGENT
JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION

By:

Name:

Title:

EXHIBIT A-1

Certificate as to Authorized Signatures

The specimen signatures shown below are the specimen signatures of the persons who have been designated as authorized representatives of Buyer who are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit A-1 is attached, on behalf of Buyer.

Name/Title	Specimen Signature

John W. Prosser, Jr.
Name	Signature

Executive Vice President, Finance and Administration and Treasurer
Title

Michael S. Udovic
Name	Signature

Vice President and Corporate Secretary
Title

Name	Signature

Title

EXHIBIT A-2

Certificate as to Authorized Signatures

The specimen signatures shown below are the specimen signatures of the persons who have been designated as authorized representatives of Seller who are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit A-2 is attached, on behalf of Seller.

Name	Specimen Signature

Name	Signature

SCHEDULE 1

Telephone Number(s) and authorized signature(s) for
Person(s) Designated to give Funds Transfer Instructions

If from Buyer:

	Name	Telephone Number	Signature

1.

2.

3.

If from Seller:

	Name	Telephone Number	Signature

1.

2.

3.

Telephone Number(s) for Call-Backs and
Person(s) Designated to Confirm Funds Transfer Instructions

If from Buyer:

	Name	Telephone Number

1.

2.

3.

If from Seller:

	Name	Telephone Number

1.

2.

3.

Line Sheet for Standing Settlement Instructions

[Beneficiary’s] Bank account information:	Bank name: Bank Address: ABA number: Account name: Account number:

All funds transfer instructions must include the signature of the person(s) authorizing said funds transfer.

[Seller or Buyer] agrees that repetitive or standing settlement instructions will be effective as the funds transfer instructions of the stated beneficiary, whether or not authorized, if such settlement instructions are verified pursuant to the security procedure provided in the Agreement or such other security procedure to which Escrow Agent and [Seller or Buyer] may agree.

SCHEDULE 2

Based upon our current understanding of your proposed transaction, our fee proposal is as follows:

Account Acceptance Fee	$1,500

Encompassing review, negotiation and execution of governing documentation, opening of the account, and completion of all due diligence documentation. Payable upon closing.

Annual Administration Fee	$0

The Administration Fee covers our usual and customary ministerial duties, including record keeping, distributions, document compliance and such other duties and responsibilities expressly set forth in the governing documents for each transaction. Payable upon closing and annually in advance thereafter, without pro-ration for partial years.

Extraordinary Services and Out-of Pocket Expenses

Any additional services beyond our standard services as specified above, and all reasonable out-of-pocket expenses including attorney’s or accountant’s fees and expenses will be considered extraordinary services for which related costs, transaction charges, and additional fees will be billed at the Bank’s then standard rate. Disbursements, receipts, investments or tax reporting exceeding 25 items per year may be treated as extraordinary services thereby incurring additional charges.

Disclosure & Assumptions

•	Please note that the fees quoted are based on a review of the transaction documents provided and an internal due diligence review. JPMorgan reserves the right to revise, modify, change and supplement the fees quoted herein if the assumptions underlying the activity in the account, level of balances, market volatility or conditions or other factors change from those used to set our fees.

•	The escrow deposit shall be continuously invested in a JPMorgan Chase Bank money market deposit account (“MMDA”) or a JPMorgan Chase Bank Cash Compensation account. MMDA and Cash Compensation Accounts have rates of compensation that may vary from time to time based upon market conditions. The Annual Administration Fee would include a supplemental charge up to 25 basis points on the escrow deposit amount if another investment option were to be chosen.

•	The Parties acknowledge and agree that they are permitted by U.S. law to make up to six (6) pre-authorized withdrawals or telephonic transfers from an MMDA per calendar month or statement cycle or similar period. If the MMDA can be accessed by checks, drafts, bills of exchange, notes and other financial instruments (“Items”), then no more than three (3) of these six (6) transfers may be made by an Item. The Escrow Agent is required by U.S. law to reserve the right to require at least seven (7) days notice prior to a withdrawal from a money market deposit account.

•	Payment of the invoice is due upon receipt.

Compliance

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account. We may ask for information that will enable us to meet the requirements of the Act.

Exhibit C

TRANSITIONAL SERVICES AGREEMENT

TRANSITIONAL SERVICES AGREEMENT (this “Agreement”), dated as of October [  ], 2010, is made and entered into by and between TechTeam Global, Inc., a Delaware corporation (the ‘Seller”), and Jacobs Technology Inc., a Tennessee corporation (the “Buyer”). Buyer and Seller are referred to herein collectively as the “Parties” and each, a ‘‘Party.” Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Stock Purchase Agreement (as defined below).

RECITALS

WHEREAS, pursuant to the Stock Purchase Agreement, dated as of June 3, 2010, by and among Seller, Jacobs Engineering Group Inc. and Buyer, as amended by that certain Amendment No. 1 to Stock Purchase Agreement and Limited Waiver, dated as of September 14, 2010 (the “Stock Purchase Agreement”), Seller will sell to Buyer the Shares of the Acquired Companies, through which Seller conducts the Business (the Business subsequent to such sale, the “Transferred Business”);

WHEREAS, in connection with the Stock Purchase Agreement, and as a condition to Closing, the Parties are required to enter into this Agreement;

WHEREAS, Buyer desires that Seller, or one or more of its Affiliates, continue to provide certain services to the Transferred Business following the Closing; and

WHEREAS, Seller has agreed to perform and to cause one or more of its Affiliates to perform the Transition Services (defined below) for the Transferred Business on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

SERVICES

Section 1.1  Services.  Under the terms and conditions of this Agreement, Seller shall, or shall cause one or more of its Affiliates to, provide to Buyer for the Transferred Business each of the services set forth on Exhibit A hereto (each a “Transition Service” and collectively, the “Transition Services”) for the period set forth opposite each such Transition Service on Exhibit A (which period shall run from the Closing Date) or, if earlier, until the termination of such Transition Service pursuant to Section 1.3, or the expiration or termination of this Agreement, whichever occurs first.

Section 1.2  Standard of Performance.  Subject to the terms of this Agreement, Seller shall use reasonable diligence and care in performing the Transition Services and shall perform the Transition Services in a manner that is substantially consistent in all material respects, in terms of quality, service levels and time schedules, and using no less than that degree of effort, diligence, and care, that it or any of its Affiliates have used in performing the Transition Services on behalf of the Transferred Business prior to Closing. Seller shall not perform a Transition Service if the provision of such Transition Service conflicts with or violates Applicable Law, any Contract to which Seller is a party or the rights of any third party with respect thereto. Seller represents and warrants to Buyer that, to the Knowledge of Seller, Seller’s performance of the Transition Services as contemplated herein will not conflict with, or result in the violation of, any Applicable Law or Contract to which Seller is a party or the rights of any third party with respect thereto. Seller shall not, without Buyer’s prior written consent, knowingly perform any Transition Service in a manner that would reasonably be expected to result in Buyer and/or any of its Subsidiaries and Affiliates incurring any Liability in tort or for the breach of any Contract. Nothing in this Agreement shall require Seller to favor the Transferred Business over its own businesses or those of any of its Affiliates. Seller may subcontract the performance of the Transition Services to any Affiliate of Seller, or, with Buyer’s prior written consent (which shall not be unreasonably withheld, delayed or conditioned), any Person that is not its Affiliate, provided that (i) Seller subcontracts the performance of the same services provided for itself or its Affiliates, and (ii) Seller shall remain responsible for compliance of such subcontractor in accordance with the terms and conditions of this Agreement. Seller shall not be required to provide Buyer with extraordinary levels of Transition Services, special studies, training, or the like or the advantage of systems, equipment, facilities, training or improvements procured, obtained or made after the Closing Date by Seller, unless such systems, equipment, facilities, training or improvements are being procured, obtained or made after the Closing Date in order to replace any items reasonably necessary for the Transition Services.

Section 1.3  Discontinuation of Services.

(a) Buyer may discontinue any or all Transition Services by giving Seller at least thirty (30) days’ prior written notice (except where a shorter notice is set forth on Exhibit A or agreed to in writing by the Parties), which notice shall identify the particular Transition Service to be discontinued and the effective date as of which any such Transition Services indicated in such notice shall be discontinued. The discontinuance by Buyer pursuant to this Section 1.3 of a Transition Service or group of Transition Services will not relieve Seller of its obligations to continue to provide the other Transition Services.

(b) Upon discontinuation of a Transition Service with respect to which Seller holds books, records, files, databases, confidential information, computer software or hardware (including, but not limited to, current and archived copies of computer files) or other property owned or leased by Buyer and used in connection with the provision of the Transition Service (the ‘‘Materials”), Seller shall promptly deliver the Materials to Buyer at Buyer’s sole cost and expense or, upon Buyer’s written request, Seller shall destroy and certify the destruction of all such Materials.

Section 1.4  Independent Contractor.  For all purposes hereof, Seller shall at all times act as an independent contractor and shall have no authority to represent Buyer or any of its Subsidiaries or Affiliates in any way or otherwise be deemed an agent, employee, representative, joint venturer or fiduciary of Buyer or any of its Subsidiaries or Affiliates. Neither the Parties, nor or any of their Subsidiaries or Affiliates or their respective Representatives shall declare or represent to any Person that Seller or any of its Subsidiaries or Affiliates or their respective Representatives shall have any power or authority to negotiate or conclude any agreement, or to make any representation or to give any undertaking, on behalf of Buyer or any of its Subsidiaries or Affiliates in any way whatsoever. At all times during the Term, all Persons (including, without limitation, the personnel of Seller and the personnel of its Subsidiaries and Affiliates) performing the Transition Services hereunder shall be construed as independent contractors with respect to Buyer and shall not be construed as agents or employees of Buyer or any Subsidiary or Affiliate of Buyer thereof by virtue of performing such Transition Services and no such Persons shall be entitled to any of the benefits provided by Buyer, its Subsidiaries or Affiliates to any of their respective employees or agents.

Section 1.5  Sufficient Access.  To the extent necessary in connection with the provision of the Transition Services upon reasonable advance notice, Buyer shall give, or cause to be given, Seller and its Representatives reasonable access during normal business hours (or, in the event that Seller reasonably determines that emergency maintenance is necessary, at such other times as are reasonably appropriate under the circumstances) to the properties, systems, computer programs, products and equipment of the Transferred Business as necessary from time to time for reasons of modification or preventative or emergency maintenance.

Section 1.6  Change in Services.  The Parties acknowledge the transitional and dynamic nature of the Transition Services and agree that Seller may make reasonably necessary changes from time to time in the manner of performing the Transition Services, subject in all cases to Section 1.2 above and the other terms of this Agreement, including, without limitation, that Seller may modify or change the specifications of any Transition Services involving systems and associated computer programs, products, equipment and services to the extent reasonably necessary to prevent damage to the systems or other assets of Seller or Buyer. Seller shall use its Best Efforts to provide Buyer with reasonable advance notice of any such modifications and changes. Seller may suspend the provision of Transition Services (or any part thereof) to the extent reasonably necessary for reasons of preventative or emergency maintenance, provided that Seller shall not discriminate against Buyer in such suspension. Seller shall use its Best Efforts to provide Buyer with reasonable advance notice of any such suspension and to limit the time period of any such suspension.

Section 1.7  Service Coordinators.  Seller and Buyer shall each nominate a representative to act as the primary contact person with respect to the performance of the services contemplated by this Agreement (the “Service Coordinators”). The initial Service Coordinator will be Cynthia Del Papa for Seller and [Ward Johnson] for Buyer. Unless Seller and Buyer otherwise agree, all communications relating to this Agreement and the schedule of Transition Services on Exhibit A hereto will be directed to the Service Coordinators. The Parties will cause their respective Service Coordinator to keep the other Service Coordinator informed and updated as to the status and performance of the Transition Services hereunder and the requirements of each Party so as to facilitate a mutual cooperation so as to provide the Transition Services in an orderly fashion and work towards the establishment of such services by Buyer independent of Seller.

Section 1.8  Further Assurances.  Subject to the terms and conditions of this Agreement, Buyer may request in writing that Seller provide to Buyer for the Transferred Business additional services of a type and nature not specifically contemplated by Exhibit A (each an “Additional Transition Service” and collectively, the “Additional Transition Services”) . To the extent that Seller determines to provide such Additional Transition Services, the Parties shall mutually agree on the scope of such Additional Transition Services and the fees, costs and expenses to be paid by Buyer in exchange for such Additional Transition Services.

ARTICLE II

SERVICE CHARGES

Section 2.1  Fees and Expenses During the Term.  Buyer shall reimburse Seller for all reasonable documented out-of-pocket fees and expenses incurred by Seller or any of its Affiliates in providing the Transition Services. Notwithstanding anything to the contrary contained herein, the obligation in the immediately preceding sentence shall not apply to the Transition Services described in Section 1.F. (Welfare Benefits) and Buyer’s sole obligation with respect to the Transition Services described in Section 1.F. (Welfare Benefits) shall be to pay the amounts specified in Section II.G. Any travel-related expenses incurred by Seller in performing the applicable Transition Services hereunder shall be incurred, documented and charged to Buyer in accordance with Seller’s then applicable business travel policies; provided, however, that Buyer shall not be obligated to reimburse Seller for any travel-related expenses unless such travel was approved in writing in advance by Buyer. Buyer shall pay all of its costs related to Migration Services (as defined below). Buyer shall pay all of Seller’s reasonable documented out-of-pocket costs related to Migration Services.

Section 2.2  Taxes.  In accordance with Section 3.1, Buyer shall reimburse Seller for any sales tax, use tax, transfer tax, value-added tax, goods and services tax, consumption tax or similar tax (“Taxes”) (but excluding any Tax based upon the income of Seller, which shall be paid by Seller) payable with respect to the provision of Transition Services, which shall be separately stated on the relevant invoice. Seller shall be responsible for filing all necessary returns and information with, and paying any such Taxes to, the appropriate taxing authority.

ARTICLE III

PAYMENT

Section 3.1  Payment.  For Transition Services provided, Seller shall invoice Buyer for all reasonable documented out-of-pocket fees and expenses incurred by Seller or any of its Affiliates in providing the Transition Services. Buyer shall remit payment for such reasonable out-of-pocket fees and expenses by wire transfer of immediately available funds in U.S. Dollars, to the account specified in such invoice within ten (10) Business Days after receipt of the invoice. Each invoice shall set forth the period covered by such invoice and the reasonable documented out-of-pocket expenses required to be reimbursed pursuant to Section 2.1 relating to Transition Services performed during such period. Buyer shall not withhold, set-off or deduct any payments due to Seller under this Agreement from any amounts otherwise due to Buyer from Seller under any other agreement, notwithstanding any dispute that may be pending between them. Promptly following the expiration of the Term or the earlier termination of this Agreement pursuant to Section 6.2, Seller shall refund to Buyer the amount of the excess, if any, of the payments made by Buyer hereunder over the amounts to which Seller is entitled hereunder.

Section 3.2  Disputes.  If Buyer shall dispute any invoice or shall in any way object to the manner in which any of the Transition Services are provided or otherwise allege that the Transition Services are not being provided in a timely manner and in accordance with this Agreement, then prior to taking any other action, Buyer’s Service Coordinator shall promptly notify Seller’s Service Coordinator in writing of the objection and/or claim. Each Party shall cause its Service Coordinator to promptly investigate the objection and/or claim and cause the Service Coordinators to use their Best Efforts to obtain the relevant facts and, if possible, resolve and/or correct the objection or claim. If and to the extent possible, the Service Coordinators shall execute a writing evidencing the resolution of such matter and the Parties shall be bound thereby. It is the intention of the Parties to amicably resolve their disputes in rendering the Transition Services hereunder.

ARTICLE IV

TRANSITION

Section 4.1  System Migration.  Seller agrees to use its commercially reasonable efforts to assist Buyer in connection with the transition from the performance of the Transition Services by Seller to the performance of such services by Buyer (including the migration of Buyer’s systems and other services related to the transfer of a function rather than the ongoing performance of such function) (collectively, the “Migration Services”), taking into account the need to minimize both the cost of such transition and the disruption to the ongoing business activities of the Parties hereto. It is the intention of the Parties that Seller transfer to Buyer and provide reasonable information to Buyer relating to the design, configuration, system start-up and hardware and software set-up currently used by the Transferred Business; provided, that Seller will not provide recommendations or advice with respect to any design, configuration, system start-up or hardware or software set-up in relation to the Transferred Business or otherwise. The Parties shall keep each other reasonably informed on a regular basis of the status of the performance of Transition Services, the Transition Services that will be required and the timing thereof and the estimated dates for termination of such Transition Services. The Parties shall communicate by telephone, e-mail and other forms of communication to have an open working relationship to support the Transition Services and smooth the transition of the Transition Services to Buyer independently. The Parties shall work together to shorten, to the extent reasonably practicable, the period of migration and thereby the Term of this Agreement.

ARTICLE V

INTELLECTUAL PROPERTY

Section 5.1  Title to Intellectual Property.  The Parties agree that any Intellectual Property Rights of Buyer or its Subsidiaries and its Affiliates (including, without limitation, the Acquired Companies) made available to Seller, its Subsidiaries or Affiliates in connection with the Transition Services and any derivative works, additions, modifications or enhancements thereof shall remain the sole property of Buyer and its Subsidiaries and Affiliates. To the extent that Seller, its Subsidiaries or Affiliates use their own or third-party Intellectual Property Rights in connection with providing the Transition Services, such Intellectual Property Rights, and any derivative works, additions, modifications or enhancements thereof created during the Term shall remain the sole property of Seller, its Subsidiaries or its Affiliates or the third party, as the case may be.

ARTICLE VI

TERM AND TERMINATION

Section 6.1  Term.  Unless earlier terminated in accordance with Section 6.2, the term of this Agreement shall commence on the Closing Date and end on the last day of the seventh (7th) month following the Closing Date (the “Term”). Notwithstanding the foregoing, if all Transition Services to be provided hereunder are discontinued pursuant to Section 1.3 prior to the end of the Term, the Term shall end on the date on which the last such Transition Service is discontinued.

Section 6.2  Termination for Cause.  Either Party (the “Terminating Party”) may terminate this Agreement with immediate effect by written notice to the other Party (the ‘‘Other Party”) on or at any time after the occurrence of any of the following events:

(a) the Other Party is in default of any of its material obligations under this Agreement and (if the breach is capable of remedy) has failed to remedy the breach within thirty (30) days after receipt of a written notice from the Terminating Party with respect thereto;

(b) the Other Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; and

(c) an involuntary case or other proceeding shall be commenced against the Other Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Other Party.

Section 6.3  Survival.  The following sections shall survive any termination of this Agreement: Article II (Service Charges) (to the extent of amounts incurred prior to termination or expiration of the Term); Section 3.1 (Payment) (to the extent of amounts accrued prior to termination or owing to Buyer after the expiration of the Term); Section 5.1 (Title to Intellectual Property); this Section 6.3 (Survival); Article VII (Confidentiality; Systems Security); Section 8.1 (Indemnity); and Article IX (Miscellaneous).

ARTICLE VII

CONFIDENTIALITY; SYSTEMS SECURITY

Section 7.1  Confidentiality.

(a) Except as otherwise provided in this Agreement, (i) Seller shall, and shall cause its Subsidiaries and Affiliates (and each of their respective Representatives to whom they disclose such information), to keep confidential all information of Buyer and its Subsidiaries and Affiliates, including all information relating to the Transferred Business, whether known before the date of this Agreement or disclosed in the course of performing the Transition Services, and (ii) Buyer shall, and shall cause its Subsidiaries and Affiliates (and each of their respective Representatives to whom they disclose such information), to keep confidential all information of Seller or any of its Subsidiaries or Affiliates that Buyer or any Subsidiary or Affiliate thereof receives in connection with the performance of the Transition Services, other than any information solely related to the Transferred Business, Buyer, its Subsidiaries or Affiliates or their respective assets.

(b) The provisions of this Section 7.1 shall not apply to the disclosure by any Party or their respective Affiliates of any information, documents or materials (i) that are or become publicly available, other than by reason of a breach of this Section 7.1 by such Party or any of its Affiliates, (ii) received from a third party not bound by any confidentiality agreement with the non-disclosing Party, except in the case of information relating to the Transferred Business, the non-disclosing Party shall include both Buyer and Seller, (iii) required by Applicable Law to be disclosed by such Party, or (iv) necessary to establish such Party’s rights under this Agreement or the Stock Purchase Agreement; provided, that in the case of clauses (iii) and (iv), the Person intending to make disclosure of confidential information shall promptly notify the Party to whom it is obligated to keep such information confidential and, to the extent practicable, provide such Party a reasonable opportunity to prevent public disclosure of such information.

(c) With regard to confidential information concerning the software of third parties with which Seller conducts business that is included in or related to the Transition Services, to the extent required by such third parties, Buyer agrees to execute and deliver any other reasonable documents or take any reasonable actions that are reasonably required by any vendor or licensor of such software in order for Buyer to access and use such vendor’s software, including abiding by the terms and conditions of any such software license agreements.

Section 7.2  Systems Security.  If Buyer shall receive access to any of Seller’s computer facilities, system(s), networks (voice or data) or software (“Systems”) in connection with performance of the Transition Services, Buyer shall comply with all system security policies, procedures and requirements that may be provided by Seller to Buyer in writing from time to time (the “Security Regulations”) and shall not tamper with, compromise or circumvent any security or audit measures employed by Seller. Any employee of Buyer or any of its Subsidiaries or Affiliates that is expected to have access to Seller’s Systems or that accesses Seller’s Systems shall be required to execute a separate system access agreement. Buyer shall ensure that only those employees of Buyer who are specifically authorized to gain access to Seller’s Systems and no other employees of Buyer will gain such access and shall prevent unauthorized destruction, alteration or loss of information contained therein by employees of Buyer. If at any time Seller determines that any personnel of Buyer of any of its Subsidiaries or Affiliates has sought to circumvent or has circumvented Seller’s Security Regulations or that an unauthorized Person has accessed or may access Seller’s Systems or a Person has engaged in activities that led or may lead to the unauthorized access, destruction or alteration or loss of data, information or software, Seller may immediately terminate any such Person’s access to the Systems and shall promptly notify Buyer. In addition, a material failure by any employee of Buyer or any of its Subsidiaries or Affiliates to comply with Seller’s Security Regulations shall be a breach of this Agreement, in which case, Seller shall notify Buyer and such Parties, through their Service Coordinators, who shall work together to remediate the cause of said breach. Notwithstanding the foregoing, if such breach is reasonably likely to have a material adverse affect on Seller’s computer facilities, systems, networks or software, Seller shall be entitled to immediately terminate the Transition Services to which the breach relates by written notice to Buyer.

ARTICLE VIII

INDEMNITY; LIMITATION OF LIABILITY

Section 8.1  Indemnity.

(a) Buyer shall indemnify, hold harmless and, at Seller’s option, defend Seller and its Affiliates and each of their respective officers, directors, employees and Representatives against all claims, liabilities, damages, losses or expenses (including reasonable attorneys’ fees and costs of litigation) (“Losses”) to the extent arising from (i) any material breach of this Agreement by Buyer or any Affiliate thereof, (ii) the performance by Seller or any Affiliate thereof of any Transition Service (except to the extent that such Losses arise from the gross negligence or willful misconduct of Seller or any Affiliate thereof or a material breach of this Agreement by Seller or any Affiliate thereof), or (iii) the gross negligence or willful misconduct of Buyer or any of its Subsidiaries or Affiliates in its performance of this Agreement. No action or claim of any type relating to or arising out of this Agreement may be brought or made by Seller more than one (1) year after Seller first has knowledge of the basis for the action or claim.

(b) Seller shall indemnify and hold harmless and, at Buyer’s option, defend Buyer and its officers, directors, employees and Representatives, against all Losses arising from (i) any material breach by Seller or any Affiliate thereof of the terms of this Agreement or (ii) the gross negligence or willful misconduct of Seller or any Affiliate thereof in its performance of the Transition Services. No action or claim of any type relating to or arising out of this Agreement may be brought or made by Buyer more than one (1) year after Buyer first has knowledge of the basis for the action or claim.

(c) The rights of any Party to indemnification under this Section 8.1 for any Losses incurred by such Party shall be reduced by the net amount such Party recovers (after deducting all reasonable attorneys’ fees, expenses and other costs of recovery) from any insurer or other party liable for such Losses, and such Party shall use its Best Efforts to effect any such recovery.

Section 8.2  Limitation of Liability; Certain Waivers.

TO THE EXTENT PERMITTED UNDER APPLICABLE LAW AND EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN SECTION 8.1(b) HEREOF, SELLER AND ITS AFFILIATES SHALL HAVE NO LIABILITY TO BUYER OR BUYER’S AFFILIATES RESULTING FROM OR ARISING OUT OF THE PERFORMANCE, DELIVERY OR PROVISION OF ANY SERVICES HEREUNDER. THE AGGREGATE CUMULATIVE LIABILITY OF SELLER AND ITS AFFILIATES UNDER THIS AGREEMENT, WHETHER IN WARRANTY, CONTRACT, TORT (INCLUDING CONTRIBUTION OR STRICT LIABILITY), PRODUCT LIABILITY OR OTHERWISE, SHALL NOT EXCEED A MAXIMUM OF $250,000, EXCEPT TO THE EXTENT THAT ANY SUCH LIABILITY ARISES FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SELLER OR ANY AFFILIATE THEREOF.

THE PARTIES TO THIS AGREEMENT EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO RECOVER INDIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR SIMILAR LOSSES OR DAMAGES, INCLUDING WITHOUT LIMITATION LOSSES OR DAMAGES IN CONNECTION WITH OR RELATING TO, LOSS OF DATA, LOSS OF REVENUE, LOSS OF CUSTOMERS OR CLIENTS, LOSS OF GOODWILL OR LOSS OF PROFITS, DAMAGE TO OR LOSS OF USE OF ANY PROPERTY, ANY INTERRUPTION OR LOSS OF SERVICE, OR ANY LOSS OF BUSINESS, HOWEVER CAUSED, IN ANY ARBITRATION OR PROCEEDING ARISING OUT OF OR RESULTING FROM THIS AGREEMENT OR THE PERFORMANCE OR NON PERFORMANCE OF OBLIGATIONS HEREUNDER, WHETHER SUCH CLAIM IS BASED ON WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE, GROSS NEGLIGENCE, CONTRIBUTION OR STRICT LIABILITY), PRODUCT LIABILITY OR OTHERWISE, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF THE SAME.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR CLAIM WHICH MAY ARISE OUT OF OR RELATE TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE SERVICES CONTEMPLATED HEREBY.

EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF THE FOREGOING WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO ANY OF THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.2.

Section 8.3  Disclaimer of Warranties.  NO WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, ARE MADE OR CREATED BETWEEN THE PARTIES AS A RESULT OF THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE EXCEPT TO THE EXTENT SPECIFICALLY SET FORTH HEREIN.

ARTICLE IX

MISCELLANEOUS

Section 9.1  Modification; Waiver.  This Agreement may be amended or modified only by a written instrument executed by each of the Parties. Any of the terms and conditions of this Agreement may be waived only in writing by the Party entitled to the benefits thereof.

Section 9.2  Entire Agreement.  This Agreement, including Exhibit A (which constitutes an integral part of this Agreement), together with the Stock Purchase Agreement, constitute the entire agreement of the Parties with respect to the subject matter hereof, and supersede all other prior agreements and understandings, oral or written, express or implied, between the Parties and their respective Affiliates, Representatives and agents in respect of the subject matter hereof, except that this Agreement does not supersede the Confidentiality Agreement, the terms and conditions of which the Parties hereby expressly reaffirm. In the event of a conflict between the terms and conditions of this Agreement and the Stock Purchase Agreement, the Stock Purchase Agreement shall govern.

Section 9.3  Further Actions.  Each Party shall execute and deliver such certificates and other documents and take such other actions as may reasonably be requested by the other Party in order to consummate or implement the transactions contemplated hereby. Seller shall use commercially reasonable efforts to obtain, and Buyer agrees to provide reasonable assistance at the request of Seller in obtaining, any waivers, permits, consents or sublicenses (including, without limitation, any license fees to third-party vendors) (each, a “Consent”) that Seller determines, in its sole discretion, after consultation with Buyer, may be required with respect to any existing agreement with any third party in order to provide any of the Transition Services hereunder; provided, that (i) Buyer shall, at the exclusive option of Seller, pay, or reimburse Seller for, any and all costs related to obtaining any such Consent, and (ii) Seller shall not be under any obligation to provide any Transition Service hereunder if it is unable, after using commercially reasonable efforts, to obtain such Consent necessary to provide such Transition Service; provided, that if such Consent cannot be obtained, the Parties shall use their respective commercially reasonable efforts to arrange for alternative methods of obtaining such Transition Service.

Section 9.4  Notices.  All notices, requests, demands and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given if delivered in accordance with Section 11.01 of the Stock Purchase Agreement with a copy to the other Party’s Service Coordinator.

Section 9.5  Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, but shall not be assignable, by operation of law or otherwise, by any Party without the prior written consent of each other Party (except in connection with a business combination of Seller) and any purported assignment or other transfer in violation of the foregoing without such consent shall be void and unenforceable, except that Seller may assign this Agreement to any of its Affiliates without the consent of Buyer; provided, that no such assignment shall in any way affect the obligations or liabilities of Seller under this Agreement, which obligations and liabilities shall remain in effect notwithstanding such assignment. Except as otherwise provided herein, nothing in this Agreement shall confer any rights upon any Person that is not a Party or a successor or permitted assignee of a Party.

Section 9.6  Use and Resale.  The Transition Services provided hereunder shall be used only by Buyer and its Subsidiaries and Affiliates solely in connection with the operation of the Transferred Business and no recipient shall resell, license the use of or otherwise permit the use by others of any such Transition Services except as permitted hereunder.

Section 9.7  Headings; Counterparts.  The section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by each other Party.

Section 9.8  Facsimile.  This Agreement, to the extent signed and delivered by means of facsimile transmission or by e-mail delivery of a portable document format (.pdf or similar format) data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding effect as if it were the original signed version thereof delivered in person. No Party shall claim that this Agreement is invalid, not binding or unenforceable based upon the use of facsimile transmission or e-mail delivery of a portable document format (.pdf or similar format) data file to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of facsimile transmission or e-mail delivery of a portable document format (.pdf or similar format) data file, and each Party forever waives any such claim or defense.

Section 9.9  Governing Law; Consent to Jurisdiction.  This Agreement shall be construed, performed and enforced in accordance with the laws of the State of Delaware without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction. Each of the Parties hereby irrevocably and unconditionally submits, for itself and for its property, to the exclusive jurisdiction of any Delaware State court or Federal court of the United States of America sitting in Delaware and any appellate court from any court thereof, in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each Party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by law, in such Federal court. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any Delaware State or Federal court. Each Party hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Party irrevocably consents to service of process in the manner provided for notices in Section 11.01 of the Stock Purchase Agreement. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Applicable Law.

Section 9.10  No Breach; Force Majeure.  Notwithstanding anything to the contrary set forth in this Agreement, (i) Seller shall not provide any Services hereunder if the provision thereof would result in the violation of any Applicable Law or Order to which any Seller or any of its Affiliates or its or their properties is a party or otherwise bound or subject and (ii) no Party shall be liable for a failure or delay in the performance of any of its obligations under this Agreement where such failure or delay is (A) the result of fire, flood, or other natural disaster, act of God, war, act of war, terrorist act, rebellion, embargo, riot, strike, lockout or other labor dispute, unavailability of communication facilities including any delay or failure in communications or electronic data transmission as a result of excessive or extraordinary traffic caused by extraordinary market occurrences or circumstances; the acts or failure of performance of third party landlords or other third party vendors, other than the Affiliates of Seller, or the intervention of any Governmental Authority or other causes beyond the control of such Party and (B) not due to such Party’s own gross negligence or willful misconduct; provided, that the Party failing in or delaying its performance promptly notifies the other Party of its inability to perform and states the reason for such inability and remedies such failure or delay as soon as practicable.

Section 9.11  Severability.  If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative or unenforceable to any extent whatsoever and a suitable and equitable provision shall be substituted for any such invalid, inoperative or unenforceable provision in order to carry out, so far as may be valid or enforceable, such provision.

Section 9.12  No Third Party Beneficiaries.  Except as provided herein, nothing in this Agreement shall confer any rights upon any Person (other than the Acquired Companies) that is not a Party or a successor or permitted assignee of a Party.

Section 9.13  Interpretation.  The Parties have participated jointly in the negotiating and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation shall arise, this Agreement shall be construed as if drafted jointly and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

TECHTEAM GLOBAL, INC.

By
Name:
Title:

JACOBS ENGINEERING GROUP INC.

By
Name:
Title:

[SIGNATURE PAGE TO TRANSITION SERVICE AGREEMENT]

EXHIBIT A

TRANSITION SERVICES AND FEES

I.	Services

A. IT Services.

1 Seller shall maintain for the benefit of Buyer the following IT and telecommunications infrastructure, hardware and software services necessary to operate the Business as existing on the Closing Date: telephone conferencing lines and related services, website hosting, website access for customer support, website applications (including eTuition), Microsoft SharePoint access, eDoc access, helpdesk support, hardware and associated software related to card reader access for the Chantilly and Bethesda offices, administrative access to the Acquired Companies’ enterprise devices, implementation support for issues regarding the Acquired Companies’ IT infrastructure, VPN connectivity, VPN keys for network access, Microsoft software, PeopleSoft software, Gateway Anti-Virus software, Active Directory, the domain names <techteam-us.com>, <techteamgwac.com>, <techteamgov.com>, <techteamgovt.com>, and all financial reporting systems, in each case, which shall be maintained by Seller with procedures and controls reasonably comparable to those provided to Seller’s retained business.

2 Seller shall provide Buyer with the use of one server to be designated for the use of the domain names identified in Paragraph I.A.1 above.

3 Seller shall allow the Transferred Employees to send and receive emails related to Buyer’s business on Seller’s email accounts until such employees receive email accounts with Buyer, provided that Buyer shall use its Best Efforts to coordinate and facilitate such transfer as soon as possible following the Closing Date.

4 Seller shall provide email and voice mail forwarding as reasonably requested by Buyer, provided that Buyer shall use its Best Efforts to notify third parties doing business with Seller of the new email addresses and phone numbers.

5 Seller shall reasonably assist Buyer and the Transferred Employees in porting cellular phone and voice mail numbers to Buyer’s service as time reasonably permits.

6 Duration:  Up to 180 days for the IT Services described in Sections I.A.1 and 2, up to 90 days for the IT Services described in Sections I.A.3 and 5, and up to 365 days for the IT Services described in Section I.A.4; provided, however, that the IT Services described in Section I.A. (other than I.A.4) with respect to any applications integrated with Active Directory Authentication shall be provided for a period of up to 210 days.

B. Financial/Accounting Services.

1 Seller’s financial and accounting staff will be reasonably accessible to assist Buyer with questions relating to the following financial/accounting matters: collections, mail services, receipts, contract administration, billing and accounts receivable collection, supplier and landlord related ordering, and accounts payable administration. Except as otherwise set forth herein or as otherwise provided for in the Stock Purchase Agreement, Seller shall not be required to prepare financial statements, make ledger entries, or prepare or file tax returns.

2 Duration:  Up to 180 days.

C. Treasury Services.

1 Seller’s treasury staff will be reasonably accessible to assist Buyer with the following treasury matters: bank account management, processing of electronic fund transfers, cash management, cash controls, customer deposits, online treasury platform access management, administration of credit card accounts, administration of state and local taxes and other tax management; provided that Buyer shall remain fully responsible for managing its own treasury services.

2 Duration:  Up to 180 days.

D. Payroll Services.

1 Seller shall provide to Buyer payroll processing and services, either directly or through a payroll processing company, for the Transferred Employees.

2 Seller shall assist Buyer in transitioning the payroll processing to Buyer’s payroll processing provider.

3 Duration:  Up to 180 days.

E. Human Resources Services.

1 Seller’s human resources staff will be reasonably accessible to respond to questions of Buyer related to the payment and benefits of the Transferred Employees, and will assist the Transferred Employees in enrollment of such employees into Buyer’s plans.

2 Duration:  Up to 180 days.

F. Welfare Benefits.

1. If requested by Buyer, Seller shall provide each of the Transferred Employees (and their dependents and other individuals covered through them) with the group, medical, dental, and vision coverage they enjoyed immediately prior to the Closing and shall charge each such Transferred Employee the same monthly premium as currently charged to each such Transferred Employee.

2. Duration:  Up to 30 days.

G. Miscellaneous

1. Seller shall provide to Buyer reasonable assistance in transitioning the Acquired Companies’ ISO 9001 certification.

2. Seller shall permit Buyer to utilize the services currently used in the Transferred Business pursuant to Seller’s Boscobel, Monster, and Dell agreements (each as more fully described in Schedule 6.05(c) of the Schedules to the Stock Purchase Agreement).

3. Duration:  Up to 30 days.

II.	Fees

A. Buyer shall be responsible for the payment of all out of pocket costs directly related to the provision of IT services for the Business for the benefit of Buyer, including without limitation costs of the following third party providers: Orange Conferencing, Microsoft, Orion, Dell, Gateway, PeopleSoft. Buyer shall furthermore be responsible for procuring at its expense any additional equipment, networking equipment or software to be used on the designated server described in Section 1.A.

B. Buyer shall be responsible for the payment of all out of pocket costs directly related to the provision of Financial/Accounting Services for the Business, including without limitation costs of the following third party providers: JPMorgan Chase.

C. Buyer shall be responsible for the payment of all out of pocket costs directly related to the provision of the Treasury Services for the Business for the benefit of Buyer, including without limitation costs of the following third party providers: Bank of Newport.

D. All payroll amounts shall be paid by Buyer and using Buyer’s federal employer identification number. Buyer shall furthermore be responsible for the payment of all out of pocket costs directly related to the provision of the Payroll Services for the Business for the benefit of Buyer, including without limitation costs of the following third party providers: ADP.

E. Buyer shall be responsible for the payment of all out of pocket costs directly related to the provision of Human Resources Services for the Business for the benefit of Buyer.

F. Buyer shall be responsible for the payment of all out of pocket costs directly related to the provision or utilization of the Miscellaneous Services for the Business for the benefit of Buyer, including without limitation costs of the following third party providers: BSI Management Systems, Boscobel, Monster, and Dell.

G. Buyer shall be responsible for the payment of the difference between the total insurance premium for group medical, dental, and vision coverage that is actually billed to Seller with respect to the Transferred Employees for the period of coverage elected by Buyer pursuant to Paragraph I.F. above and the amount charged to Transferred Employees for such coverage pursuant to existing payroll deduction agreements between Seller and the Transferred Employees.

Exhibit D
[LETTERHEAD OF HOULIHAN LOKEY CAPITAL, INC.]
September 14, 2010
TechTeam Global, Inc.
27335 West 11 Mile Road
Southfield, Michigan 48033
Attn: Members of the Board of Directors
Dear Members of the Board of Directors:
          We understand that TechTeam Global, Inc. (“TechTeam”), Jacobs Engineering Group Inc. (“Jacobs”) and Jacobs Technology Inc., a wholly owned subsidiary of Jacobs (“Jacobs Sub”), propose to enter into an Amendment No. 1 to Stock Purchase Agreement and Limited Waiver, dated as of September 14, 2010 (the “Amendment”), pursuant to which TechTeam will sell to Jacobs Sub all of the outstanding shares of the common stock of TechTeam Government Solutions, Inc., a wholly owned subsidiary of TechTeam, that conducts TechTeam’s business of providing information technology-based and other professional services to governmental authorities and other commercial customers (the “Business” and, such sale, the “Transaction”), for aggregate consideration to be received by TechTeam of $43 million in cash (the “Consideration”), subject to certain adjustments and an escrow arrangement as provided for in the Agreements (as defined below).
          You have requested that Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) as to whether, as of the date hereof, the Consideration to be received by TechTeam in the Transaction is fair to TechTeam from a financial point of view.
          In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:
1.	reviewed the following agreements and documents:
a.	the Amendment among TechTeam, a Delaware corporation, Jacobs, a Delaware corporation, and Jacobs Sub, a Tennessee corporation; and

b.	the Stock Purchase Agreement, dated as of June 3, 2010, among TechTeam, Jacobs and Jacobs Sub (the “Agreement” and, together with the Amendment, the “Agreements”);
2.	reviewed certain publicly available business and financial information relating to the Business that we deemed to be relevant;

3.	reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Business made available to us by TechTeam, including financial projections (and adjustments thereto) provided to us in September 2010 prepared by the managements of TechTeam and the Business for the fiscal year ending December 31, 2010 under three cases designated by such managements as, respectively, the “low,” “middle” and “high” projections (collectively, the “2010 Projections”) reflecting alternative assumptions of such managements with respect to the Business’ performance under existing government contracts and ability to win, and the timing of awards for, recompeted and new government contracts, and

TechTeam Global, Inc.
September 14, 2010
discussed with the managements of TechTeam and the Business their assessments as to the relative likelihood of achieving the future financial results reflected in the 2010 Projections;

4.	spoken with certain members of the managements of TechTeam and the Business and certain of their representatives and advisors regarding (a) the Transaction and related matters and (b) the operations, financial condition, past performance relative to projected performance and trends in the financial results and prospects of the Business, including changes in the financial condition of the Business since the preparation by the managements of TechTeam and the Business of the financial projections relating to the Business for the fiscal years ending December 31, 2010 through December 31, 2016 previously provided to us in connection with the execution of the Agreement (the “Prior Projections”) and changes in the views of the managements of TechTeam and the Business since the preparation by such managements of the “high” projections with respect to the Business’ performance under existing government contracts and ability to win, and the timing of awards for, recompeted and new government contracts;

5.	compared the financial and operating performance of the Business with that of public companies that we deemed to be relevant;

6.	considered the publicly available financial terms of certain transactions that we deemed to be relevant;

7.	considered the results of the third-party solicitation process conducted by TechTeam, with our assistance, prior to execution of the Agreement with respect to a possible sale of the Business; and

8.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.
          We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. As you are aware, we have been advised by the managements of TechTeam and the Business that the operations and prospects of the Business have declined since the preparation by such managements of the Prior Projections and that certain assumptions of such managements with respect to current and prospective government contracts reflected in the “high” projections are no longer valid. Accordingly, the managements of TechTeam and the Business have indicated that the Prior Projections and the “high” projections are no longer reflective of such managements’ best currently available estimates and judgments as to the future financial results and condition of the Business and should not be relied upon for purposes of our analyses and this Opinion. In addition, we have been advised by the managements of TechTeam and the Business that they have not prepared updated financial projections relating to the Business beyond the fiscal year ending December 31, 2010. Given the absence of long-term projections that the managements of TechTeam and the Business believe are reliable, we have not performed an analysis of the estimated present value of the future cash flows of the Business. With respect to the “low” and “middle” projections, the managements of TechTeam and the Business have advised us, and we have assumed, that such financial projections (and adjustments thereto) have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such managements as to the future financial results and condition of the Business under the alternative business scenarios reflected therein, and we express no opinion with respect to such projections or the assumptions on which they are based. We have relied

TechTeam Global, Inc.
September 14, 2010
upon and assumed, without independent verification, that there has been no change in the Business or its assets, liabilities, financial condition, results of operations, cash flows or prospects since the date of the most recent financial statements provided to us that would be material to our analyses or this Opinion, that the financial projections relating to the Business reviewed by us reflect all assets and liabilities to be sold and assumed in the Transaction and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. We also have assumed, at the direction of TechTeam, that any adjustments to the Consideration pursuant to the Agreements, and payments, if any, made to Jacobs or its indemnitees from the portion of the Consideration to be held in escrow in accordance with the terms of the Agreements, will not in any respect be material to our analyses or this Opinion.
          We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreements and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Agreements and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the Agreements and such other related documents and instruments, without any amendments or modifications thereto. We also have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Business, TechTeam or the Transaction that would be material to our analyses or this Opinion.
          Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance sheet or otherwise) of TechTeam (including, without limitation, the Business) or any other party, nor were we provided with any such appraisal or evaluation. We did not estimate, and express no opinion regarding, the liquidation value of the Business or any entity. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which TechTeam (including, without limitation, those relating to the Business) is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which TechTeam (including, without limitation, those relating to the Business) is or may be a party or is or may be subject.
          This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof.
          This Opinion is furnished for the use and benefit of the Board of Directors of TechTeam (in its capacity as such) in connection with its evaluation of the Transaction and may not be used for any other purpose without our prior written consent. This Opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party. This Opinion is not intended to be, and does not constitute, a recommendation to the Board of Directors of TechTeam, any security holder or any other person as to how to act or vote with respect to any matter relating to the Transaction.

TechTeam Global, Inc.
September 14, 2010
          In the ordinary course of business, certain of our affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, TechTeam, Jacobs or any other party that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction.
          Houlihan Lokey and certain of its affiliates in the past have provided investment banking, financial advisory and other financial services to Jacobs and/or certain of its affiliates, for which Houlihan Lokey and such affiliates have received compensation. Houlihan Lokey and certain of its affiliates currently are providing financial advisory services to TechTeam in connection with TechTeam’s exploration of certain strategic alternatives relating to its commercial business, and in the future may provide investment banking, financial advisory and other financial services to TechTeam, Jacobs, other participants in the Transaction or certain of their respective affiliates, for which Houlihan Lokey and such affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of our and their respective employees may have committed to invest in private equity or other investment funds managed or advised by certain affiliates or security holders of TechTeam or other participants in the Transaction, and in portfolio companies of such funds, and may have co-invested with certain affiliates or security holders of TechTeam or other participants in the Transaction, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may have been adverse to, certain affiliates or security holders of TechTeam or other participants in the Transaction, for which advice and services Houlihan Lokey and such affiliates have received and may receive compensation.
          Houlihan Lokey has acted as financial advisor to TechTeam in connection with the Transaction and has received and will receive a fee for such services, a portion of which is contingent upon the consummation of the Transaction. TechTeam has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.
          We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of TechTeam, its security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction or otherwise (other than the Consideration to the extent expressly specified herein), including, without limitation, any terms or aspects of any stockholder voting agreement, retention agreement (or payments related thereto) or escrow, indemnity, guarantee or licensing arrangements to be entered into in connection with, or any tax implications of, the Transaction, (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of TechTeam, or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies relating to, or that might exist for, the Business, TechTeam or any other party or the effect of any other transaction involving the Business or in which TechTeam or any other party might engage, (v) the fairness of any portion or aspect of the Transaction to any one class or group of TechTeam’s or any other party’s security holders or other constituents vis-à-vis any other class or group of TechTeam’s or such other party’s security holders or other constituents (including, without limitation, the

TechTeam Global, Inc.
September 14, 2010
allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not TechTeam, its security holders or any other party is receiving or paying reasonably equivalent value in the Transaction, (vii) the solvency, creditworthiness or fair value of TechTeam (including, without limitation, the Business) or any other participant in the Transaction, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the Consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from appropriate professional sources. Furthermore, we have relied, with your consent, on the assessments by TechTeam and its advisors as to all legal, regulatory, accounting, insurance and tax matters with respect to the Business, TechTeam and the Transaction. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.
          Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Consideration to be received by TechTeam in the Transaction is fair to TechTeam from a financial point of view.
Very truly yours,
/s/ Houlihan Lokey Capital, Inc.
HOULIHAN LOKEY CAPITAL, INC.

Exhibit E

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q
Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the quarterly period ended June 30, 2010

Commission File Number: 0-16284

TECHTEAM GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	38-2774613
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

27335 West 11 Mile Road, Southfield, MI 48033
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (248) 357-2866

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.          Yes ■          No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).
Yes ☐          No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ■	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).
Yes ☐          No ■

The number of shares of the registrant’s common stock outstanding at August 1, 2010 was 11,189,878.

TECHTEAM GLOBAL, INC.

FORM 10-Q

PART 1 — FINANCIAL INFORMATION

ITEM 1 — FINANCIAL STATEMENTS

TECHTEAM GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Revenue
Commercial —
IT Outsourcing Services	$25,498	$26,560	$51,706	$54,278
IT Consulting and Systems Integration	2,935	3,165	5,855	7,069
Other Services	3,261	3,975	6,986	8,240

Total Commercial	31,694	33,700	64,547	69,587
Government Technology Services	15,088	20,627	30,244	40,845

Total revenue	46,782	54,327	94,791	110,432

Cost of revenue
Commercial —
IT Outsourcing Services	19,520	20,765	39,791	42,065
IT Consulting and Systems Integration	2,333	2,660	4,702	5,629
Other Services	2,477	2,990	5,282	6,148

Total Commercial	24,330	26,415	49,775	53,842
Government Technology Services	11,375	14,566	23,485	29,316

Total cost of revenue	35,705	40,981	73,260	83,158

Gross profit
Commercial	7,364	7,285	14,772	15,745
Government Technology Services	3,713	6,061	6,759	11,529

Total gross profit	11,077	13,346	21,531	27,274
Selling, general and administrative expense	10,805	11,450	21,442	22,042
Restructuring charge (credit)	(4)	(699)	3,140	(699)

Operating income (loss)	276	2,595	(3,051)	5,931
Net interest expense	(203)	(294)	(389)	(604)
Foreign currency transaction gain (loss)	156	(413)	351	(648)

Income (loss) before income taxes	229	1,888	(3,089)	4,679
Income tax provision (benefit)	91	598	(574)	1,739

Net income (loss)	$138	$1,290	$(2,515)	$2,940

Basic earnings (loss) per common share	$0.01	$0.12	$(0.24)	$0.28

Diluted earnings (loss) per common share	$0.01	$0.12	$(0.24)	$0.28

Weighted average number of common shares and common share equivalents outstanding
Basic	10,712	10,610	10,687	10,599
Diluted	10,712	10,642	10,687	10,624

See accompanying notes.

TECHTEAM GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 30,	December 31,
	2010	2009
	(Unaudited)

ASSETS
Current assets
Cash and cash equivalents	$14,846	$15,969
Accounts receivable (less allowance of $903 at June 30, 2010 and $1,315 at December 31, 2009)	38,383	44,314
Prepaid expenses and other current assets	4,159	3,766

Total current assets	57,388	64,049
Property, equipment and software, net	5,280	6,231
Goodwill and other intangible assets, net	46,278	47,270
Deferred income taxes	4,216	3,940
Other assets	989	1,030

Total assets	$114,151	$122,520

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$4,065	$4,074
Accounts payable	5,026	5,130
Accrued payroll and related taxes	9,500	8,486
Accrued expenses	1,996	5,237
Other current liabilities	2,015	4,168

Total current liabilities	22,602	27,095

Long-term liabilities
Long-term debt, less current portion	10,790	11,051
Other long-term liabilities	1,174	745

Total long-term liabilities	11,964	11,796

Shareholders’ equity
Preferred stock, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value, 45,000,000 shares authorized, 11,200,053 and 11,118,309 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively	112	111
Additional paid-in capital	80,765	79,762
Retained earnings	212	2,726
Accumulated other comprehensive income (loss)	(1,504)	1,030

Total shareholders’ equity	79,585	83,629

Total liabilities and shareholders’ equity	$114,151	$122,520

See accompanying notes.

TECHTEAM GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2010	2009

Operating activities
Net income (loss)	$(2,515)	$2,940
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,758	3,384
Non-cash expense related to stock options and issuance of common stock and restricted common stock	1,193	913
Other	(101)	755
Changes in current assets and liabilities	442	10,517
Changes in long-term assets and liabilities	238	(266)

Net cash provided by operating activities	2,015	18,243

Investing activities
Purchase of property, equipment and software	(1,008)	(1,141)
Cash paid for acquisitions, net of cash acquired	(300)	(250)

Net cash used in investing activities	(1,308)	(1,391)

Financing activities
Other	(189)	(13)
Payments on long-term debt	(270)	(16,606)

Net cash used in financing activities	(459)	(16,619)

Effect of exchange rate changes on cash and cash equivalents	(1,371)	1,250

Increase (decrease) in cash and cash equivalents	(1,123)	1,483
Cash and cash equivalents at beginning of period	15,969	16,881

Cash and cash equivalents at end of period	$14,846	$18,364

See accompanying notes.

TECHTEAM GLOBAL, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared by TechTeam Global, Inc. (“TechTeam” or the “Company”) in accordance with United States generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by United States generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included, and such adjustments are of a normal recurring nature. Operating results for the three and six months ended June 30, 2010, are not necessarily indicative of the results that may be expected for the year ending December 31, 2010. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Note 2 — Comprehensive Income (Loss)

Comprehensive income (loss) is defined as net income and all non-ownership changes in shareholders’ equity. For the Company, comprehensive income (loss) for the periods presented consists of net income (loss), the foreign currency translation adjustment and net unrealized gain on derivative instruments. A summary of comprehensive income (loss) for the periods presented is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(In thousands)

Comprehensive income (loss)
Net income (loss)	$138	$1,290	$(2,515)	$2,940
Other comprehensive income (loss) —
Foreign currency translation adjustment	(1,433)	2,207	(2,773)	984
Unrealized gain on derivative instruments	118	189	239	335

Comprehensive income (loss)	$(1,177)	$3,686	$(5,049)	$4,259

Note 3 — Earnings (Loss) Per Share

Basic earnings (loss) per share for common stock is computed using the weighted average number of common shares excluding unvested restricted shares and shares held in escrow in connection with the Company’s acquisition of RL Phillips, Inc. Dilutive earnings (loss) per share for common stock is computed using weighted average number of common shares and common share equivalents outstanding. Common share equivalents consist of stock options, unvested restricted stock issued to employees and shares held in escrow in connection with the Company’s acquisition of RL Phillips, Inc. During the three months ended June 30, 2010, 1,631,100 stock options were excluded from the computation of diluted earnings per common share because the exercise prices of the options were higher than the average market price of the Company’s common stock for the respective period. During the six months ended June 30, 2010, common share equivalents (including 1,785,500 stock options) were excluded from the computation of diluted earnings per common share due to the loss for the period. During the three and six months ended June 30, 2009, 2,201,000 and 2,203,000 stock options, respectively, were excluded from the computation of diluted earnings per common share because the exercise prices of the options were higher than the average market price of the Company’s common stock for the respective period.

TECHTEAM GLOBAL, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 4 — Restructuring

On March 29, 2010, the Company announced a restructuring plan to reduce certain redundant costs, eliminate excess capacity and support the Company’s strategy to more tightly focus its business. The restructuring plan was approved by the Company’s Board of Directors on March 23, 2010. The 2010 pre-tax restructuring charge amounted to $3,140,000, and was primarily related to separation costs for approximately 40 employees and reductions in excess leased facility capacity around the world.

The following table summarizes the accrued charges related to the 2010 restructuring plans:

	Accrued
	Restructuring	Adjustments		Accrued
	Charges at	to Accrued		Restructuring
	December 31,	Restructuring	Cash	Charges at
	2009	Charges	Payments	June 30, 2010
	(In thousands)
Workforce reductions	$—	$2,502	$(2,363)	$139
Other	—	638	(291)	347

Total	$—	$3,140	$(2,654)	$486

The following table summarizes the 2010 restructuring charges by operating segment:

	Accrued
	Restructuring	Adjustments		Accrued
	Charges at	to Accrued		Restructuring
	December 31,	Restructuring	Cash	Charges at
	2009	Charges	Payments	June 30, 2010
	(In thousands)

Restructuring charges
Commercial —
IT Outsourcing Services	$—	$681	$(681)	$—
IT Consulting and Systems Integration	—	343	(343)	—
Other Services	—	294	(166)	128

Total Commercial	—	1,318	(1,190)	128
Government Technology Services	—	139	(131)	8
Selling, general and administrative expense	—	1,683	(1,333)	350

Total restructuring charges	$—	$3,140	$(2,654)	$486

In 2009, the Company implemented a restructuring plan to improve global management consistency. The Company globalized its sales and solution design functions across all geographies. This created a redundancy of a senior executive in Europe. The 2009 pre-tax restructuring charge related to this action was $1,167,000 and was primarily for separation costs for one employee. The total 2009 restructuring charge relates to the selling, general and administrative expenses line item on the Consolidated Statement of Operations.

TECHTEAM GLOBAL, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 4 — Restructuring (continued)

The following table summarizes the accrued charges related to the 2009 restructuring plan:

Accrued
	Restructuring	Adjustments		Accrued
	Charges at	to Accrued		Restructuring
	December 31,	Restructuring	Cash	Charges at
	2009	Charges	Payments	June 30, 2010
(In thousands)

Workforce reductions	$162	$—	$(162)	$—

During 2008, the Company announced corporate-wide organizational realignment and restructuring actions to improve operating efficiency, achieve greater global consistency and drive improved financial performance. The restructuring plans were approved by the Company’s Board of Directors on May 21, 2008 and December 23, 2008. The 2008 pre-tax restructuring charges amounted to $5,719,000, and were primarily related to separation costs for approximately 80 employees and reductions in excess leased facility capacity around the world.

Due to the inherent uncertainty involved in estimating restructuring expenses, actual amounts paid for such activities may differ from amounts initially estimated. Accordingly, during the second quarter of 2009, the Company reversed $699,000 of previously recorded liabilities related to the 2008 restructuring plan. This reversal resulted from re-negotiating a lease for a facility in Europe to eliminate the Company’s obligation to pay for leased space that was vacated and expensed in 2008 which lowered the expected exit costs.

The following table summarizes the accrued charges related to the 2008 restructuring plans:

Accrued
	Restructuring	Adjustments		Accrued
	Charges at	to Accrued		Restructuring
	December 31,	Restructuring	Cash	Charges at
	2009	Charges	Payments	June 30, 2010
(In thousands)

Other	$156	$—	$(36)	$120

The following table summarizes the 2008 restructuring charges by operating segment:

	Accrued
	Restructuring	Adjustments		Accrued
	Charges at	to Accrued		Restructuring
	December 31,	Restructuring	Cash	Charges at
	2009	Charges	Payments	June 30, 2010
	(In thousands)

Restructuring charges
Government Technology Services	$151	$—	$(31)	$120
Selling, general and administrative expense	5	—	(5)	—

Total restructuring charges	$156	$—	$(36)	$120

Note 5 — Property, Equipment and Software

Long-lived assets are evaluated for impairment when events occur or circumstances indicate that the remaining estimated useful lives may warrant revision or that the remaining balances may not be recoverable. When this occurs, an estimate of undiscounted cash flows is used to determine if the remaining balances are recoverable. No

TECHTEAM GLOBAL, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 5 — Property, Equipment and Software (continued)

events or circumstances were noted in the six months ended June 30, 2010 and 2009 which would require management to perform the noted analysis.

Note 6 — Acquisitions and Dispositions

Onvaio LLC

On May 30, 2008, TechTeam Global, Inc. completed the acquisition of Onvaio LLC (“Onvaio”), a California limited liability company. Onvaio is a provider of technical support outsourcing services for clients globally through its wholly-owned subsidiary, Onvaio Asia Services, Inc., based in Manila, Philippines. The initial purchase price totaled $4,787,000 and included acquisition costs of $400,000. In addition to the initial purchase price paid at closing, an additional $1,500,000 was placed into an escrow account and is payable in increments of $125,000 on the last day of each fiscal quarter provided that Onvaio is still providing services to its largest customer in substantially the same form and content as it provided at closing. As of June 30, 2010, $1,000,000 had been released from escrow and paid to the selling shareholders. This additional amount is being recorded as goodwill as it is earned.

RL Phillips, Inc.

On August 31, 2007, TechTeam Global, Inc., through its wholly-owned subsidiary TechTeam Government Solutions, Inc., completed the acquisition of all the outstanding common stock of RL Phillips, Inc. (“RL Phillips”) for approximately $2,150,000. Of the total purchase price, $300,000 was paid in shares of TechTeam common stock, which was placed into escrow for a period of three years after closing to reimburse the Company for any claims for indemnity or breach of representation and warranties. These shares were released in their entirety on June 23, 2010. Furthermore, $100,000 was held back and was scheduled to be paid in equal installments on the first and second anniversary of the date of acquisition. On August 31, 2008, $50,000 was paid to the selling shareholders. The installment due on August 31, 2009 was held back due to a claim for indemnity. On May 28, 2010, the final installment of $50,000 was paid to the selling shareholders.

Note 7 — Stock-Based Compensation

The Company measures and recognizes compensation expense for all stock-based payment awards based on the estimated fair value of the award. Compensation expense is recognized over the period during which the recipient is required to provide service in exchange for the award. Stock-based compensation expense recognized in each period is based on the value of the portion of the share-based award that is ultimately expected to vest during the period. The Company’s outstanding stock-based awards consist of stock options and restricted stock.

Stock Options

The Company recorded compensation expense totaling $216,000 and $278,000 during the three months ended June 30, 2010 and 2009, respectively, and compensation expense totaling $550,000 and $592,000 during the six months ended June 30, 2010 and 2009, respectively, related to outstanding options. At June 30, 2010 and 2009, there was approximately $1,634,000 and $2,738,000, respectively, of unrecognized compensation expense related to stock options. Unrecognized compensation expense at June 30, 2010, is expected to be recognized over a weighted-average period of approximately two years.

The Company records compensation expense for stock options based on the estimated fair value of the options on the date of grant using the Black-Scholes valuation model. The Company uses historical data among other factors to estimate the expected price volatility, the expected option term and the expected forfeiture rate. The risk-free rate is based on the U.S. Treasury yield curve in effect at the date of grant for the expected term of the option.

TECHTEAM GLOBAL, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 7 — Stock-Based Compensation (continued)

The following assumptions were used to estimate the fair value of options granted for the six months ended June 30, 2010 and 2009:

	Six Months Ended June 30,
	2010	2009

Expected dividend yield	0.0%	0.0%
Weighted average volatility	65%	61%
Risk free interest rate	1.2 – 1.3%	1.4%
Expected term (in years)	3.0	3.0

Restricted Common Stock

Compensation expense related to restricted stock under all plans is recorded on a straight-line basis over the vesting period. The Company recorded compensation expense of approximately $240,000 and $18,000 for the three months ended June 30, 2010 and 2009, respectively, related to outstanding shares of restricted stock under all plans and compensation expense of approximately $514,000 and $242,000 for the six months ended June 30, 2010 and 2009, respectively.

The weighted average grant-date fair value of restricted stock granted under all plans during the three months ended June 30, 2010 and 2009 was $6.38 and $5.93, respectively. The weighted average grant-date fair value of restricted stock granted under all plans during the six months ended June 30, 2010 and 2009 was $6.87 and $5.00, respectively. The fair value of restricted stock awards granted under all plans was determined based on the closing trading price of the Company’s common stock on the date of grant.

At June 30, 2010 and 2009, there was approximately $2,456,000 and $2,724,000, respectively, of total unrecognized compensation expense related to non-vested shares of restricted stock. Unrecognized compensation expense at June 30, 2010, is expected to be recognized over a weighted average period of approximately three years.

Note 8 — Income Taxes

At June 30, 2010 and December 31, 2009, the Company had an unrecognized tax benefit of approximately $225,000 and $113,000, respectively. The Company recognizes accrued interest related to unrecognized tax benefits as a component of interest expense and recognizes penalties as a component of selling, general and administrative expense. During the three and six months ended June 30, 2010 and 2009, interest and penalties recognized in the financial statements were not material. The Company had no material accruals for the payment of interest and penalties at June 30, 2010 and December 31, 2009.

The Company and its subsidiaries file income tax returns in the U.S. federal jurisdiction and various state and foreign jurisdictions. With few exceptions, the Company is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2003. The Internal Revenue Service commenced an examination of the Company’s 2004 U.S. federal income tax return in the first quarter of 2007, which was completed in the second quarter of 2008. The following table summarizes tax years that remain subject to examination by major tax jurisdictions:

Major Jurisdiction	Open Years

U.S. Federal income taxes	2006 through 2009

U.S. State income taxes	2005 through 2009

Foreign income taxes	2003 through 2009

TECHTEAM GLOBAL, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Income Taxes (continued)

For the three and six months ended June 30, 2010, the consolidated effective tax rate was 39.9% and 18.6%, respectively. The rate for the three months ended June 30, 2010 was higher than the statutory tax rate of 34.0% primarily due to foreign operating losses for which a tax benefit is not recorded, state income taxes and non-deductible expenses. The rate for the six months ended June 30, 2010 differed from the statutory rate primarily due to foreign operating losses for which a tax benefit is not recorded, state income taxes and non-deductible expenses, which lowers the effective rate when expressed as a percent of a pretax loss. The level of foreign operating losses was increased during the six months ended because a significant portion of the Company’s first quarter restructuring charge was incurred in countries with historical losses.

For the three and six months ended June 30, 2009, the consolidated effective tax rate was 31.7% and 37.2%, respectively. This rate differs from statutory levels in the three months ended June 30, 2009, primarily due to the reversal of a restructuring charge in Belgium which resulted in no tax expense due to substantial tax loss carry forwards from historical net operating losses. Excluding the reversal of restructuring charges, the effective tax rate for the three and six months ended June 30, 2009 was 50.3% and 43.7%, respectively. The effective tax rate excluding the reversal of restructuring charges differs from the statutory tax rate of 34.0% primarily due to state income taxes, non-deductible expenses and foreign operating losses for which a tax benefit is not recorded.

Note 9 — Segment Reporting

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. Our chief operating decision-making group is the Executive Leadership Team, which is comprised of the President and Chief Executive Officer, the Chief Financial Officer, the Vice President of Global Sales, the President of TechTeam Government Solutions, the Vice Presidents of Client Service Management, Chief Information Officer, General Counsel and the Vice Presidents of Human Resources. The operating segments are managed separately because each operating segment represents a strategic business unit that offers different services.

The accounting policies of the operating segments are the same as those described in Note 1 to the Company’s consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. The Company evaluates segment performance based on segment gross profit. Assets are not allocated to operating segments, but certain amounts of depreciation and amortization expense are allocated to operating segments.

TECHTEAM GLOBAL, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Segment Reporting (continued)

Financial information for the Company’s operating segments is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(In thousands)

Revenue
Commercial
IT Outsourcing Services	$25,498	$26,560	$51,706	$54,278
IT Consulting and Systems Integration	2,935	3,165	5,855	7,069
Other Services	3,261	3,975	6,986	8,240

Total Commercial	31,694	33,700	64,547	69,587
Government Technology Services	15,088	20,627	30,244	40,845

Total revenue	$46,782	$54,327	$94,791	$110,432

Gross Profit
Commercial
IT Outsourcing Services	$5,978	$5,795	$11,915	$12,213
IT Consulting and Systems Integration	602	505	1,153	1,440
Other Services	784	985	1,704	2,092

Total Commercial	7,364	7,285	14,772	15,745
Government Technology Services	3,713	6,061	6,759	11,529

Total gross profit	11,077	13,346	21,531	27,274
Selling, general and administrative expense	(10,805)	(11,450)	(21,442)	(22,042)
Restructuring credit (charge)	4	699	(3,140)	699
Net interest expense	(203)	(294)	(389)	(604)
Foreign currency transaction gain (loss)	156	(413)	351	(648)

Income (loss) before income taxes	$229	$1,888	$(3,089)	$4,679

Revenue from customers, or groups of customers under common control, that comprise 10% or greater of the Company’s total revenue in any period presented are as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

U.S. Federal Government	27.9%	33.6%	27.8%	33.2%
Ford Motor Company	10.8%	16.2%	10.9%	16.0%

Total	38.7%	49.8%	38.7%	49.2%

The Company conducts business under multiple contracts with various entities within the Ford Motor Company organization and with various agencies and departments of the U.S. Federal Government. For the three months ended June 30, 2010 and 2009, 13.1% and 18.7%, respectively, of the Company’s total revenue was derived from agencies within the U.S. Department of Defense in the aggregate. For the six months ended June 30, 2010 and 2009, 13.3% and 19.3%, respectively, of the Company’s total revenue was derived from agencies within the U.S. Department of Defense in the aggregate.

TECHTEAM GLOBAL, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Segment Reporting (continued)

The Company attributes revenue to different geographic areas on the basis of the location that has the contract with the customer, even though the services may be provided by a different geographic location. Revenue by geographic area is presented below:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(In thousands)

Revenue
United States	$31,764	$37,691	$63,244	$75,921
Europe:
Belgium	7,850	7,608	16,089	16,190
Rest of Europe	7,168	9,028	15,458	18,321

Total Europe	15,018	16,636	31,547	34,511

Total revenue	$46,782	$54,327	$94,791	$110,432

Note 10 — Contingencies

From time to time the Company is involved in various litigation matters arising in the ordinary course of its business. None of these matters, individually or in the aggregate, currently is material to the Company.

Note 11 — Fair Value Measurements

Items Measured at Fair Value on a Recurring Basis

On January 1, 2009, the Company adopted the provisions of ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”) related to nonfinancial assets and liabilities on a prospective basis. ASC 820 establishes the authoritative definition of fair value, sets out a framework for measuring fair value and expands the required disclosures about fair value measurement. On January 1, 2008, the Company adopted the provisions of ASC 820 related to financial assets and liabilities as well as other assets and liabilities carried at fair value on a recurring basis. The valuation techniques required by ASC 820 are based on observable and unobservable inputs using the following hierarchy:

Level 1	—	Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.
Level 2	—	Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.
Level 3	—	Unobservable inputs that reflect the reporting entity’s own assumptions.

TECHTEAM GLOBAL, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 11 — Fair Value Measurements (continued)

The following table summarizes the basis used to measure certain financial assets and financial liabilities at fair value on a recurring basis in the balance sheet:

	Total	Level 1	Level 2	Level 3
	(In thousands)

Interest Rate Swap
Fair Value as of June 30, 2010	$(210)	NA	$(210)	NA
Fair Value as of December 31, 2009	$(449)	NA	$(449)	NA

Deferred Compensation Plan
Fair Value as of June 30, 2010	$(442)	$(442)	NA	NA

On June 4, 2007, the Company entered into an interest rate swap agreement with a notional amount of $30,000,000. Under the swap agreement, the notional amount will be reduced by $625,000 on a monthly basis and will mature on June 3, 2011. The purpose of the interest rate swap, which is designated as a cash flow hedge, is to manage interest costs and the risk associated with variable-rate debt. The Company does not hold or issue derivative instruments for trading purposes. The swap effectively converts a portion of the Company’s variable-rate debt under the Credit Agreement to a fixed rate. Under this agreement, the Company receives a floating rate based on LIBOR and pays a fixed rate of 5.55% on the outstanding notional amount. The fair value of these interest rate derivatives are based on quoted prices for similar instruments from a commercial bank and, therefore, the interest rate derivative is considered a level 2 item.

For the three months ended June 30, 2010, gains recognized in other comprehensive income (loss) on derivatives were $10,000. For the three months ended June 30, 2009, losses recognized in other comprehensive income (loss) on derivatives were $11,000. Losses reclassified from other comprehensive income (loss) into interest expense upon settlement amounted to $108,000 and $200,000, for the three months ended June 30, 2010 and 2009, respectively. For the six months ended June 30, 2010 and 2009, losses recognized in other comprehensive income (loss) on derivatives were $4,000 and $85,000, respectively and losses reclassified from other comprehensive income (loss) into interest expense upon settlement amounted to $243,000 and $420,000, for the six months ended June 30, 2010 and 2009, respectively. The liability associated with the interest rate swap is included in other current liabilities and other long-term liabilities on the consolidated balance sheet in the amounts of $210,000 and $0, respectively, at June 30, 2010 and $394,000 and $55,000, respectively, at December 31, 2009.

The Company sponsors a nonqualified deferred compensation plan which allows certain management employees to annually elect to defer up to 10% of their compensation, on a pre-tax basis. The plan is intended to be a “top-hat” plan under the Employee Retirement Income Security Act of 1974. The deferred compensation obligation related to this plan is adjusted each quarter in accordance with ASC 710, to reflect changes in the fair value of the amount owed to the employee. The deferred compensation obligation is based on quoted market prices in active markets and therefore is considered a level 1 item. The deferred compensation obligation in included in other long-term liabilities on the consolidated balance sheet.

Items Measured at Fair Value on a Nonrecurring Basis

In addition to its interest rate swap and the deferred compensation plan, the Company measured restructuring related liabilities (Note 4 - Restructuring) at fair value on a nonrecurring basis. These liabilities are not measured at fair value on a recurring basis and, therefore, are not included in the tables above.

The Company has determined that the fair value measurements included in these liabilities rely primarily on Company-specific inputs and the Company’s assumptions about the settlement of liabilities, as observable inputs are not available. As such, the Company has determined that these fair value measurements reside within Level 3 of

TECHTEAM GLOBAL, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 11 — Fair Value Measurements (continued)

the fair value hierarchy. The restructuring obligations recorded represent the fair value of the payments expected to be made, and are discounted if the payment are expected to extend beyond one year.

As of June 30, 2010, the Company had $606,000 of restructuring accruals which were measured at fair value upon initial recognition of the associated liability.

Note 12 — Other Matters

On June 3, 2010, TechTeam, Jacobs Engineering Group Inc. (“Jacobs Engineering”) and Jacobs Technology Inc., a wholly-owned subsidiary of Jacobs Engineering (“Jacobs Technology”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) for the sale of 100% of the outstanding stock in TechTeam Government Solutions, Inc. (“Government Solutions”), a wholly-owned subsidiary of TechTeam (the “Stock Sale”), representing the Company’s government business. The purchase price of $59.0 million (the “Purchase Price”) is subject to certain escrows and adjustments in accordance with the terms of the Stock Purchase Agreement.

The Stock Sale remains subject to the satisfaction or waiver of a number of closing conditions set forth therein, including but not limited to, the approval of the Stock Purchase Agreement and the Stock Sale by stockholders representing a majority of the outstanding shares of TechTeam’s common stock entitled to vote on such a matter at a meeting of TechTeam’s stockholders. The stockholders’ meeting is currently scheduled for August 31, 2010. In the Stock Purchase Agreement, TechTeam has made various representations and warranties, including, but not limited to, representations and warranties regarding Government Solutions and its business, and has agreed to certain covenants, including affirmative and negative covenants regarding the operation of Government Solutions business during the period between the signing of the Stock Purchase Agreement and the closing.

The $59.0 million purchase price consists of approximately $41.5 million to be received at closing and approximately $17.5 million to be placed in escrow, each subject to such adjustments and other conditions set forth in the Stock Purchase Agreement. The escrow payment consists of (a) approximately $14.8 million to secure the payment of any future indemnification claims that may be made by Jacobs Technology against TechTeam during the 36-month period after the closing date, and (b) approximately $2.8 million to secure the potential post-closing Purchase Price adjustment to the extent the net tangible book value of the assets of Government Solutions at closing exceeds or is less than a target net tangible book value of approximately $12.2 million. The Company estimates fees and expenses of approximately $2.9 million for the Stock Sale.

The Stock Purchase Agreement may be terminated by either TechTeam or Jacobs Technology if the closing has not occurred by October 1, 2010, provided the terminating party has not failed to fulfill any material obligations pursuant to the Stock Purchase Agreement. The Stock Purchase Agreement may also be terminated by the parties upon the occurrence of other specified events as set forth in the Stock Purchase Agreement. If the Stock Purchase Agreement is terminated under certain circumstances, including, but not limited to, in connection with a determination by TechTeam’s board of directors in accordance with the Stock Purchase Agreement to accept a superior proposal (as defined therein) and enter into a definitive agreement with respect thereto immediately following such termination, TechTeam has agreed to pay to Jacobs Technology a termination fee of $2.36 million and to reimburse Jacobs Technology for certain expenses incurred by it in connection with the Stock Sale up to $750,000. If the Stock Purchase Agreement is terminated because of TechTeam’s inability to obtain stockholder approval of the Stock Sale, TechTeam will be required to reimburse Jacobs Technology for its expenses as described above.

For detailed information regarding the Stock Sale, please review the Company’s definitive Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, filed with the Securities and Exchange Commission (“SEC”) on July 30, 2010, and related additional definitive proxy materials filed with the SEC thereafter, and the Stock Purchase Agreement, attached hereto as Exhibit [2.1].

FORWARD-LOOKING STATEMENTS

This Quarterly Report on Form 10-Q, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Item 2, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent our expectations or beliefs concerning future events, including projections of revenue, gross margin, expenses, earnings or losses from operations, or other financial items; estimates of synergies; sufficiency of cash flows for future liquidity and capital resource needs; our plans, strategies, and objectives of management for future operations; developments or performance relating to our services; and future economic conditions or performance. We caution that although forward-looking statements reflect our good faith beliefs and reasonable judgment based upon current information, these statements are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements, because of risks, uncertainties, and factors including, but not limited to, the continuing effects of the U.S. recession and global credit environment, other changes in general economic and industry conditions, the award or loss of significant client assignments, timing of contracts, recruiting and new business solicitation efforts, currency fluctuations, and other factors affecting the financial health of our clients. These and other risks are described in the Company’s most recent annual report on Form 10-K and subsequent reports filed with or furnished to the U.S. Securities and Exchange Commission. The forward-looking statements included in this report are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements.

ITEM 2 — MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (“MD&A”)

Overview

TechTeam Global, Inc. is a leading provider of IT outsourcing and business process outsourcing services to large and medium businesses, as well as government organizations. The Company’s primary services include service desk, technical support, desk-side support, security administration, infrastructure management and related professional services. TechTeam also provides a number of specialized, value-added services in specific vertical markets. Our business consists of two main components — our Commercial business and our Government business. Together, our IT Outsourcing Services segment, IT Consulting and Systems Integration segment and Other Services segment comprise our Commercial business. In addition to managing our commercial business by service line, we also manage it by geographic markets — the Americas (defined as North America excluding our government-based subsidiaries), Europe and Latin America/Asia. Our Government Technology Services segment comprises our Government business.

On June 4, 2010, the Company announced its strategy to divest its government business unit, TechTeam Government Solutions, Inc. (“Government Solutions”), by announcing the signing of a definitive agreement to sell Government Solutions to Jacobs Engineering Group Inc., one of the world’s largest and most diverse providers of technical, professional, and construction services. In developing this strategy, we recognized that TechTeam consists of two substantially unrelated, relatively independent and sub-scale businesses which do not have any significant synergies between them and which both require investment to succeed, grow and thrive in their respective markets. We believe that the proposed sale of the Government Solutions business will enable us to focus our resources on our commercial business, which we believe has the greater opportunity for growth, profitability and increasing stockholder value.

Under the terms of the definitive agreement, Jacobs Engineering will acquire 100 percent of the stock in TechTeam Government Solutions, Inc. for total consideration of $59.0 million in cash, subject to certain escrows and adjustments set forth in the definitive acquisition agreement. The transaction was unanimously approved by TechTeam Global’s board of directors and is expected to close in the third quarter of 2010 subject to the satisfaction of various closing conditions, which includes the approval of the sale by the stockholders of TechTeam Global. Detailed information regarding the Stock Sale is available in the Company’s Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission on

July 30, 2010. The Company incurred $850,000 of professional fees related to the sale in 2009 and $2.5 million for the six months ended June 30, 2010.

The Company financial performance for the second quarter of 2010 reflects the stabilization of the Company’s business after the end of certain important customer contracts during the second half of 2009. TechTeam reported net income of $138,000, or $0.01 per diluted share, for the three months ended June 30, 2010 as compared to net income of $1.3 million, or $0.12 per diluted share, for the same period last year. The conclusion of certain contracts and the significant cost of the effort to sell Government Solutions provide the primary reasons for the year-over-year decline in reported results.

•	Revenue was $46.8 million in the second quarter of 2010, a decrease of 13.9% from the second quarter 2009. The decrease was primarily driven by the previously announced wind-down of certain customer contracts during the second half of 2009, including the U.S. federal government in-sourcing of certain services provided to U.S. Air National Guard and the discontinuation of service provided for the Volvo Car Company. This decrease was partially offset by new customer contracts and expansion with existing customers in the Americas and Europe.

•	Gross margin was 23.7% in the second quarter of 2010, compared to 24.6% in the second quarter of 2009 and a sequential increase from 21.8% in the first quarter 2010. The decrease was primarily due to the loss of higher margin government business. Gross margin for the commercial business was 23.2% in the second quarter of 2010, an increase from 21.6% in the second quarter of 2009 and a sequential increase from 22.6% in the first quarter of 2010. This increase in gross margin was primarily due to improved operating efficiencies and realization of the benefit of the restructuring actions taken in 2009 and 2010.

•	Selling, General and Administrative (SG&A) expense was $10.8 million in the second quarter of 2010 compared to $11.5 million in the second quarter of 2009. The decrease was due to multiple factors including an increase of $700,000 in the Company’s allowance for doubtful accounts in the second quarter of 2009, a reduction in amortization expense in 2010 due to the write-down of certain assets in 2009 and the benefit of the restructuring actions taken in 2009 and 2010. This decrease was offset by approximately $1.5 million of professional fees related to the sale of the Company’s TechTeam Government Solutions subsidiary announced on June 4, 2010. SG&A expense as a percent of revenue increased to 23.1% in the second quarter of 2010, from 21.1% in 2009 and on a sequential basis from 21.5% in the first quarter of 2010.

•	Cash provided by operations was $2.0 million for the first six months of 2010 compared to $18.2 million for the first six months of 2009. TechTeam ended the quarter with cash and debt balances of $14.8 million and $14.9 million, respectively.

•	The Company recorded a pre-tax charge of $3.1 million ($2.5 million net of tax) during the first quarter of 2010 as a result of a restructuring. The first quarter 2010 restructuring actions reduced certain redundant costs, eliminated excess capacity and supported the Company’s strategy to more tightly focus its business. The Company began to realize cost-savings in the second quarter 2010 resulting from the restructuring.

We are encouraged by the financial performance of the Commercial business. We are seeing more activity from potential new customers, albeit with longer sales cycles. Moreover, we are optimistic about the prospects for significant expansion with our existing global customers. We continue to extend our global reach by expanding into important, targeted geographies and by leveraging the strong relationships that we have with current global clients to provide services to them across geographies and in new markets. We announced a partnership with Stefanini IT Solutions, a global provider of IT consulting, integration, development and outsourcing services primarily in Latin America. Through its partnership with Stefanini, TechTeam will now have access to a wide array of in-region service delivery resources in Latin America.

Results of Operations
Quarter Ended June 30, 2010 Compared to June 30, 2009

Revenue

	Quarter Ended June 30,		Increase	%
	2010	2009	(Decrease)	Change
	(In thousands, except percentages)

Revenue
Commercial —
IT Outsourcing Services	$25,498	$26,560	$(1,062)	(4.0)%
IT Consulting and Systems Integration	2,935	3,165	(230)	(7.3)%
Other Services	3,261	3,975	(714)	(18.0)%

Total Commercial	31,694	33,700	(2,006)	(6.0)%
Government Technology Services	15,088	20,627	(5,539)	(26.9)%

Total revenue	$46,782	$54,327	$(7,545)	(13.9)%

Total Company revenue decreased $7.5 million, or 13.9%, to $46.8 million in the second quarter of 2010 from $54.3 million in the second quarter of 2009. The revenue decrease was across all segments and was driven primarily by the conclusion of customer contracts in the IT Outsourcing Services and Government Technology Services segments, a decrease in project based work due to the difficult economic environment and an approximate $550,000 negative impact of exchange rates on foreign revenue. This decrease was partially offset by new customer contracts and expansion with existing customers in the Americas and Europe. The foreign currency impact was calculated as if revenue generated in foreign currency was translated into U.S. dollars at the average exchange rates in effect during the second quarter of 2009. We are unable to predict the effect fluctuations in international currencies will have on revenue in 2010, but given the uncertain market environment and the effect on the U.S. dollar, there could be significant revenue volatility.

IT Outsourcing Services

Revenue from IT Outsourcing Services decreased $1.1 million, or 4.0%, to $25.5 million in the second quarter of 2010, from $26.6 million in the second quarter of 2009. The revenue decrease was primarily a result of the conclusion of customer contracts in Europe and the Americas, lower revenue from Ford and a negative impact of exchange rates on foreign currency revenue. This decrease was partially offset by an increase in revenue in the Americas from new customer contracts and expansion with existing customers in the Americas and Europe. The negative foreign currency impact approximated $500,000 and was calculated as if IT Outsourcing revenue in foreign currency was translated into U.S. dollars at the average exchange rates in effect during the second quarter of 2009.

IT Outsourcing Services revenue generated from Ford globally decreased $3.0 million, or 42.5%, to $4.1 million in the second quarter of 2010 compared to $7.1 million in 2009. Revenue from Ford declined 28.2% in the Americas and 65.7% in Europe as a result of a decline in seats supported from a reduction in Ford’s workforce, the lower price in the contract renewal, the separation of Jaguar Land Rover from the Ford SPOC contract and the separation of Volvo Car Corporation from the global Ford IT programs, including the November 2009 SPOC contract. Please refer to our discussion of Ford in the “Significant Customers” section of MD&A.

IT Consulting and Systems Integration

Revenue from IT Consulting and Systems Integration decreased $230,000, or 7.3%, to $2.9 million in the second quarter of 2010, from $3.2 million in 2009. Revenue decreased due to less project based work in the Americas and Europe.

Government Technology Services

Revenue from Government Technology Services decreased $5.5 million, or 26.9%, to $15.1 million in the second quarter of 2010, from $20.6 million in 2009, primarily due to the conclusion of the Company’s ANG contract on September 30, 2009. The work performed under the ANG contract was in-sourced to be performed by the U.S. Federal Government employees. The Company continues to provide service to ANG as a subcontractor to Harris Corporation who was awarded the work under the expiring contract that was not in-sourced and added some other positions. Accordingly, the new contract will produce significantly less revenue and gross margin than the expiring contract. Please refer to our discussion of the U.S. Federal Government in the “Significant Customers” section of MD&A.

Gross Profit and Gross Margin

	Quarter Ended June 30,
	2010		2009
		Gross		Gross	Increase	%
	Amount	Margin %	Amount	Margin %	(Decrease)	Change
	(In thousands, except percentages)

Gross Profit
Commercial —
IT Outsourcing Services	$5,978	23.4%	$5,795	21.8%	$183	3.2%
IT Consulting and Systems Integration	602	20.5%	505	16.0%	97	19.2%
Other Services	784	24.0%	985	24.8%	(201)	(20.4)%

Total Commercial	7,364	23.2%	7,285	21.6%	79	1.1%
Government Technology Services	3,713	24.6%	6,061	29.4%	(2,348)	(38.7)%

Total gross profit	$11,077	23.7%	$13,346	24.6%	$(2,269)	(17.0)%

Gross profit decreased $2.2 million, or 17.0%, to $11.1 million in the second quarter of 2010 from $13.3 million in the second quarter of 2009. Gross margin decreased to 23.7% for second quarter 2010 from 24.6% for second quarter 2009. The decrease in gross profit and gross margin was primarily due to the loss of higher margin government business.

IT Outsourcing Services

Gross profit from IT Outsourcing Services increased 3.2% to $6.0 million in the second quarter of 2010, from $5.8 million in 2009, and gross margin increased to 23.4% from 21.8%. The increase in gross profit and gross margin was due to improved operating efficiencies and from the successful execution of restructurings announced and completed in 2009 and the first quarter of 2010.

IT Consulting and Systems Integration

Gross profit from IT Consulting and Systems Integration increased 19.2% to $602,000 in the second quarter of 2010 from $505,000 in 2009, and gross margin increased to 20.5% from 16.0% in 2009. Gross profit and gross margin increased mainly due to more project based work with higher margin accounts in the Company’s hospitality business.

Government Technology Services

Gross profit from our Government Technology Services segment decreased 38.7% to $3.7 million in the second quarter of 2010 from $6.1 million in 2009. The decrease in gross profit was mainly due to lower revenue, primarily from the conclusion of the Company’s ANG contract on September 30, 2009. Gross margin also decreased during the second quarter of 2010 to 24.6% from 29.4% in 2009. The gross margin decrease was due to the loss of higher margin government business. Please refer to our discussion of the U.S. Federal Government in the “Significant Customers” section of MD&A.

Geographic Market Discussion

	Quarter Ended June 30,		Increase	%
	2010	2009	(Decrease)	Change
		(In thousands)

Revenue
Commercial —
Americas	$16,676	$17,064	$(388)	(2.3)%
Europe	15,018	16,636	(1,618)	(9.7)%

Total Commercial	31,694	33,700	(2,006)	(6.0)%
Government	15,088	20,627	(5,539)	(26.9)%

Total revenue	$46,782	$54,327	$(7,545)	13.9%

Gross Margin
Commercial —
Americas	21.4%	18.7%
Europe	25.5%	24.4%

Total Commercial	23.2%	21.6%
Government	24.6%	29.4%

Total Gross Margin	23.7%	24.6%

Americas

Revenue generated in the Americas decreased $388,000, or 2.3%, to $16.7 million in the second quarter of 2010, from $17.1 million in 2009. Revenue from IT Outsourcing Services experienced a decrease from a decline in revenue earned from Ford, which was partially offset by an increase from new customers and expansion with existing customers. Gross margin from the Americas increased to 21.4% for the second quarter of 2010 from 18.7% in 2009 mainly due to improved operating efficiencies from the realization of restructuring actions taken in 2009 and 2010.

Europe

Revenue generated in Europe decreased $1.6 million, or 9.7%, to $15.0 million in the second quarter of 2010 from $16.6 million in 2009, due to the conclusion of two customer contracts in the IT Outsourcing segment, a decrease in our staffing business at SQM and a negative impact of an approximate $625,000 from exchange rates on revenue. The foreign currency impact was calculated as if revenue in Europe in second quarter of 2010 were translated into U.S. dollars at the average exchange rates in effect during the second quarter of 2009. Despite a decrease in revenue, gross margin from Europe increased to 25.5% in the second quarter of 2010, from 24.4% in 2009, primarily due to improved operating efficiencies from the realization of restructuring actions taken in 2009 and 2010.

Operating Expenses and Other

	Quarter Ended June 30,		Increase	%
	2010	2009	(Decrease)	Change
	(In thousands, except percentages)

Operating Expenses and Other
Selling, general and administrative expense	$10,805	$11,450	$(645)	(5.6)%
Restructuring credit	$(4)	$(699)	$(695)	NM	%
Net interest expense	$(203)	$(294)	$(91)	(31.0)%
Foreign currency transaction gain (loss)	$156	$(413)	$569	NM	%
Income tax provision	$91	$598	$(507)	NM	%

Selling, general, and administrative (“SG&A”) expense decreased 5.6% to $10.8 million for the second quarter of 2010 from $11.5 million in 2009. The decrease was due to multiple factors including an increase of $700,000 in the Company’s allowance for doubtful accounts in the second quarter of 2009, a reduction in amortization expense in 2010 from the write-down of certain intangible assets in 2009 and the realization of the restructuring actions taken in 2009 and 2010. This decrease was offset by approximately $1.5 million of professional fees related to the sale of the Company’s TechTeam Government Solutions subsidiary announced on June 4, 2010. SG&A expense as a percent of revenue increased to 23.1% in the second quarter of 2010, from 21.1% in 2009.

On March 29, 2010 the Company announced a restructuring plan to enhance the effectiveness of the Commercial businesses global management team and reduce expenses in line with current business conditions. The restructuring plan was approved by the Company’s Board of Directors on March 23, 2010. The 2010 pre-tax restructuring charges amounted to $3.1 million, and were primarily related to separation costs for approximately 40 employees and reductions in excess leased facility capacity around the world.

In 2008, the Company announced corporate-wide organizational realignment and restructuring actions to improve operating efficiency, achieve greater global consistency and drive improved financial performance. The 2008 pre-tax restructuring charges amounted to $5.7 million and was primarily related to separation costs for approximately 80 employees and reductions in excess leased facility capacity. Due to the inherent uncertainty involved in estimating restructuring expenses, actual amounts paid for such activities may differ from amounts initially estimated. Accordingly, previously recorded restructuring related reserves of $699,000 were reversed in the second quarter of 2009 primarily from the Company favorably amending a lease for facilities in Europe to eliminate its obligation to pay for leased space that was vacated and expensed as part of the 2008 restructuring.

Net interest expense was $203,000 in the second quarter of 2010, compared to $294,000 in 2009, a result of lower average outstanding long-term debt offset by lower interest income from lower average invested cash equivalents and lower interest rates.

For the three months ended June 30, 2010 the consolidated effective tax rates were 39.9%. The rate for the three months ended June 30, 2010 was higher than the statutory tax rate of 34.0% primarily due to foreign operating losses for which a tax benefit is not recorded, state income taxes and non-deductible expenses.

For the three months ended June 30, 2009, the consolidated effective tax rate was 31.7%. This rate differs from statutory levels primarily because the reversal of the restructuring charge recorded in Belgium where there was no tax expense for the charge due to the availability of tax loss carry forwards which offset taxable income. Excluding the reversal of restructuring charges, the effective tax rate for the three months ended June 30, 2009 was 50.3%. The effective tax rate excluding the reversal of restructuring charges differs from the statutory tax rate of 34.0% primarily due to state income taxes, non-deductible expenses and foreign operating losses for which a tax benefit is not recorded.

Results of Operations
Six Months Ended June 30, 2010 Compared to June 30, 2009

Revenue

	Six Months Ended
	June 30,		Increase	%
	2010	2009	(Decrease)	Change
	(In thousands, except percentages)

Revenue
Commercial —
IT Outsourcing Services	$51,706	$54,278	$(2,572)	(4.7)%
IT Consulting and Systems Integration	5,855	7,069	(1,214)	(17.2)%
Other Services	6,986	8,240	(1,254)	(15.2)%

Total Commercial	64,547	69,587	(5,040)	(7.2)%
Government Technology Services	30,244	40,845	(10,601)	(26.0)%

Total revenue	$94,791	$110,432	$(15,641)	(14.2)%

Total Company revenue decreased $15.6 million, or 14.2%, to $94.8 million for the six months ended June 30, 2010 from $110.4 million during the same period in 2009. The revenue decrease was across all segments and was driven primarily by the conclusion of customer contracts in the IT Outsourcing Services and Government Technology Services segments and a decrease in project based work due to the difficult economic environment. This decrease was partially offset by new customer contracts in the Americas and an approximate $865,000 positive impact of exchange rates on foreign revenue. The foreign currency impact was calculated as if revenue generated in foreign currency was translated into U.S. dollars at the average exchange rates in effect during the first six months of 2009. We are unable to predict the effect fluctuations in international currencies will have on revenue for the remainder of 2010, but given the uncertain market environment and the effect on the U.S. dollar, there could be noteworthy revenue volatility.

IT Outsourcing Services

Revenue from IT Outsourcing Services decreased $2.6 million, or 4.7%, to $51.7 million for the six months ended June 30, 2010, from $54.3 million during the same period of 2009. The revenue decrease was primarily a result of the conclusion of customer contracts in Europe and the Americas and lower revenue from Ford. This decrease was partially offset by an increase in revenue in the Americas from new customer contract, expansion with existing customers in Europe and the Americas and an approximate $600,000 positive impact of exchange rates on foreign revenue. The foreign currency impact was calculated as if IT Outsourcing Services revenue in Europe was translated into U.S. dollars at the average exchange rates in effect during the six months ended June 30, 2009.

IT Outsourcing Services revenue generated from Ford globally decreased $6.6 million, or 43.8%, to $8.3 million for the six months ended June 30, 2010 compared to $14.9 million in 2009. Revenue from Ford declined 25.3% in the Americas and 69.4% in Europe as a result of a decline in seats supported from a reduction in Ford’s workforce, the lower price in the contract renewal, the separation of Jaguar Land Rover from the Ford SPOC contract and the separation of Volvo Car Corporation from the global Ford IT programs, including the November 2009 SPOC contract. Please refer to our discussion of Ford in the “Significant Customers” section of MD&A.

IT Consulting and Systems Integration

Revenue from IT Consulting and Systems Integration decreased $1.2 million, or 17.2%, to $5.9 million for the six months ended June 30, 2010, from $7.1 million during the same period in 2009. Revenue decreased in the Americas primarily from the wind-down of certain systems implementation and training projects in our hospitality business and our business with Dell through Ford.

Government Technology Services

Revenue from Government Technology Services decreased $10.6 million, or 26.0%, to $30.2 million during the six months ended June 30, 2010, from $40.8 million for the same period in 2009, primarily due to the conclusion of the Company’s ANG contract on September 30, 2009. The work performed under the ANG contract was in-sourced to be performed by the U.S. Federal Government employees. The Company continues to provide service to ANG as a subcontractor to Harris Corporation who was awarded the work under the expiring contract that was not in-sourced and added some other positions. Accordingly, the new contract will produce significantly less revenue and gross margin than the expiring contract. Please refer to our discussion of the U.S. Federal Government in the “Significant Customers” section of MD&A.

Gross Profit and Gross Margin

	Six Months Ended June 30,
	2010		2009
		Gross		Gross	Increase	%
	Amount	Margin %	Amount	Margin %	(Decrease)	Change
	(In thousands, except percentages)

Gross Profit
Commercial —
IT Outsourcing Services	$11,915	23.0%	$12,213	22.5%	$(298)	(2.4)%
IT Consulting and Systems Integration	1,153	19.7%	1,440	20.4%	(287)	(19.9)%
Other Services	1,704	24.4%	2,092	25.4%	(388)	(18.5)%

Total Commercial	14,772	22.9%	15,745	22.6%	(973)	(6.2)%
Government Technology Services	6,759	22.3%	11,529	28.2%	(4,770)	(41.4)%

Total gross profit	$21,531	22.7%	$27,274	24.7%	$(5,743)	(21.1)%

Gross profit decreased $5.8 million, or 21.1%, to $21.5 million for the six months ended June 30, 2010 from $27.3 million during the same period of 2009. Gross margin decreased to 22.7% for six months ended June 30, 2010 from 24.7% for the same period of 2009. The decrease in gross profit and gross margin was primarily due to the loss of higher margin government business.

IT Outsourcing Services

Gross profit from IT Outsourcing Services decreased 2.4% to $11.9 million for the six months ended June 30, 2010, from $12.2 million in 2009, and gross margin increased to 23.0% from 22.5%. The decrease in gross profit was due to lower revenue and the loss of higher margin accounts in the second half of 2009. Gross margin improved primarily due to operational efficiencies and from the successful execution of restructurings announced and completed in 2009 and the first quarter of 2010.

IT Consulting and Systems Integration

Gross profit from IT Consulting and Systems Integration decreased 19.9% to $1.2 million for the six months ended June 30, 2010 from $1.4 million in 2009, and gross margin decreased to 19.7% from 20.4% in 2009. Gross profit and gross margin decreased mainly due to less project based work with higher margin accounts in the Company’s hospitality business and less project based work throughout the Company due to the difficult economic environment.

Government Technology Services

Gross profit from our Government Technology Services segment decreased 41.4% to $6.8 million for the six months ended June 30, 2010 from $11.5 million in 2009. The decrease in gross profit was mainly due to lower revenue, primarily from the conclusion of the Company’s ANG contract on September 30, 2009. Gross margin also decreased during the six months ended June 30, 2010 to 22.3% from 28.2% in 2009. The gross margin decrease was also primarily due to the loss of higher margin government business. Please refer to our discussion of the U.S. Federal Government in the “Significant Customers” section of MD&A.

Geographic Market Discussion

	Six Months Ended
	June 30,		Increase	%
	2010	2009	(Decrease)	Change
	(In thousands, except percentages)

Revenue
Commercial
Americas	$33,000	$35,076	$(2,076)	(5.9)%
Europe	31,547	34,511	(2,964)	(8.6)%

Total Commercial	64,547	69,587	(5,040)	(7.2)%
Government	30,244	40,845	(10,601)	(26.0)%

Total revenue	$94,791	$110,432	$(15,641)	(14.2)%

Gross Margin
Commercial
Americas	20.6%	20.2%
Europe	25.5%	24.9%

Total Commercial	22.9%	22.6%
Government	22.3%	28.2%

Total Gross Margin	22.7%	24.7%

Americas

Revenue generated in the Americas decreased $2.1 million, or 5.9%, to $33.0 million for the six months ended June 30, 2010, from $35.1 million for the same period in 2009. Revenue from IT Outsourcing Services experienced a slight decrease from the loss of customer contracts in the later part of 2009 and a decline in revenue earned from Ford. This decrease was offset by an increase from new customers and expansion with existing customers. Revenue in IT Consulting and Systems Integration decreased mainly due to the wind-down of certain systems implementation and training projects in our hospitality business and our business with Dell through Ford. The Other Services segment also experienced a decrease in revenue from technical staffing projects due primarily to less project based work. Gross margin from the Americas increased to 20.6% for six months ended June 30, 2010 from 20.2% for the same period in 2009 primarily due to improved operating efficiencies from the realization of restructuring actions taken in 2009 and 2010.

Europe

Revenue generated in Europe decreased $3.0 million, or 8.6%, to $31.5 million for the six months ended June 30, 2009 from $34.5 million for the same period in 2009 due to the conclusion of two customer contracts in the IT Outsourcing segment and a decrease in our staffing business at SQM. This decrease was partially offset by expansion with existing customers and by an approximate $625,000 positive impact from exchange rates on revenue. The foreign currency impact was calculated as if revenue in Europe for the six months ended June 30, 2010 were translated into U.S. dollars at the average exchange rates in effect for the same period in 2009. Gross margin from Europe increased to 25.5% for the six months ended June 30, 2010, from 24.9% in 2009, primarily due to improved operating efficiencies from the realization of restructuring actions taken in 2009 and 2010.

Operating Expenses and Other

	Six Months Ended
	June 30,		Increase	%
	2010	2009	(Decrease)	Change
	(In thousands, except percentages)

Operating Expenses and Other
Selling, general and administrative expense	$21,442	$22,042	$(600)	(2.7)%
Restructuring charge (credit)	$3,140	$(699)	$3,839	NM	%
Net interest expense	$(389)	$(604)	$(215)	(35.6)%
Foreign currency transaction gain (loss)	$351	$(648)	$999	NM	%
Income tax provision (benefit)	$(574)	$1,739	$(2,313)	NM	%

SG&A expense decreased $600,000, or 2.7%, to $21.4 million for the six months ended June 30, 2010 from $22.0 million for the six months ended June 30, 2009. The decrease was due to multiple factors including an increase of $700,000 in the Company’s allowance for doubtful accounts in the second quarter of 2009, a reduction in amortization expense in 2010 from the write-down of certain intangible assets in 2009 and the realization of the restructuring actions taken in 2009 and 2010. This decrease was offset by approximately $2.5 million of professional fees related to the sale of the TechTeam Government Solutions subsidiary announced on June 4, 2010. SG&A expense increased to 22.6% of total revenue for the six months ended June 30, 2010, from 20.0% of total revenue in 2009 primarily to the decline in revenue and the increase in professional fees related to the sale of the Government Technology Services segment.

On March 29, 2010 the Company announced a restructuring plan to enhance the effectiveness of the Commercial businesses global management team and reduce expenses in line with current business conditions. The restructuring plan was approved by the Company’s Board of Directors on March 23, 2010. The 2010 pre-tax restructuring charges amounted to $3.1 million, and were primarily related to separation costs for approximately 40 employees and reductions in excess leased facility capacity around the world.

In 2008, the Company announced corporate-wide organizational realignment and restructuring actions to improve operating efficiency, achieve greater global consistency and drive improved financial performance. The 2008 pre-tax restructuring charges amounted to $5.7 million and were primarily related to separation costs for approximately 80 employees and reductions in excess leased facility capacity. Due to the inherent uncertainty involved in estimating restructuring expenses, actual amounts paid for such activities may differ from amounts initially estimated. Accordingly, previously recorded restructuring related reserves of $699,000 were reversed in the second quarter of 2009 primarily from the Company favorably amending a lease for facilities in Europe to eliminate its obligation to pay for leased space that was vacated and expensed as part of the 2008 restructuring.

Net interest expense was $389,000 for the six months ended June 30, 2010, compared to $604,000 million in 2009, a result of lower average outstanding long-term debt offset by lower interest income from lower average invested cash equivalents and lower interest rates.

For the six months ended June 30, 2010, the consolidated effective tax rate was 18.6%. The rate for the six months ended June 30, 2010 differed from the statutory rate primarily due to foreign operating losses for which a tax benefit is not recorded, state income taxes and non-deductible expenses, which lowers the effective rate when expressed as a percent of a pretax loss. The level of foreign operating losses was increased during the six months ended because a significant portion of the Company’s first quarter restructuring charge was incurred in countries with historical losses.

For the six months ended June 30, 2009, the consolidated effective tax rate was 37.2%. This rate differs from statutory levels primarily due to the reversal of a restructuring charge in Belgium which resulted in no tax expense due to substantial tax loss carry forwards from historical net operating losses. Excluding restructuring charges, the effective tax rate for the six months ended June 30, 2009 was 43.7%. The effective tax rate excluding the restructuring charges differs from the statutory tax rate of 34.0% primarily due to state income taxes, foreign operating losses for which a tax benefit is not recorded and non-deductible expenses.

Significant Customers

We conduct business under multiple contracts with various entities within the Ford organization and with various agencies and departments of the U.S. Federal Government. For the quarters ended June 30, 2010 and 2009, Ford accounted for 10.8% and 16.2%, respectively, of the Company’s total revenue, and the U.S. Federal Government accounted for 27.9% and 33.6%, respectively of the Company’s total revenue. For the six months ended June 30, 2010 and 2009, Ford accounted for 10.9% and 16.0%, respectively, of the Company’s total revenue, and the U.S. Federal Government accounted for 27.8% and 33.2%, respectively, of the Company’s total revenue. For the three months ended June 30, 2010 and 2009, respectively, 13.1% and 18.7% of the Company’s total revenue was derived from agencies within the U.S. Department of Defense, in the aggregate. For the six months ended June 30, 2010 and 2009, respectively, 13.3% and 19.3% of our total revenue was derived from agencies within the U.S. Department of Defense, in the aggregate.

Ford Motor Company

Our business with Ford consists of service desk and desk side services, technical staffing, and network management. Revenue generated through our business with Ford decreased to $10.3 million in the first six months of 2010 from $17.6 million in the first six months of 2009. The decline in revenue is attributable to a number of factors, including: (a) seat count and volume declines within the Ford environment; (b) the effects of the entry into the three-year renewal of the Global Single Point of Contact (“SPOC”) contract, which resulted in a change of the service delivery and pricing model as discussed below; (c) the divestiture of Jaguar Land Rover (“JLR”) from the Ford family of companies (we continue to provide services to JLR under a direct contract); (d) the termination of the Company’s contract with Dell, Inc. under which the Company provided systems integration services to Ford as a subcontractor to Dell; and (e) the separation of Volvo Car Corporation from the global Ford IT programs, including the SPOC contract on November 1, 2009.

On December 23, 2008, the Company executed a new SPOC contract, under which TechTeam provides support services to Ford’s information technology infrastructure. Under the SPOC contract, TechTeam provides service desk, deskside support, service management, infrastructure management, and identity and access management services to Ford in North America, Western Europe, and Asia. The contract renewal provides for a significant change in the service delivery model. These changes include the transition and centralization of service for English speaking Ford personnel to our operations in the Philippines, the transition of service for German speaking Ford personnel to Romania, and an enhanced centralized remote deskside support management function. This transition was completed in 2009.

Under the existing SPOC contract, we provide these infrastructure support services under specific service level metrics, and we invoice Ford based upon the number of seats we support. The number of seats supported is determined bi-annually on February 1 and August 1 of each year. If certain contractual conditions are met, Ford and TechTeam have the right during each six month period to request one out-of-cycle seat adjustment. We do not believe the revenue decline will continue in 2010, as we believe that we are well-positioned to expand the SPOC program into Latin America, Canada and Asia during 2010.

U.S. Federal Government

We conduct business under multiple contracts with various agencies and departments of the U.S. Federal Government. Revenue generated through our business with the U.S. Federal Government decreased to $26.3 million in the first six months of 2010, from $36.6 million in 2009.

The decline in revenue was primarily the result of the termination of our contract for the Air National Guard (“ANG”), which ended on September 30, 2009. As previously reported, ANG in-sourced the majority of the work performed under the expiring contract. ANG did award a new contract to Harris Corporation, with the Company as a subcontractor, which covered the work under the expiring contract that was not in-sourced and additional positions. Accordingly, the new contract will produce significantly less revenue and gross margin than the expiring contract. Specifically, had the Company been delivering service under the new contract for the six months ended June 30, 2009, total U.S. Federal Government revenue would have been reduced on a net basis by approximately 14.3%.

Moreover, the results of our Government business have been impacted by the difficult government contracting environment created by the budget constraints our customers faced. As a result of this environment, many customers have delayed procurement actions, which have decreased the volume of business on many of our contracts. Also, we have experienced delays in our expected new business development.

New Accounting Pronouncements

In February 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-09, “Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements,” which amends ASC 855. ASU No. 2010-09 confirms the guidance in ASC 855 for SEC filers to match subsequent event guidance issued by the SEC. The adoption of ASU No. 2010-09 did not have a material impact on the Company’s consolidated financial statements.

In January 2010, the FASB issued ASU No. 2010-06, “Fair Value Measurements and Disclosures (Topic 820),” which amends the FASB’s ASC 820. ASC No. 2010-06 requires disclosures of significant transfers between Level 1 and Level 2 of the fair value hierarchy. ASU NO 2010-06 further requires entities to report, on a gross basis, activity in the Level 3 fair value measurement reconciliation beginning on January 1, 2011. The adoption of ASU No. 2010-06 did not have a material impact on the Company’s consolidated financial statements.

Liquidity and Capital Resources

Cash and cash equivalents were $14.8 million at June 30, 2010, as compared to $16.0 million at December 31, 2009. Cash and cash equivalents decreased $1.1 million in the first six months of 2010 mainly due to the $2.5 million net loss and the effects of exchange rates on cash and cash equivalents.

Net cash from operating activities for the first six months of 2010 provided cash of $2.0 million compared to $18.2 million in the first six months of 2009. Net cash provided from operations for the first six months of 2010 was primarily due to a net loss of $2.5 million, adjusted for depreciation/amortization expense of $2.8 million and non-cash stock based compensation expense of $1.2 million. Net changes in operating assets and liabilities of $580,000 also contributed to cash provided by operating activities. The net changes in operating assets and liabilities as of June 30, 2010 were primarily related to a decrease in accounts receivable of $4.4 million principally driven by lower revenue and better collections. This was partially offset by an increase in prepaid accounts and a decrease in accrued taxes due to timing of payments. The cash generated from these operating cash flow improvements was primarily used to pay down debt.

Cash provided by operations for the first six months of 2009 was primarily due to net income of $2.9 million, adjusted for net changes in operating assets and liabilities of $10.3 million, depreciation/amortization expense and non-cash stock based compensation expense of $3.4 million and $913,000, respectively. The net changes in operating assets and liabilities as of June 30, 2009 were primarily related to a decrease in accounts receivable of $13.9 million due to increased collection efforts. This decrease was partially offset by a decrease in accrued expenses of $3.1 million due to $1.3 million decrease in accrued restructuring and due to the timing of payments.

Net cash used in investing activities was $1.3 million and $1.4 million for the first six months of 2010 and 2009, respectively. Net cash used in investing activities during the first six months of 2010 and 2009 were used to purchase equipment and software and to make payments to the selling shareholders of prior acquisitions for achieving financial performance targets. Capital expenditures were $1.0 million and $1.1 million respectively, for the first six months of 2010 and 2009.

Net cash used in financing activities was $459,000 and $16.6 million for the first six months of 2010 and 2009, respectively. Net cash used in financing activities for the first six months of 2010 was due to debt repayments and issuance of restricted stock. Net cash used in financing activities for the first six months of 2009 was primarily due to a higher pay down of debt.

Long-term cash requirements, other than for normal operating expenses, are anticipated for continued global expansion, enhancements of existing technologies, possible repurchases of our common stock and the possible acquisition of businesses complementary to our existing businesses. In light of the Company’s cash flow and the amendment to the Credit Agreement, we believe that cash flows from operations, together with existing cash balances and the existing credit facility, will continue to be sufficient to meet our ongoing operational requirements for the next twelve months and foreseeable future. Our liquidity position will improve upon completion of the sale of our Government Solutions subsidiary to Jacobs Engineering. The Company intends to use the proceeds from the sale to completely pay off the debt facility. We have historically not paid dividends, and we are restricted from doing so under our Credit Agreement. Market conditions may limit our sources of funds available, and the terms of such financings for these activities to the extent financing is desirable or necessary.

Material Commitments

There have been no significant changes in our material commitments disclosed in “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2009.

Critical Accounting Policies and Estimates

There have been no changes in the selection and application of critical accounting policies and estimates disclosed in “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2009.

ITEM 3 — QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

There have been no material changes in reported market risks disclosed in “Item 7A — Quantitative and Qualitative Disclosures About Market Risk” of our Annual Report on Form 10-K for the year ended December 31, 2009.

ITEM 4 — CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Our management is responsible for establishing and maintaining a system of disclosure controls and procedures (as defined in Rule 13a-15(e)) under the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time specified in the Commission’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by an issuer in the reports that it files or submits under the Exchange Act is accumulated and communicated to the issuer’s management, including its principal executive officer or officers and principal financial officer or officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

In accordance with Exchange Act Rule 13a-15(b), our management, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, performed an evaluation of the effectiveness of the Company’s disclosure controls and procedures as of the end of the fiscal quarter covered by this Quarterly Report. Based on that evaluation, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were effective, as of June 30, 2010, to provide reasonable assurance that information required to be disclosed in the Company’s reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and that such information is accumulated and communicated to management, including the Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding disclosure.

Changes in Internal Control over Financial Reporting

No change in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) occurred during the quarter ended June 30, 2010, that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

PART II — OTHER INFORMATION

ITEM 1 — LEGAL PROCEEDINGS

From time to time we are involved in various litigation matters arising in the ordinary course of its business. None of these matters, individually or in the aggregate, currently is material.

ITEM 1A — RISK FACTORS

Information regarding risk factors appears in “Forward-Looking Statements,” in the Part I, Item 2 of this Report and in Part I - Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009. As of the date of this filing, the following are material changes in the risk factors previously disclosed in Part I - Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009.

There is no assurance that the sale of the outstanding stock of TechTeam Government Solutions, Inc. (“Government Solutions”) to Jacobs Technology Inc. (“Jacobs Technology”), a wholly owned subsidiary of Jacobs Engineering Group Inc. (collectively, “Jacobs”) (the “Stock Sale”) will be completed, and our inability to consummate the Stock Sale could harm the market price of our Common Stock and our business, results of operations and financial condition.

We cannot assure you that the Stock Sale will be consummated. The consummation of the Stock Sale is subject to the satisfaction or waiver of a number of conditions, including, among others, the requirement that we obtain stockholder approval of the Stock Sale Proposal, the requirement to obtain certain government and other approvals, requirements with respect to the accuracy of our representations and warranties, requirements with respect to the satisfaction or waiver of our closing covenants and the requirement that certain employees will continue to be employed by Government Solutions. In addition, Jacobs may terminate the Stock Purchase Agreement if, among other things, such closing conditions are not satisfied by October 1, 2010 and if we do not cure breaches occurring after June 3, 2010, if any, of our representations and warranties contained in the Stock Purchase Agreement within five business days of notice of such breach.

We cannot guarantee that we will be able to meet all of the closing conditions of the Stock Purchase Agreement. For example, subsequent to the signing of the Stock Purchase Agreement, two employees of Government Solutions, who were included in the schedules to the Stock Purchase Agreement as being among those employees of Government Solutions who needed to remain with Government Solutions following the closing of the Stock Sale, notified us that they were resigning from Government Solutions to pursue other opportunities. Accordingly, at least one of the conditions to the obligations of Jacobs Technology to complete the Stock Sale will not be satisfied at the closing. As of the date of this Report, while we have requested such a waiver from Jacobs Technology, no such waiver has been granted and no assurances can be given as to whether Jacobs Technology will ultimately agree to waive this condition.

If we are unable to meet all of the closing conditions, Jacobs would not be obligated to close the Stock Sale. In addition, as a result of our failure to meet the condition described above with respect to the retention of Government Solutions’ employees, Jacobs has the right, at any time, to terminate the Stock Purchase Agreement. We also cannot be sure that other circumstances, for example, a material adverse effect, will not arise that would also allow Jacobs to terminate the Stock Purchase Agreement prior to closing. If the Stock Sale is not approved by stockholders or does not close, our Board will be forced to evaluate other alternatives, which may be less favorable to us than the proposed Stock Sale.

As a result of the execution of the Stock Purchase Agreement, employees of the Government Solutions business may become concerned about the future of the Government Solutions business and seek other employment. Also, as a result of our execution of the Stock Purchase Agreement and the announcement of the Stock Sale, third parties may be unwilling to enter into material agreements with us with respect to the Government Solutions business. New or existing customers may prefer to enter into agreements with our competitors who have not expressed an intention to sell their business because customers may perceive that such new relationships are likely to be more stable. The failure to maintain these relationships may give Jacobs the right to terminate the Stock Purchase Agreement and the Stock Sale. If we fail to complete the proposed

Stock Sale, the failure to maintain existing business relationships or enter into new ones could adversely affect our business, results of operations and financial condition.

In addition, if the Stock Sale is not consummated, our directors, executive officers and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the transaction and we will have incurred significant transaction costs, in each case, without any commensurate benefit. After focusing on the potential sale of the Government Solutions business for an extended period, if the Stock Sale is not consummated, we may not be able to develop and implement a strategy for the future growth and development of the Government Solutions’ business that would generate a return similar to or better than the return which would be generated by the Stock Sale. Furthermore, the perception of our continuing business could potentially result in a loss of customers, business partners and employees if the Stock Sale is not consummated. The occurrence of one or more of the foregoing circumstances could likely have a material and adverse effect on our business, stock price, results of operations and financial condition.

The Stock Purchase Agreement imposes substantial restrictions on our ability to operate the Government Solutions Business, which may delay or prevent us from undertaking business opportunities that may be beneficial to the Government Solutions business, pending completion of the Stock Sale.

The Stock Purchase Agreement contains significant restrictions on our ability to operate the Government Solutions business prior to the closing. For example, we are subject to restrictions on our ability to discuss and negotiate with, and provide information to, a potential acquirer regarding any competing proposals to the Stock Sale, and our ability to, among other things:

•	transfer or issue any stock of, or liquidate, recapitalize or change the organizational documents of, Government Solutions;

•	hire any new senior-level employees, into Government Solutions, except as provided in the Stock Purchase Agreement; and

•	change Government Solutions’s accounting methods or practices;

•	enter into a merger or consolidation of Government Solutions;

•	sell any portion of the Government Solutions business or the assets of Government Solutions;

•	enter into certain material contracts; or

•	incur, assume, guarantee or extend any indebtedness.

Our ability to comply with these provisions before completion of the Stock Sale or termination of the Stock Purchase Agreement is subject to various risks and uncertainties. Any failure by us to comply with all applicable covenants in the Stock Purchase Agreement could result in a breach of the terms of the Stock Purchase Agreement, which may result in the termination of the Stock Purchase Agreement and a failure to complete the Stock Sale. Even if we are able to comply with all of the applicable provisions and restrictions on the operation of the Government Solutions business, these restrictions could harm us by, among other things, prohibiting, limiting or restricting our ability to take advantage of mergers, acquisitions and other corporate opportunities with respect to the Government Solutions business or to take certain actions that management may deem to be necessary or desirable to operate or grow the Government Solutions business or to increase its profitability. Thus, such prohibitions, limitations and restrictions could have a material adverse effect upon the Government Solutions business and our financial condition and results of operations.

If our stockholders do not approve the Stock Sale proposal, we may not receive an offer from another potential acquirer of the Government Solutions Business on satisfactory terms or at all.

If our stockholders do not approve the Stock Sale and the Stock Purchase Agreement is subsequently terminated, we may decide to seek another strategic transaction with respect to the Government Solutions business. However, we may not be able to find a potential acquirer of the Government Solutions business willing to pay an equivalent or more attractive price than that which would be paid pursuant to the Stock Sale, and in fact any purchase price that we do find may be less.

We are not permitted to terminate the Stock Purchase Agreement except in limited circumstances, and we may be required to pay a substantial termination fee to Jacobs if the Stock Purchase Agreement is terminated.

The Stock Purchase Agreement does not generally allow us to terminate it, except in certain limited circumstances. If the Stock Purchase Agreement is terminated under certain circumstances for specified reasons, we would be obligated to:

•	pay Jacobs a termination fee of $2,360,000, and

•	reimburse Jacobs for up to $750,000 of its reasonable and documented out-of-pocket fees and expenses related to the preparation and negotiation of the Stock Purchase Agreement and the Stock Sale.

We would be required to pay to Jacobs the expense reimbursement and termination fee in the event of, among other things:

•	our termination of the Stock Purchase Agreement upon the receipt of a superior proposal (as defined in the Stock Purchase Agreement) that results in, immediately after the termination of the Stock Purchase Agreement, us entering into a definitive agreement with respect thereto in compliance with the terms of the Stock Purchase Agreement;

•	concurrently or after a change of control of TechTeam, the Stock Purchase Agreement is terminated for any reason or the closing does not occur by October 1, 2010; or

•	Jacobs’ termination of the Stock Purchase Agreement upon the occurrence of certain triggering events.

We would also be required to pay Jacobs this expense reimbursement (without the termination fee) if the Stock Purchase Agreement is terminated by any party after the Special Meeting has been held and the stockholders do not approve the Stock Sale proposal. Any payment of the termination fee or the expense reimbursement would substantially increase the cost of completing any alternative transaction involving the Government Solutions business and would effectively reduce any net proceeds available to us resulting from the consummation of such an alternative transaction.

The Stock Purchase Agreement may expose us to contingent liabilities, and we may never ultimately receive any of the cash portion of the purchase price deposited into escrow for indemnification purposes.

Under the Stock Purchase Agreement, we have agreed to indemnify Jacobs for any breach or violation of any representation, warranty, covenant or undertaking made by us in the Stock Purchase Agreement and for other matters, subject to certain limitations and exceptions. Of the total cash purchase price of $59,000,000, $14,750,000 will be deposited into escrow to secure our indemnification obligations to Jacobs for a period of up 36 months after closing. However, Jacobs’ right to seek indemnification from us for certain indemnification claims may not be limited by this 36-month time period or to any time limitations at all and may not be limited by any amounts contained in the indemnification escrow fund. As a result, significant successful indemnification claims by Jacobs could have an adverse effect on our results of operations and financial condition. Furthermore, it is possible that we may not ultimately receive any of the escrowed portion of the purchase price. Moreover, these uncertainties may make it difficult for a potential acquirer of the Commercial Business to value the Commercial Business, including, but not limited to, our interest in the indemnification escrow fund. Given these uncertainties, you should not place disproportionate emphasis on the amount of the purchase price that is paid into escrow to satisfy our post-closing indemnification obligations.

Furthermore, the Stock Sale may be completed without us being released from certain guarantees that we have provided with respect to the obligations of Government Solutions. While Jacobs has agreed to use its best efforts to cause it to be substituted for us with respect to such guarantees and to indemnify us and our affiliates against any loss if such substitution does not occur, we cannot assure you that we will be substituted by Jacobs with respect to such guarantees or that Jacobs’ obligation to indemnify us will ultimately make us whole for any loss or expense we may ultimately incur in connection with such guarantees.

If the Stock Sale is consummated, we will be a smaller public company with continuing public company reporting expenses and ongoing operating expenses, all of which may be disproportionate to our size and scope of operations.

Once the Stock Sale is completed, we will remain a publicly traded company and will continue to be subject to SEC rules and regulations applicable to such companies, including the periodic and current reporting requirements under the Exchange Act and the Sarbanes-Oxley Act of 2002. We will also be a company with significantly fewer operating assets. As a result, we will continue to incur expenses associated with us being a publicly-traded company and additional ongoing operating expenses which may be viewed to be excessive in relation to the size and scope of our operations. Further, a number of our fixed and other expenses will not be reduced or eliminated after the Stock Sale is completed, even though we will have fewer revenue-producing assets. As a result, we may be required to seek further reductions of our costs and expenses, which we cannot assure you may be implemented in a timely manner or at all, or even if implemented will achieve the desired outcome. Our failure in successfully implementing such measures may adversely affect our results of operations and financial condition.

If we consummate the Stock Sale, we will be dependent on a less diversified business.

The business we propose to sell constitutes a significant portion of our operations and assets. As such, our revenues and net income following the closing of the Stock Sale will decrease significantly from those existing prior to the Stock Sale. If we consummate the Stock Sale, our results of operations and financial condition will be dependent solely on the operations of our Commercial Business, which would be comprised of our three remaining operating segments. Accordingly, our operations will be less diversified and we believe that the effect on our future results of operations and financial condition of the risks pertaining to our Commercial Business will be magnified. We cannot assure you that, after the Stock Sale, we can grow the revenues of our Commercial Business or maintain its profitability.

ITEM 2 — UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

There were no sales of unregistered equity securities of the Company during the three months ended June 30, 2010.

On October 30, 2008, the Board of Directors authorized a stock repurchase program. Under the program, the Company was authorized to repurchase up to one million shares of its common stock as the Company deems appropriate. The Company is limited under its current credit agreement with an annual limitation of $3.0 million per year on the repurchase of its common stock. The stock repurchase program expires on December 31, 2011. The Company did not repurchase any shares in the quarter ending June 30, 2010. The maximum number of shares that may yet be purchased under the program is 987,742.

ITEM 5 — OTHER INFORMATION

None.

ITEM 6 — EXHIBITS

The following exhibits are filed as part of this report on Form 10-Q:

10.1	Office building lease between BOC Real Property S.R.L and TechTeam Global S.R.L, dated July 1, 2010.
31.1	Certification Pursuant to Rule 13a-14(a) of the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	Certification Pursuant to Rule 13a-14(a) of the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1	Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2	Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TechTeam Global, Inc.
     (Registrant)

Date: August 9, 2009	By: /s/ Gary J. Cotshott	Gary J. Cotshott President and Chief Executive Officer (Principal Executive Officer)

	By: /s/ Margaret M. Loebl	Margaret M. Loebl Corporate Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

Exhibit 10.1

LEASE AGREEMENT
between
BOC REAL PROPERTY S.R.L.
as Lessor
and
TECHTEAM GLOBAL S.R.L.
as Lessee
Dated 1 July 2010

LEASE AGREEMENT

This Lease Agreement, hereinafter referred to as the “Lease” was made on the date of 1 July 2010 (“Signing Date”) by and between:

1.   BOC REAL PROPERTY S.R.L., hereinafter referred to as the “Lessor”, with headquarters located at 3 George Constantinescu St., ground floor, room 35, 2 nd District, Bucharest, registered with the Trade Registry under no. J40/9884/2009, sole registration code 26063762, duly represented by Sunil Dilip Joseph Madan, as director,

And

2.   TECHTEAM GLOBAL S.R.L., hereinafter referred to as the “Lessee”, with headquarters located at 9-9A Dimitrie Pompei Blvd., Building no. 16, 2nd District, Bucharest, registered with the Trade Registry under no. J40/2100/2004, sole registration code 16139707, duly represented by Ernst Michael Alfred Friedrich Voegtle, as director.

The parties above listed are hereinafter jointly referred to as the “Parties” and individually as a “Party”.

1.	TERMS AND DEFINITIONS

1.1. “The Property” means the office building (GB/GF + 7 floors), comprising a gross area of 57,607 sqm as outlined in red, (the “Office Building”), the land afferent to the Office Building (the “Land”), as outlined in yellow, the related parking places (the “Parking Spaces”) as outlined in orange, the common areas and access roads as outlined in green on the attached Appendix 1 - Site Plan. The Property is situated at 3 George Constantinescu St., Bucharest, 2nd District and is owned by the Lessor in accordance with the ownership documents, respectively (i) the construction authorization, (ii) reception minute, (iii) land register excerpt for the Land and for the Office Building, attached herewith as Appendix 8.

1.2. “The Premises” means collectively 3,757 sqm Building Rentable Area (as per BOMA standards) located on the 1 st Floor of the Office Building and 50 sqm Building Rentable Area (as per BOMA standards) located on the Ground Floor of the Office Building. The Plans of the Premises and the standards used in order to measure such, respectively BOMA – Standard Building Owners and Managers Association are attached to the present as Appendix 2 . The exact area of the Premises is that mentioned in this Lease.

1.3. “The Permitted Use” shall have the meaning ascribed to it as per sections 2.2.

1.4. “Lease” means this Lease Agreement, including all of its Appendices, as it may be amended from time to time in accordance with the relevant provisions of this Lease Agreement.

1.5. “Parking Spaces” means a number of 20 parking spaces, as outlined in the plans attached hereto as Appendix 3 . During the duration of the Lease, the Lessee will have the option to lease additional parking places (“Additional Parking Spaces”), at the same price mentioned herein below, to the extent such parking places are available after the entire Property has been leased to tenants.

1.6. “Property Rules for the Office Building” means the rules attached hereto as Appendix 5.

1.7. “Business Day” means any day that is not Saturday, Sunday, legal holiday or other day on which banking institutions are required by law or other government action to be closed in Bucharest, Romania.

1.8. “Common Areas” means the internal and external common areas including the access roads as evidenced in Appendix 2 as of the signing date of the Lease.

2.	THE SUBJECT OF THE LEASE

2.1  Under the terms and conditions of this Lease, the Lessee shall be entitled to (i) the exclusive use of the Premises and the Parking Spaces; and (ii) the non-exclusive use of Common Areas.

2.2  Lessee shall be entitled to use the Premises as office space, IT room only for the Premises on the Ground Floor and the Parking Spaces for the sole purpose of parking, in compliance with legal provisions, including legal requirements imposed by the local authorities (hereinafter collectively referred to as the “Permitted Use”). Any change in the Permitted Use requires Lessor’s prior written approval that should not be unreasonably delayed or refused. Additionally, if the Lessee desires to use the Premises or the Parking Spaces (together the “Leased Area”) for a purpose which is not a Permitted Use as described in this paragraph, apart from obtaining the Lessor’s prior written approval in this respect, the Lessee shall also obtain all appropriate permits and/or authorizations at the Lessee’s costs. For such authorizations, the Lessor will provide such documents, information, changes of plans, documentation etc. that are in Lessor’s possession and, on a best effort basis, assist and support the Lessee to obtain such documents, information, changes of plans, documentation.

2.3  Lessee and its visitors may use the Common Areas and access roads for access and egress to and from the Premises for the purpose of Lessee’s business and in a manner which shall not interfere with the use of other areas and facilities by other lessees located on the Premises. Such non-exclusive use by the Lessee shall be in accordance with the reasonable and customary written rules and regulations, determined by the Lessor from time to time to apply to the use of the Common Areas and access roads (hereinafter referred to as the “Property Rules”). The Property Rules are attached as Appendix 5 to this Lease.

2.4  The Lessee shall, at its own expense and cost: (a) comply with all laws, ordinances, orders and regulations affecting the Premises and/or Common Areas and access roads now in force or which hereafter may come into force (including without limitation, all environmental laws and regulations); (b) apply for, secure, maintain in good standing and comply with all licenses and permits which are or may be required for the activities conducted by the Lessee and for operations and/or business to be conducted in the Premises; and (c) comply with all rules, requirements and regulations affecting the Premises and/or Common Areas and access roads, such as but not limited to the Property Rules and those of the Fire Authorities. The Lessor will not issue any warranty to authorities for the application or maintenance of Lessee’s licenses or permits.

The Lessor shall, at its own expense and cost: (a) comply with all laws, ordinances, orders and regulations affecting the Property now in force or which hereafter may come into force (including without limitation, all environmental laws and regulations); (b) apply for all licenses and permits which are or may be required for the Property; and (c) comply with all rules, requirements and regulations affecting the Property, such as those of the Fire Authorities provided that all these obligations shall be incumbent upon the Lessee if related to the Premises or the activity performed by the Lessee within the Premises.

The Lessor warrants and represents to the Lessee, that, to the best of its knowledge (i) it is the registered owner of the Property, and (ii) there is no enforcement procedure started in relation to or on the Property.

2.5  Lessee shall, and shall ensure that its employees and contractors performing construction/repair works on the Leased Area will, comply with all laws relating to the occupancy of the Leased Area and to criminal conduct while such persons are on the Leased Area. Lessee shall, and shall ensure that the persons listed above will, not (a) use, occupy, or permit the use or occupancy of the Leased Area for any purpose other than as specified in section 2.2 above, (b) use, occupy or permit the use or occupancy of the Leased Area for any purpose that is directly or indirectly forbidden by applicable laws or which may be dangerous to life or property, (c) permit any public or private nuisance, (d) disturb the quiet enjoyment of other Lessees, (e) do anything that might emit offensive odors or fumes from the Leased Area, (f) make undue noise, (g) set up vibrations in the Property, (h) do or allow anything on or about the Leased Area that would cause the cancellation of insurance coverage or increase the insurance rate on the Property or its contents, (i) exceed the maximum floor load(s).

2.6  No substances or materials listed or contemplated under environmental or hazardous waste laws or regulations or approvals applicable to the Property (collectively, “Hazardous or Toxic Substances” ) shall be used, stored or generated upon the Leased Area and/or Common Areas and access roads. The Lessor conveys to maintain the Property free of Hazardous or Toxic Substances. In case Lessee will intend in the future to store Hazardous or Toxic Substances, it is required to obtain the prior written consent of the Lessor and all the legally required consents of the relevant administrative and supervising state authorities (e.g. in the area of fire prevention). The Lessee shall immediately advise the Lessor in writing of the existence of any Hazardous or Toxic Substances in, upon, or beneath the Leased Area, or the adjoining lands thereto. The Lessee agrees that in the event Hazardous or Toxic Substances are found to exist in, upon or beneath the Leased Area, as a result of the actions or inactions of the Lessee, its employees, agents, clients, suppliers, licensees, invitees or visitors, the Lessor may, in its sole discretion and in addition to any other remedies provided hereunder or under any applicable law, require that the Lessee, at the Lessee’s sole cost and expense, take all steps necessary to clean up, remove or otherwise treat the Hazardous or Toxic Substances.

In addition to the foregoing, in the event Hazardous or Toxic Substances are found and the conditions provided in section above related to usage, storage or generating such upon the Leased Area and/or Common Areas and access roads are not met, the Lessor shall have the right, but not the obligation, and without liability to the Lessee for any loss or damage that may accrue to the Lessee’s business by reason thereof, to take such actions as the Lessor deems necessary or advisable, in its sole judgment, to clean up, remove, or otherwise treat, any such Hazardous or Toxic Substances. All costs and expenses incurred by the Lessor in the exercise of any such rights shall be payable by the Lessee upon demand.

2.7  The provisions of sections 2.5 and 2.6 shall apply from the signing date of this Lease until Expiry Date or otherwise termination by the Landlord of the same; in addition, the aforementioned provisions shall apply during any periods of time that the Premises are used by the Lessee de jure or de facto.

2.8  The Lessee will dispose of any litter, rubbish, debris, or any other refuse (collectively “Waste”) solely at the space designated by, and in the manner provided for in, the Property Rules ( Appendix 5 ). In particular, the Lessee will not place or maintain any Waste in any vestibule of or entrance to the Premises; on the pathways or corridors adjacent thereto; or elsewhere on the exterior of the Premises, which shall include, without limitation, sidewalks, alleyways and courtyards.

3.	COMMENCEMENT DATE AND TERM OF THE LEASE

3.1. Term of the Lease: This Lease is concluded from the Commencement Date to the Expiry Date (hereinafter referred to as the “Term”), unless otherwise regulated herein.

3.2. Commencement Date: The Commencement Date is the Signing Date of the present Lease. On the Commencement Date, the Premises and the Parking Spaces have been handed-over by the Lessor to the Lessee in an “as is” condition (the Delivery Date ), based on the Delivery Protocol attached as Appendix 6 confirming (i) the delivery of the Premises and Parking Spaces to the Lessee, (ii) their acceptance by the Lessee based on the Technical Specifications under Appendix 4, and (iii) the condition of the Premises upon Commencement Date.

3.3. Expiry Date: December 31, 2016.

3.4. Optional Termination: The Lessee shall have an option during the Lease, at its sole discretion to terminate the Lease on December 31, 2013 (the “Optional Termination Date” ), provided cumulatively that:

(i)	The Lessor receives from the Lessee, at least six months prior to the Optional Termination Date, a written notice with respect to the irrevocable decision to exercise this option; and

(ii)	The Lessor receives from Lessee, no later than one month following the receipt of the termination notice above, a penalty that is the sum of (a) an amount equal to the aggregate consideration of the Rent and the Operating Expenses and Direct Expenses owed by the Lessee for the 3 (three) contractual months of January 2014 to March 2014 determined in accordance with the Lease; and (ii) EUR 250,000.

3.5. The Fit-Out Plans (i.e., the architectural project containing the partitioning, cabling, installations etc. to be performed/installed within the Premises, including the IT room on the Ground Floor are attached hereto in Appendix 4 a. The Parties have also agreed upon the budget and timing in respect of the implementation of the Fit-Out Plans, provided however that Lessee hereby understands and agrees that the total fit-out contribution provided by the Lessor as incentive hereto is of up to EUR 400,000 plus VAT as mentioned hereto in Appendix 4 b, irrespective of the amount actually spent to complete the work as set forth in the Fit-Out Plans (such work being referred to herein as the “Fit-Out Work”).

3.6. The Lessor shall approve or reject modification of the plans above (if they are not in accordance with the Technical Specifications of the Office Building) within 15 days from receiving them. For the avoidance of doubt, should the Lessor not give any reply to the Lessee within the aforementioned period, such delay shall not be in any way construed as an approval by the Lessor of the modification of the Fit-out Plans.

3.7. Should the cost of the Fit-Out Works above be higher than the incentive amount above (including in respect of any modifications requested by the Lessee pursuant to this Section 3), the Lessee shall bear the difference: (i) 50% of the respective amount upon agreeing the budget as provided above and (ii) the remaining 50% amount upon delivering the Fit-Out Work to the Lessee, as below mentioned.

3.8. The Lessor shall deliver the Fit-Out Works to the Lessee, in accordance with the Fit-Out Plans and the Technical Specifications of the Premises as per the Appendix 4a, within 60 days as of the Commencement Date and the Lessor shall serve written notice to the Lessee with respect to such Fit-Out Works delivery date with at least 7 days before such date. If the Fit-Out Work are not delivered by 1 September 2010, the Landlord shall add an additional day to the Lessee’s free rent period for each day of delay. If however, the Lessee requests any amendments to the Fit-Out Plans attached hereto as Appendix 4a, further to the Signing Date, then the Delivery Date shall be extended with the period of time needed by the Lessor to implement such modifications, as notified by the Lessor to the Lessee, without any penalty being due by the Lessor (and without delaying the Lessee’s payment obligations undertaken hereunder).

3.9. For the scope of performance of the Fit-Out Works referred to above, each Party shall appoint and pay its coordinator (whether a person or a company) to follow up the Fit-Out Works throughout the entire execution period. All Fit-Out Work will be implemented and coordinated jointly by the Parties’ coordinators. Any non-conformities with the Fit-Out-Plans during the execution of the works, as the case may be, will have to be brought in writing, to the attention of the Lessor’s coordinator by the Lessee’s coordinator within 3 (three) days from being noticed (the Lessor being obliged to correct the non-conformities). If no such non-conformities are being brought to the attention of Lessor’s coordinator during the performance of the works (or after the correction thereof), the respective fit-out works shall be considered accepted by the Lessee and this latter shall not be entitled to have objections thereof upon delivery by the Lessor of the respective Fit-Out Works.

3.10. In addition to the incentive granted by the Lessor as stipulated under Clause 3.6 above, the Lessor will bear a fixed amount of EUR 20,000 that will be used by the Lessee for costs related to re-location of its headquarters into the Premises and will be paid by the Lessor based on the fiscal invoice(s) issued by the Lessee in this respect.

3.11. Fit-Out Works Delivery Protocol: Following the written notice sent by the Lessor to the Lessee as per Clause 3.8 above, the Lessor and Lessee shall sign the Fit-Out Works Delivery Protocol confirming the delivery of the Fit-Out Works to the Lessee and the condition of the Premises at the time of such delivery (referred to as the “Fit-Out Works Delivery Protocol” and hereto attached as Appendix 6 a.

3.12. Warranty of the Fit-Out Work. The Lessor warrants to the Lessee that the works and the materials used for completing the Fit-out Work (including the structured data cabling and electrical wiring) are in accordance with the Technical Specifications and the Fit-Out Plans. The Lessee undertakes to observe all instructions manuals received from the Lessor in respect to the Fit-Out Works and the Lessor conveys to repair at its cost any non-conformity or defect (that is not due to improper use) for a period of 12 months after the completion and delivery of the Fit-Out Works.

4.	RENT

4.1. The Lessee shall pay to the Lessor under the terms set forth in this Lease, the equivalent in RON, at the exchange rate of the National Bank of Romania calculated as per the below, the following amounts:

A)	The Basic Rent for Premises, payable monthly in advance, namely EUR 12 + VAT/sqm/month as adjusted by clause 4.2 below, and

B)	The Basic Rent for Parking Spaces payable monthly, in advance, for 10 of the 20 Parking Spaces under this Lease is of EUR 75 plus VAT per each parking place, as adjusted by clause 4.2 below,

hereinafter collectively referred to as the “Rent”.

Lessee shall also pay, beside the Rent:

C)	Operating Expenses and other Direct Expenses described in section 5.

4.2. Indexation

The Rent shall be on an annual basis, on each 1st January of each subsequent calendar year (hereinafter each referred to the “Reset Date”) according to the HCPI index (2005=100, annual reference) applicable for EURO 27 countries area published on EUROSTAT site ( www.eurostat.eu ) plus 0.5%. The indexation shall be applied as follows:

a.   As of the 1st of January of year 2011 and up to the termination of the Lease, every year, on the 1st of January, the Rent shall be indexed with the HCPI index plus 0.5% published for the year before.

b.   The difference resulted when the amounts for the first month are updated shall be invoiced during the last 10 (ten) calendar days of the updated month.

4.3. For the avoidance of any doubt, all amounts owed by Lessee under this Lease (including Rent and Operating Expenses and Direct Expenses) shall be determined and owed as net rate as per the Lease plus related VAT.

4.4. If a new currency is introduced in Romania (hereinafter referred to as the “New Currency”) and the Romanian RON is substituted by the New Currency and the New Currency may and shall be used for the payment of obligations in Romania, any amount denominated in the Romanian RON or Euro shall be converted into the New Currency at the applicable conversion rate, and all payments under this Lease which would otherwise have been payable in the Romanian RON shall afterwards be made in the New Currency. The Parties will negotiate in good faith in order to agree any amendments to the terms of the Lease so as to ensure that the Parties will be left in no worse position than they would otherwise have been, if the New Currency had not been introduced in Romania.

4.5. The introduction of any New Currency, the termination of the national currencies of the member countries of the European Monetary Union, or the fixing of the exchange rates which will apply at the termination of the national currencies or the economic consequences which may arise from the introduction of any New Currency or in connection with the European Monetary Union shall not give a legal basis for the rescission, the challenging or the termination of this Lease before the end of the Expiry Date, or for raising any claims relating thereto.

5.	PAYMENTS

5.1.1. Rental Payments: The Basic Rent shall be paid monthly in advance, on or before the first day of each month.

5.1.2. The first Basic Rent for Premises shall be due and paid starting with 1 January 2011, the contractual months from Commencement Date and until 1 January 2011 being referred to hereinafter as the “Rent Free Period”. For the avoidance of any doubts, the Rent Free Period shall refer only to the Premises, the rent for the Parking Spaces being due as of 1 September 2010.

5.1.3. In case the Lessee does not start to use the area of 500 sqm on the 1st Floor of the Office Building evidenced in green within Appendix 2 attached hereto (the “Additional Area” ) until 1 January 2011, the Basic Rent for such area will start to be paid by the Lessee only from 1 July 2011, and the Basic Rent for the Premises will be computed and paid based on 3,257 sqm. For the avoidance of any doubt, the Lessee shall notify accordingly the Lessor, in writing, should it wish to use the Additional Area before 1 January 2011.

5.2. Payment of Operating Expenses and Direct Expenses: The Lease shall be a “Triple Net / Fully Repairing and Insuring” lease. As such, the expenses to be incurred and paid by the Lessee for the purpose of this Section shall include operating expenses payable monthly in advance, on or before the first day of each month, comprising the elements listed below in sections 5.2.1 and 5.2.2 (hereinafter referred to as the “Operating Expenses and Direct Expenses”).

The Operating Expenses and Direct Expenses shall be paid by the Lessee starting with 1 September 2010.

The Lessee shall pay as of the 1 September 2010 the Operating Expenses and Direct Expenses, as well as all other payments due by the Lessee as per the terms and conditions set forth herein, all on a monthly basis:

5.2.1. All Operating Expenses and other Direct Expenses related to the Premises and to the Parking Spaces, including, but not limited to, Lessee’s pro rata allocation of the costs (based upon the percentage equal to the Premises as mentioned under Section 1 above divided by the Total Rentable Area of the Office Building – namely total area of the Office Building that can be leased, including the Common Parts) for and associated with the following:

a.	property taxes including all taxes specifically relating to the Land and the Building and imposed on the Lessor under binding government regulations from time to time (this specifically excludes the Lessor’s income tax, costs of credit or other business taxes or transfer taxes);

b.	insurance to be maintained by the Lessor for the Land and/or Property as described in this Lease;

c.	use of electricity, hot and cold water or other utilities and heating of Common Areas and access roads within the Property but outside the Premises;

d.	preventive, routine and other maintenance and repairs, other than those covered by the warranty obligations of the suppliers, of the Property (including but not limited to repairs necessitated by normal wear and tear, maintenance and repairs listed in Section 8.1 below, as well as minor repairs, and the reasonable cost of maintenance staff and staff facilities, and also including improvements which are required by law or which are anticipated by Lessor to substantially reduce operating costs for the Land and/or the Property);

e.	cleaning and maintaining of Common Areas and access roads inside and outside of the Office Building — landscaping, parking, circulation areas, snow clearance;

f.	use and maintenance of the sewage system, garbage collection and disposal, cleaning oil traps;

g.	property security (such as, but not limited to video surveillance in the Common Areas, control access system by individuals cards), technical installations maintenance and staff facilities during working hours;

h.	any other reasonable operating expenses which may be incurred or requested by the Lessee and the majority of lessees, if applicable; and

i.	Property management fee.

Transparency and efficiency of the property management services are assured by the Lessor, inter alia by tenders organized for appointing the Property Manager.

5.2.2. Any utilities such as water, gas, electricity, sewage, telephone or other similar utility or service used or consumed by the Lessee in the Premises (“Utilities”), if such are not paid directly by the Lessee to the relevant utility supplier.

5.3. Calculation of Operating Expenses and Direct Expenses: Invoices for advance payments of Operating Expenses shall be calculated based on the estimated cost of providing the services described in Section 5.2 above, which advance payment shall be RON equivalent of EUR 3 per square meter per month for the Premises, plus VAT. Whenever possible, expenses of consumption of Utilities shall be paid by Lessee directly to the respective utility supplier based upon actual use as measured by on site measuring equipment or invoices sent by relevant suppliers.

After the end of every calendar year of the Lease, the value of the Operating Expenses and Direct Expenses is adjusted for the previous year, the initial value being increased or decreased depending on results of the audit performed on the costs recorded in the accounting books for the maintenance and the administration of the Office Building, as well as on the costs of the services supplied to the Lessees (pro rata with the Premises) and is adjusted retrospectively during the first month of the year in progress for the previous one, and the related payments must be made within 30 (thirty) calendar days from the auditing of the accounts of the Lessor and from the date the invoice is received by the Lessee (“Open Book System”). The Lessor shall audit the accounts using the services of a reputable company in the market. The value thus calculated and confirmed by the auditors shall be maintained for the rest of the year, until the following annual recalculation. The Operating Expenses and Direct Expenses will be calculated based on the service costs incurred by the Lessor, according to an open book system and disclosed to the Lessee. The Lessee shall be entitled to request from the Lessor a list of and documents confirming the expenses borne in the relevant calendar year, with respect of all components of the Operating Expenses and Direct Expenses and calculations due. The Lessor shall have the obligation to furnish the Lessee with such list and documents within 10 (ten) days upon receipt of such request.

Further, the Lessee shall keep all information and documents obtained as per the above the results thereof strictly confidential and shall not be shared with or divulged to any other lessee or person.

5.4. The Rent and other payments due under this Lease and expressed in EUR shall be payable in the Romanian Lei (RON) equivalent of the Euro amount stated herein, calculated according to the exchange rate of the National Bank of Romania Bank valid on the date of the invoice communicated to the Lessee at least 15 days prior to the date when the payments fall due.

The Lessor shall not be held liable for any utilities interruptions which were not caused by its fault. The Lessor shall make all the necessary efforts in order to restore the supply of utilities as soon as possible. The Lessor (i) will be responsible for the maintenance of infrastructure in the Office Building as part of the Direct and Operating Expenses, (ii) will be responsible for the proper maintenance of the power generator(s) and will do best endeavors to ensure the availability and the functioning of the power generators in accordance with the specifications, (iii) will be obliged to provide access to the Lessee to the service records of the power generators. The Lessor will reserve for the Lessee 120KVA power in one of the generator that will be specifically mentioned in the Delivery Protocol with the obligation of the Lessee to support a prorated share of the maintenance and fuel costs of the power generator. For the avoidance of doubt, in case the power generators are not functioning, the Lessee shall promptly notify the Lessor of the defect or the malfunctioning and shall allow the Lessor a 30 days remedy term.

5.5. Wiring Instructions: Payments by Lessee to Lessor shall be by bank transfer to Lessor’s account no. RO03 BRMA 0500 0004 2030 0002, opened with Banca Romaneasca SA Member of the National Bank of Greece or to any other bank account communicated in writing by the Lessor, in accordance with the provisions hereto.

5.6. Confirmation of Payment: Payment shall be deemed received when the wired funds are debited on the Lessee’s account to the correct account of the Lessor.

5.7. Delays in Payment: In the event of delays in any payment under this Lease, the Lessor has the right to charge penalties to the Lessee of 0.05% per each day of delay computed on the invoiced, due and unpaid amounts in RON under the present Lease. The late payment penalties shall be invoiced and payable according to the same procedure as the rent. In the event of default in payment, all properly incurred collection costs (including the costs of an attorney-at-law), as decided under a definitive and irrevocable court decision, shall be borne by the Lessee.

6.	TELEPHONE LINES

6.1.  Lessee shall have the right (but not the obligation), upon written request, to use ISDN package lines dedicated to the Premises and supplied by the Lessor. Lessee shall be allowed to design its own internal telecommunication system, with the number of internal lines to be defined at the time of implementation. Lessee shall pay for the standard connection fees, monthly fees, and usage fees charged by the telephone service providers (supported by copies of the service providers’ invoices) by reimbursement to the Lessor, or preferably based on direct invoices from the service providers, as agreed between the service provider and the Lessor. For clarification purposes, the Lessor will not impose any restriction on the telecom service suppliers nor will restrict the Lessee in using without any additional charge the building canalization to connect to the telecom suppliers.

7.	LESSEE’S OBLIGATIONS

7.1. Lessee shall execute and pay the costs of repair or maintenance of any parts of the Premises or installations and technical fixtures therein which have been damaged by the Lessee, its employees or sub-contractors or visitors beyond normal wear and tear. Lessee shall be obliged to repair the damages in 1 (one) week time, or if the nature of defaults justify delay in their remedying, within 30 (thirty) calendar days (and in such cases the Lessee will notify the Lessor the period of time under which it anticipates remedying the damages). Any repairs shall be made only with qualified contractors licensed to perform the required works, using all due skill and care generally expected from professional(s) appointed to carry out such works and using good quality materials. These works to be executed by Lessee are in addition to the Operating Expenses and obligations described in Section 5.2 above. Additionally, Lessee shall keep the Premises clean and tidy and shall not store trash in the Parking Spaces (as well as the Additional Parking Spaces, if any), nor dump trash anywhere in the Land or Common Areas and access roads, other than in the trash-cans, skips, or other containers provided for this purpose in the areas designated by the Lessor from time to time.

7.2. Return of Premises: Upon Expiry or otherwise termination of the Lease, Lessee shall leave the Premises in the same condition existing on the Fit-Out Works Delivery Date, at no cost of the Lessor, subject to normal wear and tear. If so notified by the Lessor prior to Expiry or otherwise termination of the Lease, Lessee shall remove any improvements or alterations made in addition to the Fit-Out Work (if any), using all due care, (unless prior written agreement has been obtained from the Lessor to the contrary). Lessee shall not be entitled to any reimbursement of costs or added value of improvements or alterations made to the Premises including improvements made pursuant to Section 10 below.

7.3. Lessee’s Liability for Damages: Lessee shall be liable to Lessor for any damages to the Premises, the Property or any other development on the Land caused by Lessee, its employees, corporate officers, contractors working in the Premises and shall immediately notify the Lessor of such damages. Among others, Lessee shall be liable for any damages caused by the improper use by the Lessee or its employees, officers or contractors working in the Premises of all systems and facilities, including but not limited to, the water supply, drainage, lighting or power supply lines, sanitary, and heating and ventilation systems and installations.

7.4. Lessor’s Execution of Lessee’s Duties: Should Lessee fail to perform its obligations within the period specified in Section 7.1 above and subsequently within additional 21 (twenty-one) calendar days after receiving written notice from the Lessor, in addition to any other remedies herein or under applicable law, Lessor shall have the right to arrange for the necessary works to be carried out at the expense of Lessee with the right to charge the Lessee for such costs. Any such costs shall be reimbursed to the Lessor’s upon the latter’s demand together with the invoice issued in accordance with the Romanian law and the related supporting documentation.

8.	LESSOR’S OBLIGATIONS TO MAINTAIN AND REPAIR

8.1. Maintenance and Repairs: The Lessor shall, as part of the Direct and Operating Expenses, maintain and repair the Property (including the Common Area and the access roads) and the following equipment and systems: : .

8.1.1 building structure and external elevations;

8.1.2 electrical power distribution systems;

8.1.3 utility systems (water, sewage and heating, cooling (if any), ventilation system);

8.1.4 fire alarm and sprinkler system.

If the above repairs are covered by the warranty of the contractors, the repairs will not be reflected in the Direct and Operating Expenses.

8.2. Warranty. The Lessor warrants the Lessee against any defects in the building structure, existing equipments and materials of the Premises according to the requirements of the Romanian Civil Code and shall replace any defective items or materials at no extra cost to the Lessee. Neither the Lessor nor the maintenance company employed shall be responsible for interruptions in the services described above or in Section 5.2 which are caused by an event of Force Majeure or which are not caused by Lessor’s fault.

8.3. The Lessor shall do best endeavors to cause the property management service company to maintain, during the period of the Lease, for the services provided in the Property, all the characteristics and parameters according to the Technical Specifications.

8.4. The Lessor shall do best endeavors to ensure that the property management company provides prompt, good quality services and sort out promptly any grounded request or complaint received from the Lessee.

9.	INSURANCE AND SECURITY

9.1. Real Property Insurance.

Lessor shall maintain standard fire and perils coverage insurance (resulting from total or partial destruction of the Premises), Rent loss and third party liability insurance on the Property. Said insurance shall be maintained with a reputed insurance company at the choice of Lessor, in its sole discretion, in the amount equal to the full reinstatement value of the Premises from time to time at the expense of Lessor (though the cost thereof shall be included in the Operating Expenses and Direct Expenses), and payments for losses there under shall be made solely to Lessor. The Lessee shall cover the expenses generated by the said insurance, pro rata with the leased area. If the annual premiums to be paid by Lessor shall exceed the premiums otherwise payable because Lessee’s operations or contents of the Premises result in extra-hazardous exposure ( i.e. , the Lessee, with the prior written permission of the Lessor and with all requisite local licenses and approvals, stores hazardous, explosive or potentially damaging substances or materials in the Premises), Lessee shall promptly pay the excess amount of the premium upon request by Lessor.

9.2. Lessee’s Insurance: Lessee shall properly insure its assets and shall maintain insurance at its expense for fire, perils, theft and other coverage’s usually maintained by businesses in the area in which the Property is located as well as against any liability or claim for bodily injury, death or property damage for which Lessee is responsible by law or this Lease.

9.3. Security. Within 20 days as of the signing date of this Lease, the Lessee shall provide the Lessor an irrevocable and unconditional Bank Guarantee Letter issued by a financing bank agreed by the Lessor, in accordance with the form attached at Appendix 7, securing the fulfillment by the Lessee of all its obligations undertaken herein, payable in whole or in part upon Lessor’s first demand, in an amount equal to the aggregate consideration of the Rent and the Operating Expenses and Direct Expenses plus VAT owed by the Lessee for 3 (three) contractual months determined in accordance with the Lease. The term of the Bank Guarantee Letter shall start as of the Commencement Date and it shall cover the entire Term of this Lease, plus 30 (thirty) calendar days calculated as of the end of this Lease.

In the event the Lessee delivers a Bank Guarantee Letter valid for a shorter period, it shall be obliged, without any additional notice from the Lessor, to deliver a new guarantee (or an extension to the existing one) not later than 30 (thirty) days before the expiry of the previous one. Should the Lessee fail to deliver such a new guarantee, the Lessor shall be authorized to draw the full amount of the guarantee without any remedy or cure period and hold such as cash security, (“Cash Deposit”); the amounts thereof shall be used by the Lessor upon the terms and conditions set out below.

The Bank Guarantee Letter or, if the case, the Cash Deposit shall be used if there are any outstanding payments from the Lessee to the Lessor or if damages are caused to the Lessor or the Premises due to Lessee’s breach of any of its obligations in this Lease, including but not limited to the following:

•	Lessee’s failure to pay Rent, Operating Expenses and Direct Expenses within 15 days of being due under this Lease;

•	Lessee’s failure to reimburse costs related to repair of damages caused by Lessee to the Premises and/or to the Office Building;

•	Lessee’s failure to pay penalties on payments overdue;

•	Lessee’s failure to vacate the Premises by the Expiration Date or earlier Termination of the Lease.

If the Bank Guarantee Letter or the Cash Deposit, if the case is used in accordance with above, the Lessee shall restore it to the original amount within 14 (fourteen) days from the date of receipt by the Lessee of a written notice sent by the Lessor.

In case that paragraph 2 of this Section shall be enforced, the Cash Deposit (reduced, if the case, with the amounts due and unpaid by Lessee in accordance with the Lease) shall be returned to the Lessee upon receiving appropriate Bank Guarantee Letter.

Otherwise, the Cash Deposit, as well as the Bank Guarantee Letter shall be returned to the Lessee within 30 (thirty) days as of the Expiry Date or as of the termination date of the present Lease in any of the ways mentioned herein below. The Cash Deposit shall be returned in EUR (if applicable, or in RON), but decreased with any amount deducted in accordance with above.

10.	ALTERATIONS

10.1. Lessee shall not be allowed to make any alterations or improvements to the interior of the Premises unless prior written approval has been obtained from Lessor, which approval shall not be unreasonably withheld. Such alterations must not affect the Premises or material warranties or guarantees, which apply to the Premises and/or the above Premises. Any alteration to the Premises may only be carried out by the Lessee if all government, statutory and local or other public authority permits or approvals have been obtained and with all good skill and care. The implementation of any alteration or improvements may not cause any unreasonable inconvenience or disruption to the operation of the Property and/or other developments on the Land and other Lessees therein.

11.	REPAIRS TO THE PREMISES BY LESSOR

11.1. Major Repairs: In the event of major repairs required to the Premises, not resulting from Lessee’s fault, Lessor shall be obliged to make the repairs as quickly as reasonably possible. Any major repairs, which are not of an emergency nature, may be executed only after 1 (one) Business Day prior written notice to Lessee. Lessor is obliged to keep the inconvenience caused to Lessee by such works to a minimum. The Lessee shall grant access to the Premises to the Lessor and/or anyone acting on its behalf and it may not unreasonably delay or obstruct the performance of the works.

To remove or to avoid obvious dangers, the Lessor shall be entitled to execute, at its own expense, remedial works and structural changes in the Premises based upon written notice to the Lessee specifying the estimated duration of such works. According to the notice, the Lessee shall allow access to the Premises and shall not unreasonably delay or prevent the execution of the notified remedial works and structural changes, provided that the Lessor notifies the Lessee of the duration thereof. In the event that the areas rendered unusable due to the aforementioned works represent more than 25% of the Premises, the Lessee shall be entitled to a pro rata reduction of the Basic Rent for the respective period of time. Should the Premises, Common Area of the Office Building be rendered unusable in full or in part during more than 40 (forty) days, then the Lessee will have the right to terminate the Lease as detailed in Section 13.5 below except the case when the risks were caused or due to the Lessee’s intentional acts or culpable omissions.

However, in the event that it has been proven that the risks were caused or due to the Lessee’s fault, the Lessee shall bear the cost of such remedial works or shall reimburse the Lessor within 15 days upon its first demand accompanied by the invoice issued in accordance with the Romanian law and the related supporting documentation.

11.2.  Access for Emergency Repairs: Lessor may arrange for emergency repairs or alterations to be carried out without the consent of Lessee. Such emergency repairs shall be performed as quickly as reasonably possible. Lessee shall permit access to the Premises and may not delay or obstruct the performance of the work. The provisions of Section 11.1 paragraphs 2 and 3 above shall apply accordingly.

11.3. Cost of Repairs: Lessee shall be obliged to pay for all repairs relating to Lessee’s use of the Premises which are not covered in Sections 5.2, 11.1 or 11.2 above, except for repairs otherwise covered by an insurance policy or contractor warranty.

12.	ACCESS TO THE PREMISES BY LESSOR

12.1. Notice of Access: Lessor or persons authorized by Lessor shall have the right of access to the Premises at any time during Lessee’s normal business hours upon 2 (two) calendar day written notice. In an emergency, with imminent danger or due to security reasons, access to the Premises shall be permitted at any time, day and night

12.2. Access after Notice of Termination: Following notice of termination of the Lease or in the event that Lessor intends to sell the Land, the Property, the Premises, or a part thereof, Lessor or his representative, together with any potential lessee or purchaser, shall be permitted access to the Premises during normal business hours upon 2 (two) calendar day notice to the Lessee. The Lessor will take all the measures in order to not unreasonably disturb the Lessee’s activity in the Premises. Confidentiality provisions described herein shall apply.

13.	TERMINATION OF THE LEASE

13.1.	Lessee’s Events of Default: Upon the occurrence of an event of default under this Section (hereinafter referred to as the “Event of Default”), following written notice of an Event of Default, the Lessee shall have a remedy period of (i) 30 (thirty) days for cases b), c), e), f), g) below and (ii) 10 (ten) days remedy period under item a) and (iii) 20 (twenty) days remedy period under item d). In such a case, if the Lessee fails to remedy/fulfill the breached obligation under this Lease, within the remedy period as per the above, upon expiry of such remedy terms, the Lease shall be deemed terminated by law, upon Lessor’ notice of termination served to the Lessee, with immediate effect, no other formality or court intervention being necessary. The Lessee hereby agrees to conduct its business in a way so as not to allow the occurrence of any of the following Events of Default:

a.	non-payment of the Rent and the related Operating expenses and Direct Expenses (VAT included) for a period of more than 15 (fifteen) Business Days from the due date;

b.	the use of the Premises is in non-compliance with the Permitted Use and the Property Rules; or a decision and/or regulation of competent governmental or local authorities prevents the further use of the Premises by the Lessee or any of its affiliate;

c.	the Lessee’s use of the Premises which causes or which may cause damage to the Premises, the Property and/or any development on the Land beyond normal wear and tear despite written notice from Lessor to cease such an activity;

d.	failure of the Lessee to provide the Bank Letter of Guarantee as agreed herein and/or to maintain/restore the Bank Letter of Guarantee at the amounts agreed and according to the manner/timing described in Sections 9.2 and 9.3 above (in case of enforcement thereof by the Lessor);

e.	failure to obtain or maintain all material statutory, local and other regulatory licenses required for the use by the Lessee of the Premises for its business purposes provided that such failure would have any impact on the Lessor or this Lease; or

f.	Lessee’s actions or inactions that may negatively affect the proper use of the Land or any parts thereof by neighbors or other lessees or occupants of such or the capacity of Lessor to further lease the Land or any parts thereof or which may determine the early termination by other existing lessees of their respective leases concluded with the Lessor in relation to the Land or any parts thereof;

g.	failure to perform any other material obligations in this Lease.

13.2. Penalty clause: In case the Lease is terminated due to Lessee’s fault, otherwise than in accordance with Clause 3.4 above, the Lessee undertakes and agrees to pay to the Lessor an amount representing the remaining Rent until the Expiry Date.

13.3. Surrender Period: Should Lessor terminate this Lease pursuant to Section 13.1 above, following an Event of Default, the Lessee agrees to surrender and vacate the Premises within 45 days as of the date the termination notice is served (hereinafter referred to as the “Surrender Period”), during which time Lessee shall, for each day spent in the Premises, pay the Rent equal to two times the pro-rata Base Rent for the respective period. Such payment shall not constitute a waiver by Lessor of other rights and compensation due under this Lease.

13.4. Penalties for Delay in Surrender: Should Lessee fail to vacate and leave the Premises within the Surrender Period, thereafter the Lessor is entitled to three times the amount of the pro-rata Base Rent for each day of delay in addition to any claims or damages that may be available under Romanian Civil Code. Also, after the expiry of the Surrender Period, the Lessee does not have the right to access the Leased Area, Lessor being the only one allowed to decide the use thereof. In the event of termination of this Lease or expiry thereof, upon the expiry of the Surrender Period, it is expressly agreed that the Lessor may immediately cease to provide to the Lessee services covered by the Operating Expenses, including but not limited to the supply of electricity and heat. With regard to such services, the Lessee expressly and irrevocably waives any claims for reimbursements from the Lessor, any right to obtain injunctions, any right to demand substitute premises or any other similar claims and rights.

13.5. Expiry: The Lessee shall surrender the Premises upon the Expiry Date or upon the expiry of any extended term, as the case may be. Should Lessee fail to leave the Premises upon such date, Sections 13.3 and 13.4 shall apply accordingly.

13.6. Lessor Events of Default: The Lessee may terminate the Lease, without any penalty or damage being due by the Lessor, by giving written notice to the Lessor if:

a.   a part representing more than 25% of the Premises or the whole of the Premises are not useable or are destroyed for a period of more than the term provided under Section 11.1 paragraph 2 and the Lessor does not take any steps to rectify the situation within such term;

b.   Lessor fails to obtain all material statutory, local and other regulatory licenses required for the operation of the Property provided that such failure would have any impact on the Lessee’s activity within the Premises and provided that the request of the obtainance thereof is not due to Fit-out Plans and Fit-out Works or to any activity of the Lessee within the Premises, case in which the Lessee will assist the Lessor in remedying thereof by providing all required documents and support and will not represent an event of default therein. Otherwise, in respect of the Property itself, not related in anyway to the Premises, any such failure shall be communicated to the Lessor by the Lessee in writing and shall allow the Lessor a 30 days remedy terms following the notice of the Lessee detailing such breach and how this impacts the Lessee’s activity within the Premises.

Due to the exclusive fault of the Lessor, all the entries into the Premises cannot be used or access, the ceiling is seriously damaged and broken, the elevators are not functioning and such affect the Lessee’s use of the Premises and the situations are not cured within 30 days following a written notice delivered by the Lessee to the Lessor in this respect.

For the avoidance of doubt, it shall not be considered as an event giving raise to termination by the Lessee the degree of occupancy of the Land or the location of the Premises near or in the vicinity of certain other lessees or occupiers of the Land and/or neighboring areas or the termination of any lease or vacation of any neighboring areas by specific lessees or occupier thereof.

14.	REDUCTION OF RENT AND OTHER CHARGES

14.1. Lessee shall have no right to set off, reduce or retain against the Rent, Operating Expenses and Direct Expenses or any other payments due under this Lease for any claims against Lessor.

14.2. In the case the Parties shall agree on any rent-free periods then the Lessee undertakes to remain liable for any other charges mentioned by the Lease.

15.	PROPERTY RULES

15.1. Lessee will comply with the Property Rules issued in accordance with the provisions of this Lease, which are to be considered as an inseparable part of this Lease.

15.2. Lessor will make best efforts to prevent any other lessee of the Premises from conducting activities, which will negatively affect Lessee’s proper use of and access to the Premises.

16.	SUBLEASING

16.1. Subleasing of the whole or any part of the Premises at any time and from time to time shall not be allowed to Lessee without the Lessor’s prior consent, which will not be unreasonably delayed or withheld, except for subleasing, sharing occupation of the Premises or any part thereof to affiliates or members of the Lessee’s group of companies in which case the consent is provided hereby, subject to prior written information notice being served to the Lessor. However, the Lessee shall remain fully liable towards the Lessor in any of the cases mentioned herein.

17.	ASSIGNMENT AND NOVATION

17.1. Lessee may not assign its rights and transfer its obligations under this Lease to any entity without the prior written consent of the Lessor, which shall not be unreasonably delayed or withheld, except for assigning, in part or in full, the rights and/or obligations under the Lease to affiliates or members of the Lessee’s group of companies, provided prior written information notice is served to the Lessor and provided the assignee is of the same, or better, financial standing as the Lessee. However, the Lessee shall remain jointly liable towards the other Lessor in any of the cases mentioned herein.

17.1.1. For the avoidance of any doubt, the Lessee hereby consents to the assignment or pledge of all or part of the Lessor’s rights arising out of or in relation to this Lease, including without limitation Rent, Operating Expenses and Direct Expenses, Bank Guarantee/Security Deposit, Cash Deposit and any other payments arising out of the Lease in favor of the bank(s) and financial institution(s) financing/crediting the Lessor.

17.1.2. In the event such assignment or pledge is made, the Lessee shall undertake, in a form satisfactory to the Lessor and/or the relevant bank or financial institution, irrevocably to transfer the amounts which constitute present and future liabilities of the Lessee towards the Lessor, on written request, to a bank account indicated by the Lessor or such bank or financial institution.

The Lessor has the right to transfer the rights and obligations deriving from this Lease by means of novation and the Lessee hereby consents to such novation and undertakes to perform any and all actions and sign all documents that might be necessary for completing the novation of the obligations the Lessor has in relation to the Lease and in any case, all the rights of the Lessee’s under this Lease shall remain unaffected. Lessee shall not bear the fees of effecting such an assignment or novation.

17.2. The Lessor shall have the right to sell the Property and to assign any rights deriving from the Lease without the need for any approval or consent from the Lessee, provided that all the rights of the Lessee’s under this Lease shall remain unaffected.

18.	SIGNAGE. ANTENNAS

18.1 Subject to Clause 18.5, the Lessee shall have the right to have its logo/signage on the exterior of the Office Building, with the positioning and dimensions specified and agreed in good faith between the Parties under Appendix 4 hereto, complying at all time with the principle of having placement and dimensioning conditions in line and proportional with the weight of the Lessee’s rented area in the total rentable space.

18.2 Subject to Clause 18.5, the Lessee shall have the right to install its signage (i.e., for guidance of guests/clients/suppliers/partners) in the common areas of the Office Building designated by the Lessor and evidenced within Appendix 4 hereto.

18.3 Subject to Clause 18.5, antennas and other technical equipment may be installed on the terrace of the Office Building, subject to prior compliance with the technical specifications of the Office Building, non-interference with other equipments on the terrace and priory obtaining of all necessary permits, endorsements, authorizations etc.

18.4 No additional rent shall be charged in relation to these rights, provided that the Lessor shall not incur any costs in relation to permitting process, installation, running, maintenance, repair and dismantlement of such signage and/or equipments. Therefore, the Lessee will be solely responsible for all costs, expenses, taxes, fees etc. related to installation, running, maintenance, repair and dismantlement of the signage and/or technical equipments. Also, the

Lessee will be solely responsible against the Lessor and/or any third parties and will keep the Lessor harmless and indemnify the Lessor with respect to duly obtaining and the maintenance of required authorizations, permits, endorsements, etc. for installation, operation, use, repair, dismantlement of the signage and/or technical equipments.

18.5 Both installation and specific procedures for operation of signage, antennas and other technical equipments are always subject to Lessor’s prior written approval and related instructions, not to be unreasonably withheld or delayed, based on the necessary technical specifications and plans to be executed and submitted by the Lessee.

18.6 In case any of the obligations is not observed by the Lessee, the Lessee shall be bound to remove the corresponding signage and/or antennas and/or technical equipments without any delay, reinstate the affected part of the Office Building to its initial condition, on its exclusive cost and liability.

18.7 Failure by the Lessee to duly fulfill the obligations specified under Clause 18.6 above will entitle the Lessor to take the necessary actions on the exclusive cost and liability of the Lessee, without any other prior formalities or intervention of law or arbitration courts, only by serving a written information notice in this respect to the Lessee with 2 (two) days in advance. In such case, the Lessee expressly undertakes to reimburse Lessor all reasonable costs incurred thereof, within 15 days as of receipt of the corresponding fiscal invoice/s from Lessor, together with the justificatory documents.

19.	GOVERNING LAW AND DISPUTE RESOLUTION

19.1. Governing Law: This Lease shall be governed by the laws of Romania.

19.2. Dispute Resolutions: In case of any dispute, claim or the like arising under this Lease, the Parties shall attempt to reach an amicable settlement. If an amicable settlement cannot be reached, the dispute shall be submitted to and settled by the competent Romanian courts of law.

20.	LENDER AND PROTECTION INFORMATION

20.1. Subordination: Lessee is aware of the fact, that due to the financing of the development of the Lessor, the Land and the Property and all Lessor’s rights arising out of or in relation to the Lease are burdened by mortgage and other security rights. Should Lessor or the financial institution involved in the development undertaken by the Lessor notify Lessee, that upon the occurrence of certain events and/or upon the receipt of the notification of a given bank, Lessee shall be obliged to pay the Rent and any other sums due by the Lessee to the Lessor to the respective financial institution, Lessee shall act accordingly.

20.2. Succession: Upon Lessor’s request and cost, Lessee shall, do all acts necessary to ensure the maintenance of the Lease with any third party purchasing or otherwise acquiring the Premises and/or the Property, without any of the Lessee’s rights hereunder being affected.

20.3. Lender’s Certificates and Financial Statements: Lessee shall within 7 (seven) calendar days following a request by Lessor, at the Lessor’s cost, execute and deliver any documents reasonably requested by a lender or potential lender for the Premises certifying that this Lease is valid. Lessee will also provide current published financial statements and such other information, as may be reasonably requested by the lender or potential lender from the Lessee and the mortgagee under the Lease

20.4. Mortgagee Protection: In the event of a Lessor default which may give cause for termination of the Lease by Lessee, Lessee will provide written notice of termination to mortgagee, whose address will at all times be provided by the Lessor, describing the nature of the default and mortgagee shall have a reasonable period to cure said default. If the default is not cured within a reasonable period, but not less than 15 (fifteen) calendar days, Lessee will have the right to terminate the Lease

20.5. Lessee’s Rights: In the event of a purchase or financing of the Property or any development on the Land, Lessee’s rights and obligations under this Lease will remain in full force and effect until the Expiration Date of the Lease, or until the expiry of any extended Term, as the case may be, subject to other provisions of the Lease and the applicable legislation.

21.	MISCELLANEOUS

21.1. Confidentiality: The employees and corporate officers of either Party shall not reveal to third parties any confidential matters concerning the other Party’s activities in connection with the Property or the Premises and shall be prohibited from transmitting any documents (except when this is required or needed for registrations with the Trade Register or required disclosure to the U.S. Securities and Exchange Commission) or other recorded information produced by or concerning the other Party, other than to such Party’s banks, auditors, legal and tax advisors, any such lenders or prospective purchasers of the Land and/or the Property or any part thereof and any such investor or prospective investor of either Party under confidentiality undertakings.

21.2. Delivery of Keys: Lessee shall receive 3 sets of keys on the Commencement Date. Any additional sets shall be at Lessee’s expense. Lessee shall be obliged not to change the locks to the Premises unless by mutual agreement and shall be obliged to inform the Lessor in writing of every additional set of keys which is in its possession as well as ensuring that the Lessor has the possibility of access to the Premises in any emergencies. All keys shall be returned to the Lessor on the date the Premises are returned to the Lessor.

21.3. Alterations in Writing: Any alterations or additions to this Lease shall require the written consent of both Parties.

21.4. Notices: The notices referred to in this Lease shall be issued in writing and shall be sent to the following addresses of the Parties (or to such other persons or addresses which are notified in writing by each Party) by hand delivery or by registered mail with acknowledgement of receipt, or by facsimile, return receipt requested.

The Parties hereby appoint the following contact persons:

Lessor: Sunil Madan, e-mail: sunil.madan@db.com

Lessee: Stephen Baker, e-mail: sbaker@techteam.com

21.5. Force Majeure: The Parties shall not be liable or responsible for their obligations under this Lease or for any delay in performance thereof, if such non-performance or late performance shall be attributable to acts of God, war, publicly announced governmental laws, regulations or restrictions or any other cause whatsoever beyond the control of the Parties (herein referred to as “Force Majeure”).

21.6. Legal costs: Each Party shall be responsible for its own legal costs incurred in relation to the transaction contemplated herein. For the avoidance of any doubt, trade registry and/or land book registration fees, notary and stamp fees will be exclusively borne by the Lessee.

21.7. Amendments to Lease: Any amendments to this Lease shall require the written consent of both Parties.

21.8. Contractual Documents: This Lease was signed based and following a Head of Terms executed by the Parties on 31 May, 2010. The Head of Terms and the Appendixes form part of this Lease. In case of discrepancies between the provisions of the Head of Terms and the provisions of this Lease, the provisions of the Lease will prevail.

21.9. Lease Language: This Lease has been prepared and executed in English in 4 (four) original counterparts, two for each Party.

Lessor:	Lessee:

/s/ Sunil Madan	/s/ Ernst Voegtle

APPENDICES TO LEASE

1.	Site Plan.

2.	Office Building Plans and plans of the Premises; BOMA Standards

3.	Parking Plans

4.	Technical Specifications. Signage and Antennas

4 a	Fit-Out Plans. Technical Specifications of the Premises.

4 b	Fit-Out Budget

5.	Property Rules

6.	The Delivery Protocol

6 a	The Fit-Out Works Delivery Protocol

7.	Form of Bank Guarantee Letter

8.	Ownership Documents on the Property

Exhibit 31.1

CERTIFICATION PURSUANT TO RULE 13a-14(a) OF THE SECURITIES EXCHANGE ACT OF 1934, AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Gary J. Cotshott, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of TechTeam Global, Inc. (the “Company”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this report:

4.	The Company’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Company and we have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the Company’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the Company’s internal control over financial reporting that occurred during the Company’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; and

5.	The Company’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Company’s auditors and the audit committee of Company’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

Date: August 9, 2010	/s/ Gary J. Cotshott

Gary J. Cotshott
President and Chief Executive Officer

Exhibit 31.2

CERTIFICATION PURSUANT TO RULE 13a-14(a) OF THE SECURITIES EXCHANGE ACT OF 1934, AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Margaret M. Loebl, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of TechTeam Global, Inc. (the “Company”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this report:

4.	The Company’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Company and we have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the Company’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the Company’s internal control over financial reporting that occurred during the Company’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; and

5.	The Company’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Company’s auditors and the audit committee of Company’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

Date: August 9, 2010	/s/ Margaret M. Loebl

Margaret M. Loebl
Vice President, Chief Financial Officer and Treasurer

Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of TechTeam Global, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2010, as filed with the Securities and Exchange Commission as of the date hereof (the “Report”), I, Gary J. Cotshott, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2010	/s/ Gary J. Cotshott

Gary J. Cotshott
President and Chief Executive Officer

Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of TechTeam Global, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2010, as filed with the Securities and Exchange Commission as of the date hereof (the “Report”), I, Margaret M. Loebl, Vice President, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2010	/s/ Margaret M. Loebl

Margaret M. Loebl
Vice President, Chief Financial Officer and Treasurer

Exhibit F

Unaudited Pro Forma Consolidated Financial Statements
of TechTeam Global, Inc. and Subsidiaries

On June 3, 2010, TechTeam Global, Inc. (the “Company”) agreed to sell its Government Solutions business unit (“Government Solutions”) to Jacobs Engineering Group Inc. pursuant to a Stock Purchase Agreement. The Stock Purchase Agreement was amended by the parties thereto on September 14, 2010. In accordance with the terms and conditions of the Stock Purchase Agreement, as amended, the Company will receive a cash payment of $43 million adjusted for the retention of certain liabilities and a closing net tangible book value adjustment. Of the $43 million cash payment to be made at closing, $8.60 million will be funded into an escrow account to secure any indemnification claims and $2.77 million will be funded into escrow to secure the payment of any closing net tangible book value adjustment.

The following unaudited pro forma consolidated financial statements illustrate the effects of the sale of Government Solutions. The unaudited pro forma consolidated balance sheet as of June 30, 2010 gives effect to the sale as if it occurred as of that date. The unaudited pro forma consolidated statements of operations give effect to the sale as if it occurred on January 1 for each period presented.

The unaudited pro forma consolidated financial statements have been derived from, and should be read in conjunction with, the Company’s historical consolidated financial statements, including the notes thereto, in the Company’s Annual Report filed on Form 10-K for the year ended December 31, 2009 and the Company’s Quarterly Report filed on Form 10-Q for the quarter ended June 30, 2010 and the unaudited financial statements of Government Solutions included as Exhibit G to this proxy statement supplement. The unaudited pro forma consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have been achieved had Government Solutions been sold on the dates indicated, or that may be expected to occur in the future as a result of the sale.

The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of filing this proxy statement supplement.

The unaudited pro forma consolidated financial statements are prepared in accordance with Article 11 of Regulation S-X.

TECHTEAM GLOBAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2010

		Sale of Business
	Company	Business	Pro Forma		Pro Forma As
(In thousands)	Historical (a)	Historical (b)	Adjustments		Adjusted

ASSETS
Current assets
Cash and cash equivalents	$14,846	$—	$30,085	(c)	$44,931
Accounts receivable (net of allowance)	38,383	(15,931)	—		22,452
Prepaid expenses and other current assets	4,159	(995)	—		3,164

Total current assets	57,388	(16,926)	30,085		70,547

Property, equipment and software, net	5,280	(517)	—		4,763
Goodwill and other intangible assets, net	46,278	(37,755)	—		8,523
Deferred income taxes	4,216	(2,833)	—		1,383
Other assets	989	(296)	10,038	(d)	10,731

Total assets	$114,151	$(58,327)	$40,123		$95,947

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$4,065	$(23)	$—		$4,042
Accounts payable	5,026	(1,798)	—		3,228
Accrued payroll and related taxes	9,500	(2,441)	—		7,059
Accrued expenses	1,996	(1,440)	—		556
Other current liabilities	2,015	(817)	—		1,198

Total current liabilities	22,602	(6,519)	—		16,083

Long-term liabilities
Long-term debt, less current portion	10,790	(5)	—		10,785
Other long-term liabilities	1,174	(106)	—		1,068

Total long-term liabilities	11,964	(111)	—		11,853

Shareholders’ equity
Preferred stock, 5,000,000 shares authorized, no shares issued	—	—	—		—
Common stock, $0.01 par value, 45,000,000 shares authorized, 11,200,053 shares issued and outstanding at June 30, 2010	112	—	—		112
Additional paid-in capital	80,765	—	440	(e)	81,205
Retained earnings	212	—	(12,014	)(f)	(11,802)
Accumulated other comprehensive loss	(1,504)	—	—		(1,504)

Total shareholders’ equity	79,585	—	(11,574)		68,011

Total liabilities and shareholders’ equity	$114,151	$(6,630)	$(11,574)		$95,947

The unaudited pro forma consolidated balance sheet as of June 30, 2010 reflects the following adjustments:

(a)	As reported in the Company’s unaudited Quarterly Report on Form 10-Q for the six months ended June 30, 2010.

(b)	Assets to be sold and liabilities to be assumed by the buyer under the Stock Purchase Agreement, as amended. Amounts were derived from Government Solutions’ unaudited balance sheet as of June 30, 2010.

(c)	Amount reflects the estimated proceeds to be received as a result of the closing of the sale of Government Solutions as follows (in thousands):

Purchase price	$45,000
Less: Retention bonus obligation (1)	(2,000)
Less: Success fees	(850)
Less: Insurance obligation (2)	(235)
Less: Estimated legal and other	(460)

Net purchase price	41,455
Estimated escrow	(10,038)
Estimated net tangible book value adjustment	(1,332)
Tax effect of the loss on sale (3)	-

Net proceeds	$30,085

(1)	Pursuant to the Stock Purchase Agreement, as amended, this amount reflects the payment of certain executive management retention bonuses.
(2)	Pursuant to the Stock Purchase Agreement, as amended, the Company will be partially responsible for payment of certain insurance coverage including professional liability, employment practices liability, directors and officers liability and fiduciary liability.
(3)	The proposed transaction will create a capital loss which cannot be utilized for tax purposes.

(d)	Amount reflects proceeds that will be deposited into an escrow account at the closing. $8.60 million of the escrow amount is required by the Stock Purchase Agreement to secure any indemnification claims and $2.77 million of the escrow amount is required to secure payment of any closing net tangible book value adjustment less an estimated net tangible book value adjustment of $1.33 million.

(e)	Amount reflects estimated expense for unvested stock options and restricted stock for certain Government Solutions employee, which stock options and restricted stock will vest upon the sale of Government Solutions.

(f)	Amount reflects the estimated loss on the sale of Government Solutions calculated as follows (in thousands):

Purchase price	$45,000
Less: Retention bonus obligation (1)	(2,000)
Less: Success fees	(850)
Less: Insurance obligation (2)	(235)
Less: Estimated legal and other	(460)
Less: Stock based compensation (3)	(440)

Net purchase price	41,015
Carrying value of Government Solutions	(51,697)

Loss on sale of Government Solutions	(10,682)
Estimated net tangible book value adjustment	(1,332)
Tax effect of the loss on sale (4)	-

Net loss on sale of Government Solutions	$(12,014)

(1)	Pursuant to the Stock Purchase Agreement, as amended, this amount reflects the payment of certain executive management retention bonuses.
(2)	Pursuant to the Stock Purchase Agreement, as amended, the Company will be partially responsible for payment of certain insurance coverage including professional liability, employment practices liability, directors and officers liability and fiduciary liability.
(3)	Estimated expense for unvested stock options and restricted stock for certain Government Solutions employees, which options and restricted stock will vest upon the sale of Government Solutions.
(4)	The proposed transaction will create a capital loss which cannot be utilized for tax purposes.

TECHTEAM GLOBAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2010

		Sale of Business
	Company	Business	Pro Forma		Pro Forma
(In thousands, except per share data)	Historical (a)	Historical (b)	Adjustments		As Adjusted

Revenue
Commercial
IT Outsourcing Services	$51,706	$—	$—		$51,706
IT Consulting and Systems Integration	5,855	—	—		5,855
Other Services	6,986	—	—		6,986

Total Commercial	64,547	—	—		64,547
Government Technology Services	30,244	(30,244)	—		—

Total revenue	94,791	(30,244)	—		64,547

Cost of revenue
Commercial
IT Outsourcing Services	39,791	—	—		39,791
IT Consulting and Systems Integration	4,702	—	—		4,702
Other Services	5,282	—	—		5,282

Total Commercial	49,775	—	—		49,775
Government Technology Services	23,485	(23,485)	—		—

Total cost of revenue	73,260	(23,485)	—		49,775

Gross profit
Commercial	14,772	—	—		14,772
Government Technology Services	6,759	(6,759)	—		—

Total gross profit	21,531	(6,759)	—		14,772
Selling, general and administrative expense	21,442	(8,543)	1,880	(d)	14,779
Restructuring charges, net	3,140	(139)	—		3,001

Operating (loss) income	(3,051)	1,923	(1,880)		(3,008)
Net interest expense	(389)	303 (c)	—		(86)
Foreign currency transaction gain	351	—	—		351

(Loss) income before income taxes	(3,089)	2,226	(1,880)		(2,743)
Income tax (benefit) provision	(574)	863	(658	)(e)	(369)

Net (loss) income	$(2,515)	$1,363	$(1,222)		$(2,374)

Basic loss per common share	$(0.24)				$(0.22)

Diluted loss per common share	$(0.24)				$(0.22)

Weighted average number of common shares and common share equivalents outstanding
Basic—common	10,687				10,687
Diluted—common	10,687				10,687

TECHTEAM GLOBAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2009

		Sale of Business
	Company	Business	Pro Forma		Pro Forma
(In thousands, except per share data)	Historical (a)	Historical (b)	Adjustments		As Adjusted

Revenue
Commercial
IT Outsourcing Services	$54,278	$—	$—		$54,278
IT Consulting and Systems Integration	7,069	—	—		7,069
Other Services	8,240	—	—		8,240

Total Commercial	69,587	—	—		69,587
Government Technology Services	40,845	(40,845)	—		—

Total revenue	110,432	(40,845)	—		69,587

Cost of revenue
Commercial
IT Outsourcing Services	42,065	—	—		42,065
IT Consulting and Systems Integration	5,629	—	—		5,629
Other Services	6,148	—	—		6,148

Total Commercial	53,842	—	—		53,842
Government Technology Services	29,316	(29,316)	—		—

Total cost of revenue	83,158	(29,316)	—		53,842

Gross profit
Commercial	15,745	—	—		15,745
Government Technology Services	11,529	(11,529)	—		—

Total gross profit	27,274	(11,529)	—		15,745
Selling, general and administrative expense	22,042	(8,033)	1,450	(d)	15,459
Restructuring charges, net	(699)	—	—		(699)

Operating (loss) income	5,931	(3,496)	(1,450)		985
Net interest expense	(604)	550 (c)	—		(54)
Foreign currency transaction loss	(648)	—	—		(648)

(Loss) income before income taxes	4,679	(2,946)	(1,450)		283
Income tax (benefit) provision	1,739	(1,139)	(508	)(e)	92

Net (loss) income	$2,940	$(1,807)	$(942)		$191

Basic earnings per common share	$0.28				$0.02

Diluted earnings per common share	$0.28				$0.02

Weighted average number of common shares and common share equivalents outstanding
Basic—common	10,599				10,599
Diluted—common	10,624				10,624

The unaudited pro forma consolidated statements of operations for the six months ended June 30, 2010 and June 30, 2009 reflect the following adjustments:

(a)	As reported in the Company’s unaudited Quarterly Report on Form 10-Q for the six months ended June 30, 2010.

(b)	Elimination of operating results of Government Solutions and subsidiaries. These amounts represent the unaudited statements of operations for Government Solutions for the six months ended June 30, 2010 and June 30, 2009.

(c)	Interest on a loan related to the acquisition of New Vectors during 2007. The loan balance is maintained by the retained business.

(d)	Amounts reflect corporate overhead allocations originally charged to Government Solutions operating results identified under Note (a) that would continue to be recorded as an expense of the retained business.

(e)	Reflects the tax effect of the corporate overhead that would be absorbed by the retained business at statutory rates for Federal and State tax purposes for the six months ended June 30, 2010 and June 30, 2009.

TECHTEAM GLOBAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
TWELVE MONTHS ENDED DECEMBER 31, 2009

		Sale of Business
	Company	Business	Pro Forma		Pro Forma
(In thousands, except per share data)	Historical (a)	Historical (b)	Adjustments		As Adjusted

Revenue
Commercial
IT Outsourcing Services	$106,229	$—	$—		$106,229
IT Consulting and Systems Integration	12,755	—	—		12,755
Other Services	15,817	—	—		15,817

Total Commercial	134,801	—	—		134,801
Government Technology Services	76,440	(76,440)	—		—

Total revenue	211,241	(76,440)	—		134,801

Cost of revenue
Commercial
IT Outsourcing Services	82,899	—	—		82,899
IT Consulting and Systems Integration	9,890	—	—		9,890
Other Services	11,963	—	—		11,963

Total Commercial	104,752	—	—		104,752
Government Technology Services	56,003	(56,003)	—		—

Total cost of revenue	160,755	(56,003)	—		104,752

Gross profit
Commercial	30,049	—	—		30,049
Government Technology Services	20,437	(20,437)	—		—

Total gross profit	50,486	(20,437)	—		30,049
Selling, general and administrative expense	42,823	(15,984)	2,841	(d)	29,680
Impairment charges	27,453	(21,284)	—		6,169
Restructuring charges, net	411	—	—		411

Operating (loss) income	(20,201)	16,831	(2,841)		(6,211)
Net interest expense	(1,018)	992 (c)	—		(26)
Foreign currency transaction loss	(675)	—	—		(675)

(Loss) income before income taxes	(21,894)	17,823	(2,841)		(6,912)
Income tax (benefit) provision	(3,261)	3,785	(1,025	)(e)	(501)

Net (loss) income	$(18,633)	$14,038	$(1,816)		$(6,411)

Basic loss per common share	$(1.75)				$(.60)

Diluted loss per common share	$(1.75)				$(.60)

Weighted average number of common shares and common share equivalents outstanding
Basic—common	10,618				10,618
Diluted—common	10,618				10,618

TECHTEAM GLOBAL, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
TWELVE MONTHS ENDED DECEMBER 31, 2008

		Sale of Business
	Company	Business	Pro Forma		Pro Forma
(In thousands, except per share data)	Historical (a)	Historical (b)	Adjustments		As Adjusted

Revenue
Commercial
IT Outsourcing Services	$120,166	$—	$—		$120,166
IT Consulting and Systems Integration	27,064	—	—		27,064
Other Services	24,110	—	—		24,110

Total Commercial	171,340	—	—		171,340
Government Technology Services	88,615	(88,615)	—		—

Total revenue	259,955	(88,615)	—		171,340

Cost of revenue
Commercial
IT Outsourcing Services	95,816	—	—		95,816
IT Consulting and Systems Integration	20,637	—	—		20,637
Other Services	18,683	—	—		18,683

Total Commercial	135,136	—	—		135,136
Government Technology Services	64,383	(64,383)	—		—

Total cost of revenue	199,519	(64,383)	—		135,136

Gross profit
Commercial	36,204	—	—		36,204
Government Technology Services	24,232	(24,232)	—		—

Total gross profit	60,436	(24,232)	—		36,204
Selling, general and administrative expense	46,920	(15,970)	2,541	(d)	33,491
Restructuring charges, net	5,719	(789)	—		4,930

Operating (loss) income	7,797	(7,473)	(2,541)		(2,217)
Net interest expense	(1,712)	1,536 (c)	—		(176)
Foreign currency transaction gain	910		—		910
Other income, net	155		—		155

(Loss) income before income taxes	7,150	(5,937)	(2,541)		(1,328)
Income tax (benefit) provision	4,182	(2,284)	(933	)(e)	965

Net (loss) income	$2,968	$(3,653)	$(1,608)		$(2,293)

Basic (loss) earnings per common share	$0.28				$(0.22)

Diluted (loss) earnings per common share	$0.28				$(0.22)

Weighted average number of common shares and common share equivalents outstanding
Basic—common	10,529				10,529
Diluted—common	10,555				10,555

TECHTEAM GLOBAL, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
TWELVE MONTHS ENDED DECEMBER 31, 2007

		Sale of Business
	Company	Business	Pro Forma		Pro Forma
(In thousands, except per share data)	Historical (a)	Historical (b)	Adjustments		As Adjusted

Revenue
Commercial
IT Outsourcing Services	$104,659	$—	$—		$104,659
IT Consulting and Systems Integration	28,064	—	—		28,064
Other Services	20,219	—	—		20,219

Total Commercial	152,942	—	—		152,942
Government Technology Services	69,254	(69,254)	—		—

Total revenue	222,196	(69,254)	—		152,942

Cost of revenue
Commercial
IT Outsourcing Services	84,732	—	—		84,732
IT Consulting and Systems Integration	21,877	—	—		21,877
Other Services	15,430	—	—		15,430

Total Commercial	122,039	—	—		122,039
Government Technology Services	50,387	(50,387)	—		—

Total cost of revenue	172,426	(50,387)	—		122,039

Gross profit
Commercial	30,903	—	—		30,903
Government Technology Services	18,867	(18,867)	—		—

Total gross profit	49,770	(18,867)	—		30,903
Selling, general and administrative expense	39,475	(12,185)	702	(d)	27,992

Operating (loss) income	10,295	(6,682)	(702)		2,911
Net interest expense	(572)	934 (c)	—		362
Foreign currency transaction loss	(84)	—	—		(84)

(Loss) income before income taxes	9,639	(5,748)	(702)		3,189
Income tax (benefit) provision	3,343	(2,235)	(259	) (e)	849

Net (loss) income	$6,296	$(3,513)	$(443)		$2,340

Basic earnings per common share	$0.61				$0.23

Diluted earnings per common share	$0.60				$0.22

Weighted average number of common shares and common share equivalents outstanding
Basic—common	10,355				10,355
Diluted—common	10,506				10,506

The unaudited pro forma consolidated statements of operations for the twelve months ended December 31, 2009, 2008 and 2007 reflect the following adjustments:

(a)	As reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

(b)	Elimination of operating results of Government Solutions and subsidiaries. These amounts represent the unaudited statements of operations for Government Solutions for the twelve months ended December 31, 2009, 2008 and 2007.

(c)	Interest on a loan related to the acquisition of New Vectors during 2007. The loan balance is maintained by the retained business.

(d)	Amounts reflect corporate overhead allocations originally charged to Government Solutions operating results identified under Note (a) that would continue to be recorded as an expense of the retained business.

(e)	Reflects the tax effect of the corporate overhead that would be absorbed by the retained business at statutory rates for Federal and State tax purposes for the twelve months ended December 31, 2009, 2008 and 2007.

Exhibit G

TechTeam Government Solutions, Inc. and Subsidiaries
Unaudited Consolidated Balance Sheets
(In thousands, except share amounts)

	June 30,		December 31,
	2010	2009	2009	2008	2007

ASSETS
Current Assets
Cash	$0	$6	$-	$3	$32
Accounts receivable, net	15,931	21,767	22,582	29,115	35,335
Inventories	23	765	133	91	243
Prepaid expenses and other	721	1,303	787	1,136	921
Deferred income tax benefit	251	346	253	324	334

Total Current Assets	16,926	24,187	23,755	30,669	36,865

Property and Equipment, Net	517	656	501	661	799

Other Assets
Goodwill	33,183	53,949	33,183	53,949	53,803
Intangible assets, net	4,572	7,225	5,611	8,391	11,461
Deferred income tax benefit	2,833	-	2,870	-	-
Other	296	51	418	35	35

Total Other Assets	40,884	61,225	42,082	62,375	65,299

TOTAL ASSETS	$58,327	$86,068	$66,338	$93,705	$102,963

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$1,798	$4,168	$2,021	$3,646	$14,482
Due to affiliate	3,892	3,093	3,215	2,117	925
Accrued expenses	1,440	2,773	3,129	3,290	4,260
Accrued payroll and related taxes	2,441	3,135	2,311	3,267	4,528
Deferred revenue	817	916	906	187	582
Other current liabilities	23	46	30	72	62

Total Current Liabilities	10,411	14,131	11,612	12,579	24,839

Long-Term Liabilities
Notes payable to affiliate	19,141	23,921	24,581	34,947	36,049
Deferred income tax liability	-	2,020	-	1,984	1,561
Other long-term liabilities	111	124	118	130	102

Total Long-Term Liabilities	19,252	26,065	24,699	37,061	37,712

Shareholders’ Equity
Common stock, no par, 200,000 shares authorized, 92,462.95 shares issued and outstanding	30,050	30,050	30,050	30,050	30,050
Additional paid-in capital	300	300	300	300	300
Retained earnings (deficit)	(1,686)	15,522	(323)	13,715	10,062

Total Shareholders’ Equity	28,664	45,872	30,027	44,065	40,412

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$58,327	$86,068	$66,338	$93,705	$102,963

TechTeam Government Solutions, Inc. and Subsidiaries
Unaudited Consolidated Statements of Operations
(In thousands)

	Six months ended
	June 30,		Year ended December 31,
	2010	2009	2009	2008	2007

REVENUE	$30,244	$40,845	$76,440	$88,615	$69,254

COST OF REVENUE	23,485	29,316	56,003	64,383	50,387

Gross profit	6,759	11,529	20,437	24,232	18,867

OPERATING EXPENSES
Selling, general and administrative	8,543	8,033	15,984	15,970	12,185
Impairment charges	-	-	21,284	-	-
Restructuring charges	139	-	-	789	-

Operating income (loss)	(1,923)	3,496	(16,831)	7,473	6,682

OTHER INCOME (EXPENSE)
Interest expense	(327)	(587)	(1,048)	(1,581)	(1,063)
Interest income	24	37	56	45	129

Total other expense	(303)	(550)	(992)	(1,536)	(934)

Income (loss) before income taxes	(2,226)	2,946	(17,823)	5,937	5,748

INCOME TAX EXPENSE (BENEFIT)	(863)	1,139	(3,785)	2,284	2,235

NET INCOME (LOSS)	$(1,363)	$1,807	$(14,038)	$3,653	$3,513

TechTeam Government Solutions, Inc. and Subsidiaries
Unaudited Consolidated Statements of Shareholder’s Equity
Six months ended June 30, 2010 and three years ended December 31, 2009, 2008 and 2007
(In thousands)

		Additional	Retained	Total
	Common	Paid-in	Earnings	Shareholders’
	Stock	Capital	(Deficit)	Equity

Balance at January 1, 2007	$30,050	$-	$6,549	$36,599

Net income	-	-	3,513	3,513

Stock issues by Parent for acquisition of RL Phillips	-	300	-	300

Balance at December 31, 2007	30,050	300	10,062	40,412

Net income	-	-	3,653	3,653

Balance at December 31, 2008	30,050	300	13,715	44,065

Net loss	-	-	(14,038)	(14,038)

Balance at December 31, 2009	30,050	300	(323)	30,027

Net loss	-	-	(1,363)	(1,363)

Balance at June 30, 2010	$30,050	$300	$(1,686)	$28,664

TechTeam Government Solutions, Inc. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows
(In thousands)

	Six months ended June 30,		Year ended December 31,
	2010	2009	2009	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(1,363)	$1,807	$(14,038)	$3,653	$3,513
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	1,212	1,359	2,634	3,249	3,193
Deferred income taxes	290	14	(4,783)	433	(859)
Provision for doubtful accounts	(15)	31	135	117	13
Impairment charges	-	-	21,284	-	-
Increase (decrease) in cash resulting from:
Accounts receivable	6,666	7,317	6,398	6,103	(8,975)
Inventories	109	(675)	(42)	152	(191)
Prepaid expenses and other	(184)	(166)	349	(215)	238
Other assets	122	(16)	(383)	-	34
Accounts payable	(223)	522	(1,625)	(10,836)	8,467
Accrued expenses	(1,688)	(517)	(162)	(837)	(1,088)
Accrued payroll and related taxes	130	(132)	(956)	(1,261)	(1,907)
Deferred revenue	(89)	729	719	(395)	(600)
Other liabilities	(12)	(6)	(12)	28	(42)
Due to affiliate	676	976	1,099	1,192	4,473

Net cash from operating activities	5,631	11,243	10,617	1,383	6,269

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(189)	(188)	(212)	(253)	(218)
Acquisition of businesses, net of cash acquired			-	(67)	(42,528)

Net cash from investing activities	(189)	(188)	(212)	(320)	(42,746)

CASH FLOWS FROM FINANCING ACTIVITIES
Net activity under note payable to affiliate	(5,442)	(11,052)	(10,408)	(1,092)	36,052

DECREASE IN CASH	-	3	(3)	(29)	(425)

CASH, beginning of period	-	3	3	32	457

CASH, end of period	$-	$6	$-	$3	$32

TECHTEAM GOVERNMENT SOLUTIONS, INC.
AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

TechTeam Government Solutions, Inc. and its subsidiaries (“TTGSI” or the “Company”) provide life-cycle support to the United States (“U.S.”) Government in which business process improvement and organizational change management expertise is integrated with operational information technology (“IT”) delivery capabilities to create a tailored, flexible and innovative solution for a customer’s requirements. The IT support services are primarily focused on supporting a customer’s IT network.

The Company provides these services primarily to various departments and agencies of the U.S. Federal Government and to local governmental entities in the U.S. Revenue from customers that comprise 10% or greater of total revenue in any period presented are as follows:

	Six months ended
	June 30,		Year ended December 31,
	2010	2009	2009	2008	2007

Air National Guard	6.5%	17.6%	14.1%	16.0%	19.9%
National Institutes of Health	26.8%	19.1%	20.7%	17.7%	20.4%

Approximately 42% and 51% of the Company’s revenue for the six months ended June 30, 2010 and June 30, 2009, respectively, was derived from agencies within the U.S. Department of Defense, which includes the Air National Guard. Approximately 50%, 55% and 51% of the Company’s revenue in 2009, 2008 and 2007, respectively, was derived from agencies within the U.S. Department of Defense, which includes the Air National Guard.

Basis of Presentation

TechTeam Government Solutions, Inc. is a wholly-owned subsidiary of TechTeam Global, Inc. (the “Parent”), a leading provider of IT outsourcing and business process outsourcing services.

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States and include TechTeam Government Solutions, Inc. and its subsidiaries, Sytel, Inc. and R.L. Phillips, Inc. (“RL Phillips”). All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include realization of deferred tax assets, reserves for uncollectible accounts receivable and assumptions used in testing goodwill and other long-lived assets for impairment.

Cash and Cash Equivalents

The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. Cash equivalents are comprised primarily of time deposits and certificates of

TECHTEAM GOVERNMENT SOLUTIONS, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

deposit. From time to time the Company may have bank balances in excess of its insured amount. Management has deemed this a normal business risk. In addition, the Company’s cash equivalents are subject to credit risk, which the Company mitigates by investing only in investment grade securities.

Accounts Receivable

At June 30, 2010 and 2009 accounts receivable are stated net of an allowance for doubtful accounts of $265,000 and $337,000, respectively. At December 31, 2009, 2008 and 2007, accounts receivable are stated net of an allowance for doubtful accounts of $281,000, $306,000 and $208,000, respectively.

Accounts receivable balances are periodically reviewed for collectability based on a combination of historical experience and existing economic conditions. The definition of “delinquent accounts” is based on the governing contractual terms. Delinquent balances are reserved when it is determined they are more likely than not to become uncollectible. Generally, no collateral is required and no interest is charged on past due balances.

Inventories

Inventories are recorded at the lower of cost, as determined on a first-in, first-out basis, or market. Inventories consist primarily of purchased computers and component parts.

Property and Equipment

Additions to property and equipment are recorded at cost. Computer equipment, office furniture and transportation equipment are depreciated using the straight-line method over their estimated useful lives, ranging from three to ten years. Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful lives of the improvements or the term of the lease. Software is amortized over three to seven years.

Long-Lived Assets

Long-lived assets are evaluated for impairment when events occur or circumstances indicate that the remaining estimated useful lives may warrant revision or that the remaining balances may not be recoverable. When this occurs, an estimate of undiscounted cash flows is used to determine if the remaining balances are recoverable.

Goodwill and Other Intangible Assets

Intangible assets acquired in a business combination are recognized only if such assets arise from a contractual or other legal right and are separable, that is, capable of being sold, transferred, licensed, rented or exchanged. Intangible assets acquired in a business combination that do not meet these criteria are considered a component of goodwill. The useful life of amortizable intangible assets is determined based on the period from which cash flows are expected to be realized from these assets and considers, among other items, ability and cost to renew contracts with similar terms and conditions and historical customer retention rates.

The Company is required to perform an impairment test of its goodwill at least annually or more frequently if impairment indicators are present. The Company has elected to test for goodwill impairment on October 1st each year. In the first step of the goodwill impairment test, the Company

TECHTEAM GOVERNMENT SOLUTIONS, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

determines the estimated fair value of each reporting unit and compares it to the carrying amount of the reporting unit. Management has determined that TechTeam Government Solutions and Sytel are one reporting unit. When estimating fair value, the Company calculates the present value of future cash flows based on forecasted revenues, operating margins, anticipated future cash flows, current industry and economic conditions, market data, historical results and inflation.

To the extent the carrying amount of a reporting unit exceeds the fair value of a reporting unit, the Company is required to perform the second step of the impairment test. In the second step, the Company must compare the implied fair value of the reporting unit goodwill with the carrying amount of the reporting unit goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit to all of the assets (recognized and unrecognized) and liabilities of the reporting unit in a manner similar to a purchase price allocation in an acquisition. The residual fair value after this allocation is the implied fair value of the reporting unit goodwill.

Income Taxes

The Company is included in the consolidated federal income tax return and certain consolidated state tax returns of the Parent. In accordance with the Parent’s tax allocation practices, the income tax amounts, including deferred income taxes, in the accompanying financial statements are determined on a stand-alone basis as if the Company filed a separate consolidated federal income tax return. The Company records an applicable payable to (or receivable from) the Parent as an offset to income tax expense, which is included “due to affiliate” in the accompanying balance sheets.

Deferred income taxes represent temporary differences in the recognition of certain items for income tax and financial reporting purposes. Realization of deferred tax assets depends upon sufficient levels of future taxable income. If at any time the Company believes that current or future taxable income does not support the realization of deferred tax assets, a valuation allowance is provided.

Revenue Recognition

Under all situations, revenue is not recognized until earned, which is when persuasive evidence of an arrangement exists, services have been provided, the revenue terms are fixed and determinable, and collectability is reasonably assured. Revenue is earned primarily under time and material contracts and fixed price contracts. Revenue is recognized under time and material contracts as time is incurred at hourly rates, which are negotiated with the customer, plus the cost of any allowable material costs and out-of-pocket expenses. Revenue is recognized under the majority of fixed price contracts, which are predominantly level-of-effort contracts, using the cost-to-cost method for all services provided. Contracts for multiple deliverables are evaluated and may require the segmentation of each deliverable into separate units of accounting.

Contracts with agencies of the U.S. Federal Government are subject to periodic funding by the respective contracting agency. Funding for a contract may be provided in full at inception of the contract or ratably throughout the term of the contract as the services are provided. From time to time, the Company may proceed with work and recognize revenue on unfunded portions of existing contracts based on customer direction pending finalization and signing of formal funding documents. In evaluating the probability of funding being received, the Company considers previous experience with the customer, communications with the customer regarding funding status, and the Company’s knowledge of available funding for the contract or program. If funding is not assessed as probable, revenue is deferred and not recognized.

TECHTEAM GOVERNMENT SOLUTIONS, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue is recognized under cost-based U.S. Federal Government contracts based on allowable contract costs, as mandated by the U.S. Federal Government’s cost accounting standards. The costs the Company incurs under U.S. Federal Government contracts are subject to regulation and audit by certain agencies of the U.S. Federal Government. Contract cost disallowances resulting from government audits have not been significant.

Reclassifications

In the first quarter of 2009, the Parent changed its methodology for evaluating the consolidated performance of its subsidiaries. As a result of this change, certain costs that were previously included in selling, general and administrative expense in the Parent’s consolidated financial statements in 2008 and 2007 are now included in cost of revenue in the presentation of prior periods in the Parent’s comparative consolidated financial statements for fiscal 2009 because the costs are more directly associated with revenue-producing activities. The Company’s accompanying financial statements for fiscal 2008 and 2007 have been presented in conformity with the fiscal 2009 presentation of expenses.

The impact on the Company’s financial statements for 2008 and 2007 as a result of the change in expense classification is as follows (In thousands):

	Year ended December 31,
	2008	2007

Increase in cost of revenue	$196	$111
Decrease in gross profit	$(196)	$(111)
Decrease in selling, general and administrative expense	$(196)	$(111)
Change in net income	$-	$-

Supplemental Disclosure of Cash Flow Information

Cash paid for interest totaled $328,000 and $587,000 for the six months ended June 30, 2010 and June 30, 2009, respectively. Cash paid for interest expense totaled $1,253,000 in 2009, $1,445,000 in 2008 and $925,000 in 2007. Cash paid for interest includes interest paid to the Parent of $328,000 and $585,000 for the six months ended June 30, 2010 and June 30, 2009 respectively, and $1,251,000 in 2009, $1,439,000 in 2008 and $917,000 in 2007.

Cash paid for income taxes totaled $74,000 and $209,000 for the six months ended June 30, 2010 and June 30, 2009, respectively, and $299,000 in 2009, $303,000 in 2008 and $22,000 in 2007. Cash paid for income taxes represents cash paid by the Company in states and local jurisdictions where the Company is not included in a consolidated tax return of the Parent.

Subsequent Events

Management of the Company has performed a review of events subsequent to the consolidated balance sheet date through August 31, 2010, the date the consolidated financial statements were available to be issued, and has determined that no material events have occurred during this period.

TECHTEAM GOVERNMENT SOLUTIONS, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – PROPERTY AND EQUIPMENT

Property and equipment consist of the following (In thousands):

	June 30,	Year ended December 31,
	2010	2009	2008	2007

Computer equipment and office furniture	$1,456	$1,271	$1,120	$1,034
Software	362	362	380	305
Leasehold improvements	350	345	277	277
Transportation equipment	19	22	10	65

	2,187	2,000	1,787	1,681
Less: Accumulated depreciation and amortization	(1,670)	(1,499)	(1,126)	(882)

Net property and equipment	$517	$501	$661	$799

NOTE 3 – GOODWILL AND OTHER INTANGIBLE ASSETS

Changes in the carrying amount of goodwill consist of the following (In thousands):

Balance at January 1, 2007	$19,670
Goodwill acquired	34,133

Balance at December 31, 2007	53,803
Goodwill acquired	146

Balance at December 31, 2008	53,949
Goodwill acquired	(20,766)

Balance at December 31, 2009	33,183
Goodwill acquired	-

Balance at June 30, 2010	$33,183

Each year, the Company performs its annual impairment test as of October 1. As a result of unfavorable economic events and the conclusion of certain customer contracts, the Company performed an interim impairment test at December 31, 2008. The Company determined that no goodwill impairment charge was required as a result of annual or interim testing in 2008 and 2007.

In 2009, the Company encountered adverse changes in the business climate, including a weak U.S. economy, which resulted in a reduction in demand for services. As a result of these factors, management revised its future cash flow expectations, which lowered the fair value estimate of the Company. Consequently, the first step of the impairment test at October 1, 2009 revealed that the carrying amount of the Company exceeded its estimated fair value. After performing the second step of the impairment test, the Company recorded an impairment charge of $20,766,000 in 2009.

No triggering events occurred during the six months ended June 30, 2010 that would require the Company to perform interim impairment tests for goodwill impairment.

TECHTEAM GOVERNMENT SOLUTIONS, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – GOODWILL AND OTHER INTANGIBLE ASSETS (Continued)

Other intangible assets consist of the following (In thousands):

	Customer
	Related	Non-Compete
	Assets	Agreement	Trademark

At June 30, 2010:
Cost	$9,402	$802	$339
Accumulated amortization	(4,851)	(781)	(339)

Net Balance	$4,551	$21	$-

At December 31, 2009:
Cost	$9,402	$802	$339
Accumulated amortization	(3,823)	(770)	(339)

Net Balance	$5,579	$32	$-

At December 31, 2008:
Cost	$16,471	$802	$339
Accumulated amortization	(8,134)	(748)	(339)

Net Balance	$8,337	$54	$-

At December 31, 2007:
Cost	$16,683	$802	$339
Accumulated amortization	(5,552)	(557)	(254)

Net Balance	$11,131	$245	$85

Expected amortization expense for intangible assets held at June 30, 2010 is as follows: $1,039,000 for the six months ended December 31, 2010 and $2,066,000, $1,194,000 and $273,000 for the 12 month periods ended December 31, 2011, 2012 and 2013, respectively.

As a result of the aforementioned adverse changes in the business climate, the Company also reviewed its other intangible assets, primarily customer relationships, for impairment. The Company estimated the fair value of its customer relationships using a discounted cash flow analysis and compared those values to the carrying value of the asset. The Company concluded, based on this comparison, that the intangible assets were impaired and recorded a $517,000 impairment charge in 2009.

NOTE 4 – INVESTMENT

In 2007, the Company acquired a 14% interest in Alliant Solutions, LLC for $6,000 in cash. The Company accounts for the investment using the cost method. In 2009, the Company advanced an additional $7,500 to Alliant. At June 30, 2010 and December 31, 2009, the carrying amount of the investment and advance is $13,500, which is included in other assets.

NOTE 5 – NOTE PAYABLE TO AFFILIATE

In order to fund the acquisition of NewVectors LLC in 2007 (see Note 7), the Company borrowed $40,160,900 from its Parent under a long-term note payable. Interim payments of principal are

TECHTEAM GOVERNMENT SOLUTIONS, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – NOTE PAYABLE TO AFFILIATE (Continued)

permitted but are not required. Interest is payable monthly at 5.55% with all outstanding principal due on June 1, 2012. The note is unsecured. At June 30, 2010 and December 31, 2009, 2008 and 2007, the outstanding balance under the note was $19,141,000, $24,581,000, $35,486,000 and $35,882,000, respectively.

NOTE 6 – RESTRUCTURING

During the first quarter of 2010 and the second and fourth quarters of 2008, the Parent announced corporate-wide organizational realignment and restructuring actions to improve operating efficiency, achieve greater global consistency and drive improved financial performance. The restructuring plans were approved by the Parent’s Board of Directors and included actions that affected the Company. The Company’s restructuring charges totaled $139,000 for the first quarter of 2010 and $789,000 for 2008. The restructuring charge for 2010 consisted of separation costs for 4 employees. The restructuring charge for 2008 consisted of separation costs for 14 employees and costs related to excess leased facility capacity. Separation costs are recorded when it is probable that employees will be entitled to termination benefits and the amounts can be reasonably estimated. Estimates of termination benefits are based on the frequency of past termination benefits and the similarity of benefits under the current plan and prior plans. Charges for excess leased facility capacity represent the future lease cost of the anticipated unused capacity.

The following table summarizes the accrued charges related to the restructuring plans (In thousands):

	Workforce	Lease
	Reductions	Costs	Total

Balance at December 31, 2007	$-	$-	$-
Charges and adjustments	396	396	789
Cash payments	(396)	(26)	(422)

Balance at December 31, 2008	-	367	367
Charges and adjustments	-	-	-
Cash payments	-	(216)	(216)

Balance at December 31, 2009	-	151	151
Charges and adjustments	139	-	139
Cash payments	(131)	(31)	(162)

Balance at June 30, 2010	$8	$120	$128

NOTE 7 – ACQUISITIONS

NewVectors LLC

On May 31, 2007, the Company completed the acquisition of all of the outstanding membership interest in NewVectors LLC (“NewVectors”), a provider of business transformation, logistics modernization, and modeling and simulation services primarily to the Department of Defense. The purchase price totaled approximately $40,586,000 and included acquisition costs of $274,000. Of the total purchase price, $4,000,000 was placed into escrow for a period of one year after closing to reimburse the Company for any claims for indemnity or breach of representation and warranties. On May 31, 2008, the amount held in escrow was released in its entirety. The acquisition was accounted for as a taxable transaction; therefore, the Company is entitled to a tax deduction for the amortization

TECHTEAM GOVERNMENT SOLUTIONS, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 – ACQUISITIONS (Continued)

of goodwill and other intangible assets for tax purposes over a period of 15 years. The Company borrowed $40,160,900 from its Parent to fund the acquisition (see Note 5).

RL Phillips

On August 31, 2007, the Company completed the acquisition of all of the outstanding common stock of RL Phillips, a provider of information technology, network engineering and information assurance services to both government and Commercial entities. The total purchase price of approximately $2,150,000 consisted of initial cash consideration paid by the Company of $1,750,000, shares of TechTeam common stock equal to $300,000, and future cash payments totaling $100,000. All of the stock consideration was placed into escrow to the extent it is necessary to reimburse the Company for any claims for indemnity or breach of representations and warranties. The stock consideration of $300,000 will be released from escrow on September 30, 2010, if there are no claims for indemnity or breach of representations and warranties. The future cash payments of $100,000 can also be used to offset any claims for indemnity or breach of representations and warranties. The future cash payments are due in $50,000 installments on the first and second anniversary of the acquisition. On August 31, 2008, the first installment of $50,000 was paid to the selling shareholders. The Company did not pay the installment due on August 31, 2009 due to a claim for indemnity under the Stock Purchase Agreement for taxation matters. The Company has been informed that the tax matter has been resolved favorably, but it is awaiting documentation from the Internal Revenue Service prior to releasing the final payment. The acquisition was accounted for as a non-taxable transaction; therefore, the Company is not entitled to a tax deduction for the amortization of goodwill and other intangible assets.

Summary of Acquisition Purchase Price

The following table summarizes the allocation of the cumulative purchase price and net cash used for the acquisitions of RL Phillips and NewVectors through June 30, 2009 (In thousands):

	RL Phillips	New Vectors

Goodwill	$1,604	$32,675
Amortizable intangible assets	162	6,230
Property and equipment	-	386
Other current and non-current assets,
net of cash acquired	993	7,458
Accounts payable and accrued liabilities	(389)	(6,176)
Accrued purchase price	(50)	-
Issuance of Parent company stock	(300)	-

Net cash used	$2,020	$40,573

TECHTEAM GOVERNMENT SOLUTIONS, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 – ACQUISITIONS (Continued)

Pro Forma Results of Operations

The unaudited pro forma condensed combined results of operations for the year ended December 31, 2007, are presented below as though NewVectors had been acquired on January 1, 2007. The pro forma results of operations for the acquisition of RL Phillips are not materially different than reported results and are not presented.

(In thousands)	Year ended December 31, 2007

Revenue – as reported	$69,387
Revenue – pro forma	$83,518

Net Income – as reported	$3,512
Net Income – pro forma	$3,977

NOTE 8 – INCOME TAXES

The income tax provision (benefit) consists of the following (In thousands):

	Six	Six
	months	months
	ended	ended
	June 30,	June 30,	Year ended December 31,
	2010	2009	2009	2008	2007

Current:
U.S. Federal	$(869)	$892	$900	$1,480	$2,484
State	(33)	235	98	371	464

Total current provision	(902)	1,127	998	1,851	2,948
Deferred	39	12	(4,783)	433	(713)

Income tax provision (benefit)	$(863)	$1,139	$(3,785)	$2,284	$2,235

The Company’s consolidated effective tax rate in each year differs from statutory levels primarily due to state income taxes and non-deductible expenses.

TECHTEAM GOVERNMENT SOLUTIONS, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 – INCOME TAXES (Continued)

The principal components of deferred income taxes are as follows (In thousands):

	June 30,	June 30,	At December 31,
	2010	2009	2009	2008	2007

Deferred tax assets:
Net operating loss	$0	$117	$20	$117	$827
Accruals and reserves	247	327	249	305	328
Depreciation	78	59	49	41	31
Intangible assets	3310	630	3,632	527	220
Other	326	318	272	322	176

Total	3,961	1,451	4,222	1,312	1,582
Deferred tax liabilities:
Intangible assets	(877)	(3,125)	(1,099)	(2,972)	(2,809)

Net deferred taxes	$3,084	$(1,674)	$3,123	(1,660)	$(1,227)

The Company and its subsidiaries file income tax returns in the U.S. federal and various state jurisdictions. The Company is no longer subject to U.S. federal, state and local income tax examinations by tax authorities for years before 2005.

The Company has not recorded a liability for uncertain tax positions taken, or expected to be taken, in a tax return for any period presented as the liability is recorded on the financial statements of the Parent. A reconciliation of the beginning and ending liability for uncertain tax positions related to the Company and recorded by the Parent is as follows (In thousands):

Uncertain tax positions at January 1, 2007	$26
Additions for tax positions of prior years	4

Uncertain tax positions at December 31, 2007	30
Additions for tax positions of prior years	1

Uncertain tax positions at December 31, 2008	31
Additions for tax positions of prior years	6

Uncertain tax positions at December 31, 2009	37
Additions for tax positions of prior years	1
Settlements	(4)

Uncertain tax positions at June 30, 2010	$34

The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in selling, general and administrative expenses. The Company recognized interest and penalties related to income taxes of approximately $1,000 for the six months ended June 30, 2010, $200 in 2009, $5,300 in 2008 and $7,600 in 2007. The Company has no material accruals for the payment of interest and penalties at June 30, 2010 and December 31, 2009, 2008 and 2007.

TECHTEAM GOVERNMENT SOLUTIONS, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 – BENEFIT PLANS

The Company has a 401(k) defined contribution retirement savings plans that covers substantially all employees. Under the provisions of the plan, the Company may make discretionary employer matching contributions. Matching contributions were made in cash and totaled $253,000 and $363,000 for the six month periods ended June 30, 2010 and June 30, 2009 and $766,000 in 2009, $903,000 in 2008 and $618,000 in 2007. During 2007, the Company merged together the 401(k) plan of Sytel and its plan into one plan.

The Company sponsors a tuition reimbursement program whereby employees may attend approved training, certification and higher education classes and receive reimbursement of a portion or all of their tuition based on the level of success in completing the class. The Company does not reimburse the employee unless successful completion of the class occurs. At December 31, 2009, 2008 and 2007, no amounts were due employees, and therefore, the Company has not accrued any liability related to the reimbursement program at those dates. At December 31, 2009, there was approximately $59,000 of tuition related to classes that were in progress. The Company paid tuition reimbursements to employees totaling approximately $51,000 and $63,000 for the six month periods ended June 30, 2010 and June 30, 2009 and $210,000 in 2009, $216,000 in 2008 and $110,000 in 2007.

NOTE 10 – FAIR VALUE MEASUREMENTS

On January 1, 2009, the Company prospectively adopted a new accounting standard related to measuring the fair value of nonfinancial assets and liabilities on a non-recurring basis. The standard establishes the authoritative definition of fair value, sets out a framework for measuring fair value and expands the required disclosures about fair value measurement. The fair value framework is based on observable and unobservable inputs using the following hierarchy:

Level 1 —	Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 —	Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3 —	Unobservable inputs that reflect the reporting entity’s own assumptions.

The following table summarizes the basis used to measure certain non-financial assets and non-financial liabilities at fair value on a nonrecurring basis in the consolidated balance sheet (In thousands):

	Fair value at December 31, 2009
	Level 1	Level 2	Level 3

Goodwill	N/A	N/A	$33,183
Customer-related assets	N/A	N/A	$1,307

As more fully discussed in Note 3, the Company determined that its goodwill and other intangible assets were impaired and recorded a $20,766,000 impairment charge for goodwill and a $517,000 impairment charge for other intangible assets in 2009. Due to the lack of observable market quotes for the Company’s intangible assets, the Company utilized valuation models that rely exclusively on Level 3 inputs, including those that are based on expected future cash flows. The expected future

TECHTEAM GOVERNMENT SOLUTIONS, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – FAIR VALUE MEASUREMENTS (Continued)

cash flows are based on the respective asset and discounted using rates that reflect an estimated cost of capital. The valuation of intangible assets is subject to uncertainties that are difficult to predict.

NOTE 11 – LEASES

The Company leases its corporate and other offices and certain office equipment under various operating and month-to-month leases. These leases are renewable with various options and terms. Total rental expense was $691,000 and $692,000 for the six month periods ended June 30, 2010 and June 30, 2009 and $1,315,000 in 2009, $1,504,000 in 2008 and $996,000 in 2007. The Company subleased a portion of its facilities to third parties. Sublease income was $47,000 for the six month period ended June 30, 2010 and $21,000 in 2009, and $8,000 in 2007. There was no sublease income recorded for the six months ended June 30, 2009 or during the year ended December 31, 2008.

At June 30, 2010, future minimum lease payments under non-cancelable operating leases that have initial or remaining terms in excess of one year are as follows (In thousands):

2010 (for six months ended December 31, 2010)	$610
2011	860
2012	576
2013	188

Total minimum lease payments	$2,234

NOTE 12 – RELATED PARTY TRANSACTIONS

The Company receives certain infrastructure and administrative services from the Parent and, accordingly, receives an allocation of costs from the Parent’s shared services and other cost pools. The Company recorded shared services expense and other charges from the Parent of $1,899,000 and $1,519,000 for the six month periods ended June 30, 2010 and June 30, 2009 and $2,979,000 in 2009, $2,737,000 in 2008 and $702,000 in 2007.

The Company also receives charges for third-party costs that are paid by the Parent on behalf of the Company. Examples of these third-party costs include health care, insurance and computer software.

All of the above costs are charged by the Parent monthly and any unpaid balance at the end of each period are included in “due to affiliate” in the accompanying consolidated balance sheets.

As more fully discussed in Note 5, the Company has a note payable to its Parent. Interest expense related to the note payable paid to the Parent totaled $328,000 and $587,000 for the six month periods ended June 30, 2010 and June 30, 2009 and $1,046,000 in 2009, $1,575,000 in 2008 and $1,056,000 in 2007.

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. TECHTEAM GLOBAL, INC. 27335 WEST 11 MILE ROAD Electronic Delivery of Future PROXY MATERIALS SOUTHFIELD, MI 48034-2231 If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet 1 Investor Address Line 1 and, when prompted, indicate that you agree to receive or access proxy materials Investor Address Line 2 electronically in future years. Investor Address Line 3 1 1 OF Investor Address Line 4 VOTE BY PHONE — 1-800-690-6903 Investor Address Line 5 Use any touch-tone telephone to transmit your voting instructions up until 11:59 John Sample P.M. Eastern Time the day before the meeting date. Have your proxy card in hand 1234 ANYWHERE STREET 2 when you call and then follow the instructions. ANY CITY, ON A1A 1A1 VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. CONTROL # 000000000000 NAME THE COMPANY NAME INC. — COMMON SHARES 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. — 401 K 123,456,789,012.12345 PAGE 1 OF 2 x TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR DETACH AND RETURN THIS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. 02 0000000000 The Board of Directors unanimously recommends a vote FOR proposal 1. For Against Abstain 1. To adopt and approve (a) that certain Stock Purchase Agreement dated as of June 3,2010, as amended (the “Stock Purchase 0 0 0 Agreement”), by and among Jacobs Engineering Group Inc., Jacobs Technology Inc., and the Company, (b) the consummation of the sale of all of the capital stock of TechTeam Government Solutions, Inc. to Jacobs Technology Inc. pursuant to the terms of the Stock Purchase Agreement, and (c) the consummation of all of the other transactions contemplated by the Stock Purchase Agreement and all other agreements, documents, certificates and instruments required to be delivered pursuant thereto. NOTE: To transact such other business as may properly come before the Special Meeting. Investor Address Line 1 Investor Address Line 2 R2.09.05.010 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 Please sign exactly as your name(s) appear(s) hereon. When signing as 1 John Sample 0000074730 attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must 1234 ANYWHERE STREET sign. If a corporation or partnership, please sign in full corporate or ANY CITY, ON A1A 1A1 partnership name, by authorized officer. JOB # Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement, and Supplement is/ are available at www.proxyvote.com . TECHTEAM GLOBAL, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS SCHEDULED TO BE RECONVENED ON SEPTEMBER 28, 2010 This proxy should be executed and delivered if you (1) have not previously submitted a proxy or (2) previously submitted a proxy but wish to change your proxy with respect to Proposal 1. If you have previously submitted a proxy and do not wish to change your proxy, you do not need to re-submit a proxy. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED STOCKHOLDER. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 . IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY CARD WILL BE VOTED IN ACCORDANCE THEREWITH. With respect to such other business that may properly come before the reconvened Special Meeting, said proxies are authorized to vote in accordance with their best judgment. Discretionary authority is conferred by this Proxy Card as to certain matters described in the accompanying Proxy Statement. The proxies cannot vote your shares unless you vote by telephone or the Internet or unless you sign this Proxy Card on the reverse side and return it. YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE RECONVENED SPECIAL MEETING, PLEASE PROMPTLY VOTE BY INTERNET, TELEPHONE, OR COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. The undersigned hereby appoints Gary J. Cotshott and Margaret M. Loebl, or either of them, as attorneys -in-fact and proxies of the undersigned, with full power of substitution, to act for and to vote all shares of common stock of TechTeam Global, Inc., a Delaware corporation (the “Company”), standing in the name of the undersigned at R2.09.05.010 the reconvened Special Meeting of Stockholders of the Company, scheduled to be held on Tuesday, September 28, 2010 at 10:00 a.m. (local time), at The Langham Hotel, 250 Franklin Street, Boston, Massachusetts, 02110, and any and all adjournments, postponements, continuations or reschedulings thereof, with all the powers the undersigned 2 would possess if personally present at such meeting. The proxies present and acting in person or by their substitutes (or, if only one is present and acting, then that one) may 0000074730 exercise all the powers conferred by this Proxy Card. PLEASE VOTE, SIGN AND DATE ON THE REVERSE SIDE